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Filed pursuant to Rule 424(b)(5)
Registration No. 333-117205

Prospectus Supplement
(To Prospectus Dated August 5, 2004)

4,250,000

Ordinary Shares

Apex Silver Mines Limited

April 6, 2006

We are selling 4,250,000 of our ordinary shares.

Our ordinary shares are listed on the American Stock Exchange under the symbol "SIL." The last reported sales price of our ordinary shares on the American Stock Exchange on April 5, 2006 was $25.21.

Investing in our ordinary shares involves risks. See "Risk Factors" beginning on page S-6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$24.45	$103,912,500

Underwriting discounts and commissions	$0.75	$3,187,500

Proceeds before expenses	$23.70	$100,725,000

        The underwriter expects to deliver the ordinary shares to purchasers on or about April 12, 2006.

BMO Nesbitt Burns

        You should rely on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference, is accurate only as of their respective dates.

Prospectus Supplement

About This Prospectus Supplement
Where You Can Find More Information
Forward-Looking Statements
Summary
Risk Factors
Use of Proceeds
Capitalization
The Company
Price Range of Our Ordinary Shares
Republic of Bolivia
Metals Market Overview
Management
Securities Ownership of Principal Shareholders and Management
Description of Ordinary Shares
Underwriting
Certain U.S. Federal Tax Considerations
Experts
Legal Matters

Prospectus

About This Prospectus	1
Where You Can Find More Information	1
Enforceability of Civil Liabilities Under United States Laws	2
Forward-Looking Statements	2
Summary	4
Risk Factors	8
Ratio of Earnings to Fixed Charges	17
Use of Proceeds	17
Description of Debt Securities	17
Description of Preference Shares	28
Description of Depositary Shares	30
Description of Ordinary Shares	33
Description of Warrants	37
Description of Ordinary Share Purchase Rights	38
Plan of Distribution	39
Legal Matters	41
Experts	41

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the heading "Where You Can Find More Information."

        If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See "Where You Can Find More Information" in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows us to incorporate by reference our publicly filed reports into this prospectus supplement and the related prospectus, which means that information included in those reports is considered part of this prospectus supplement and the related prospectus. Information that we file with the SEC after the date of this prospectus supplement will automatically update and supersede the information contained in this prospectus supplement and the related prospectus. We incorporate by reference the following documents filed with the SEC and any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

  1.
  Our Annual Report on Form 10-K for the year ended December 31, 2005;

  2.
  The description of the ordinary shares and other classes or series of shares contained under the caption "Description of Ordinary Shares" in our registration statement on Form S-1, as amended (File No. 333-34685), and incorporated by reference into our registration statement on Form 8-A under the Securities Exchange Act of 1934 filed with the SEC on November 18, 1997.

        We will furnish without charge to you, on written or oral request, a copy of any or all of the above documents, other than exhibits to such documents which are not specifically incorporated by reference therein. You should direct any requests for documents to Igor Levental, Vice President Investor Relations and Corporate Development, Apex Silver Mines Limited, c/o Apex Silver Mines Corporation 1700 Lincoln St. Suite 3050 Denver, Colorado 80203, telephone (303) 764-9162.

        The information relating to us contained in this prospectus supplement is not comprehensive and should be read together with the information contained in the related prospectus and in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

        This prospectus supplement and the related prospectus are pursuant to a registration statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement and the related prospectus in accordance with SEC rules.

        We file annual, quarterly and current reports and other information with the SEC. You may read and copy the registration statement and any other document that we file at the SEC's public reference room located at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

FORWARD-LOOKING STATEMENTS

        Some information contained in or incorporated by reference into this prospectus supplement may contain forward-looking statements. These statements include comments regarding our San Cristobal project, including development and construction plans, costs, grades, production and recovery rates, infrastructure arrangements, Bolivian political and economic conditions, financing needs, and the timing of construction and commencement of production at San Cristobal, exploration activities and the markets for silver, zinc and lead.

        The use of any of the words "anticipate," "continue," "estimate," "expect," "may," "will," "project," "should," "believe" and similar expressions are intended to identify uncertainties. We believe the expectations reflected in those forward-looking statements are reasonable. We cannot assure you, however, that these expectations will prove to be correct. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and other factors set forth in, or incorporated by reference into, this report:

  •
  worldwide economic and political events affecting the supply of and demand for silver, zinc and lead;

  •
  political and economic instability in Bolivia and other countries in which we conduct business;

  •
  volatility in market prices for silver, zinc and lead;

  •
  financial market conditions;

  •
  uncertainties associated with developing a new mine, including potential cost overruns and the unreliability of production and cost estimates in early stages of mine development;

  •
  variations in ore grade and other characteristics affecting mining, crushing, milling and smelting operations and mineral recoveries;

  •
  geological, technical, permitting, mining and processing problems;

  •
  the availability, terms, conditions and timing of required government permits and approvals;

  •
  uncertainties regarding future changes in applicable law or implementation of existing law, including Bolivian laws related to tax, mining, environmental matters and exploration;

  •
  the availability, terms and timing of arrangements for smelting and variations in smelting operations and capacity;

  •
  the availability of experienced employees; and

  •
  the factors discussed under "Risk Factors."

        Many of those factors are beyond our ability to control or predict. You should not unduly rely on these forward-looking statements. These statements speak only as of the date of this prospectus. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to Apex Silver and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.

SUMMARY

        This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus supplement and accompanying prospectus carefully, including the section entitled "Risk Factors" and our financial statements and the related notes and other information incorporated by reference in this prospectus supplement, before making an investment decision.

Our Company

        Apex Silver Mines Limited, incorporated under the laws of the Cayman Islands in 1996, is engaged in the exploration and development of silver properties in Latin America. We have a large diversified portfolio of privately owned and controlled silver and other mineral exploration properties. We have rights to or control over claims or concessions covering a total of approximately 700,000 acres, divided into approximately 60 property groups, located in or near the traditional silver producing regions of Bolivia, Peru, Argentina and Mexico. None of our properties is in production, and consequently we have no operating income or cash flow.

        Our exploration efforts have produced our first development property, our 100% owned San Cristobal project located in southern Bolivia. Construction of the $600 million San Cristobal project is approximately half completed, and we expect to commence production during the second half of 2007. Based on our life-of-mine development plan completed in November 2004, we expect San Cristobal to produce an annual average of approximately 21 million contained ounces of silver, 438 million contained pounds of zinc and 148 million contained pounds of lead. San Cristobal's proven and probable reserves as of December 31, 2005, based on $6.28 per ounce silver, $0.49 per pound zinc and $0.36 per pound lead, total approximately 231 million tonnes of ore grading 63.1 grams per tonne of silver, 1.59% zinc and 0.58% lead, containing approximately 468 million ounces of silver, 8.08 billion pounds of zinc and 2.95 billion pounds of lead.

        We are managed by a team of seasoned mining professionals with significant experience in the construction, development and operation of large scale, open pit and underground, precious and base metals mining operations, as well as in the identification and exploration of mineral properties.

        As used herein, Apex Silver, we and our refer collectively to Apex Silver Mines Limited, its predecessors, subsidiaries and affiliates or to one or more of them as the context may require.

Business Strategy

        Apex Silver is one of a limited number of silver companies with significant exposure to other metals. Our strategy is to capitalize on the San Cristobal project and our sizeable portfolio of mineral exploration properties in order to achieve long-term profits and growth and to enhance shareholder value. Although our primary focus is on silver, we intend to produce other metals from deposits we may discover or acquire, including zinc, lead and gold. From time to time, we also consider acquisitions of development or producing properties and business combination opportunities.

        The principal elements of our business strategy are to:

  •
  complete the development of the San Cristobal project into a large-scale open-pit mining operation;

  •
  continue to explore and develop those properties which we believe are most likely to contain significant amounts of silver and/or other metals and divest those properties that are not of continuing interest; and

  •
  identify and acquire additional mining and mineral properties that we believe contain significant amounts of silver and/or other metals or have exploration potential.

Summary of Financial Information

        The selected consolidated financial data of Apex Silver for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 and the period from December 22, 1994 (inception) through December 31, 2005, are derived from our audited consolidated financial statements. This table should be read in conjunction with our consolidated financial statements and related notes, which are incorporated by reference into this prospectus supplement.

						For the period from December 22, 1994 Inception through December 31, 2005
	Year ended December 31,
	2005	2004	2003	2002	2001
	(in thousands, except per share amounts)
Statement of Operations:
Operating (expenses)	$(80,400)	$(21,366)	$(6,594)	$(9,524)	$(10,741)	$(199,407)
Other income (expense) net	13,725	2,521	550	870	2,157	30,515

Net loss before minority interest and income taxes	(66,675)	(18,845)	(6,044)	(8,654)	(8,584)	(168,892)
Income taxes	(379)	—	—	—	—	(379)
Minority interest in consolidated loss	16	—	—	—	—	4,575

Net loss	$(67,038)	$(18,845)	$(6,044)	$(8,654)	$(8,584)	$(164,696)

Net loss per ordinary share basic and diluted	$(1.38)	$(0.41)	$(0.17)	$(0.24)	$(0.25)

Weighted average ordinary shares outstanding	48,616	46,528	36,576	35,678	34,634

Cash Flow Data:
Net cash provided by (used in) financing activities	$3,174	$538,870	$3,875	$11,277	$(148)	$747,591
Net cash used in operating activities	(24,338)	(9,218)	(3,199)	(3,692)	(7,175)	(106,877)
Net cash used in investing activities	(1,768)	(518,926)	(4,519)	(5,452)	(12,244)	(635,906)
Balance Sheet Data:
Total assets	$780,511	$693,818	$146,167	$144,055	$135,898
Long term liabilities	$372,645	$339,987	$599	$770	$1,630
Shareholders' equity	$322,327	$346,116	$143,986	$141,731	$132,266

Recent Developments

        On March 31 and April 1, 2006, residents of the town of San Cristobal demonstrated at our San Cristobal project, protesting the actions of certain low level management personnel. We addressed these concerns with the community late on April 1. Construction of the plant and associated facilities continued without interruption. We temporarily interrupted prestripping and certain camp maintenance services. Those activities resumed on April 2.

Certain Tax Considerations

        We believe that we likely were a passive foreign investment company ("PFIC") with respect to 2004 and 2005, and likely will be a PFIC in 2006, as well as potentially with respect to future years. If we are a PFIC, U.S. Holders of ordinary shares will be subject to certain adverse U.S. federal income tax rules. Under the PFIC rules, a U.S. Holder who disposes or is deemed to dispose of ordinary shares at a gain, or who receives or is deemed to receive certain distributions with respect to ordinary shares, generally will be required to treat such gain or distributions as ordinary income and pay an interest charge on the tax imposed with respect thereto. The PFIC rules are extremely complex, and prospective investors are urged to consult their own tax advisers regarding the potential consequences to them of Apex Silver being classified as a PFIC. See "Certain U.S. Federal Tax Considerations."

The Offering

Securities offered	4,250,000 ordinary shares.
Issue price	$24.45 per ordinary share.
Ordinary shares outstanding after this offering	56,280,275 ordinary shares.
Risk factors	An investment in our ordinary shares involves risk. Please refer to "Risk Factors" beginning on page S-6 of this prospectus supplement for factors you should consider.
Use of proceeds
The proceeds of this offering, net of the underwriter's fee and before expenses, are estimated to be approximately $100,725,000, based on an offering price of $24.45 per ordinary share. We plan to use the net proceeds to continue further evaluation, exploration, advancement and expansion of our portfolio of exploration properties and for other general corporate purposes.
Trading symbols and listing	Our ordinary shares are listed on the American Stock Exchange under symbol "SIL."

Corporate Information

        Our principal executive office is located at 1700 Lincoln Street, Suite 3050, Denver, Colorado 80203, and our telephone number is (303) 839-5060. Our internet address is www.apexsilver.com. Information on our website is not incorporated into this prospectus supplement and is not a part of this prospectus supplement.

RISK FACTORS

        An investment in our ordinary shares involves a high degree of risk. Before purchasing any of our ordinary shares, you should consider carefully, in addition to the other information contained in, or incorporated by reference into, this prospectus supplement or the related prospectus, the risks set forth below, and the risks described in "Risk Factors" on page 8 in the related prospectus. The risks we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business. In addition to historical information, the information in this prospectus supplement and the related prospectus contains "forward-looking" statements about our future business and performance. Our actual operating results and financial performance may be very different from what we expect as of the date of this prospectus.

  We have no history of production.

        We have no history of producing silver or other metals. The development of our San Cristobal project requires the construction and operation of mines, processing plants and related infrastructure. As a result, we are subject to all of the risks associated with establishing new mining operations and business enterprises. There can be no assurance that we will successfully establish mining operations or profitably produce silver or other metals at any of our properties.

  We have a history of losses and we expect losses to continue for at least the next two years.

        As an exploration and development company that has no production history, we have incurred losses since our inception, and we expect to continue to incur additional losses until sometime after the startup of production at San Cristobal. As of December 31, 2005, we had an accumulated deficit of $165 million. There can be no assurance that we will achieve or sustain profitability in the future.

  The calculation of our reserves and other mineralization is subject to significant estimates.

        Unless otherwise indicated, reserves and other mineralization figures presented in our filings with the SEC, press releases and other public statements that may be made from time to time are based on estimates of contained silver and other metals made by independent geologists or our own personnel. These estimates are imprecise and depend on geological interpretation and statistical inferences drawn from drilling and sampling which may prove to be unreliable. There can be no assurance that:

  •
  these estimates will be accurate;

  •
  reserves and other mineralization figures will be accurate; or

  •
  reserves or mineralization could be mined and processed profitably.

        Since we have not commenced production on any of our properties, reserves and other mineralization estimates may require adjustments or downward revisions based on actual production experience. Extended declines in market prices for silver, zinc and lead may render portions of our reserves uneconomic and result in reduced reported reserves. Any material reductions in estimates of our reserves and other mineralization, or of our ability to extract these reserves or mineralization, could have a material adverse effect on our results of operations, financial condition and cash flows.

        We have not established the presence of proven or probable reserves at any of our mineral properties other than the San Cristobal project. There can be no assurance that subsequent testing or future feasibility studies will establish additional reserves at our properties. The failure to establish additional reserves could restrict our ability to successfully implement our strategies for long term growth beyond the San Cristobal project.

  The San Cristobal project is subject to risks including delays in completion and we may be unable to achieve anticipated production volume or manage cost increases.

        Completion of the development of the San Cristobal project is subject to various factors, including the availability, terms, conditions and timing of acceptable arrangements for transportation, construction and smelting; and the performance of our engineering and construction contractors, mining contractor, suppliers and consultants. The lack of availability on acceptable terms or the delay in any one or more of the other items listed above could also delay or prevent the development of San Cristobal as currently planned. In addition, labor disputes, including strikes, work stoppages and demonstrations, are common in Bolivia. We have experienced occasional work stoppages and demonstrations at San Cristobal in the past and expect that similar labor disputes may occur in the future from time to time. Further, completion of the development of the San Cristobal project may be compromised in the event of a prolonged decline in price levels for silver and zinc. There can be no assurance:

  •
  when or whether the San Cristobal project will be completed;

  •
  whether the resulting operations will achieve the anticipated production volume; or

  •
  that the construction costs and ongoing operating costs associated with the development of the San Cristobal project will not be higher than anticipated.

        We have never developed or operated a mine or managed a significant mine development project. We cannot assure you that the development of San Cristobal will be completed at the cost and on the schedule predicted, or that silver, zinc and lead grades and recoveries, production rates or anticipated capital or operating costs will be achieved.

        We believe that we have sufficient funds to complete the development of the San Cristobal project. If the actual cost to complete the project is significantly higher than currently expected, there can be no assurance that we will have sufficient funds to cover these costs or that we will be able to obtain alternative sources of financing to cover these costs. Unexpected cost increases, reduced silver and zinc prices or the failure to obtain necessary additional financing on acceptable terms, to complete the development of the San Cristobal project on a timely basis, or to achieve anticipated production capacity, could have a material adverse effect on our future results of operations, financial condition and cash flows.

        The successful development of the San Cristobal project is also subject to the other risk factors described herein.

  We depend on a single mining project.

        We anticipate that the majority, if not all, of any revenues for the next few years and beyond will be derived from the sale of metals mined at the San Cristobal project. Therefore, if we are unable to complete and successfully mine the San Cristobal project, our ability to generate revenue and profits would be materially adversely affected.

  Our success will depend on our ability to manage our growth.

        As we increase our development activity at San Cristobal, we are experiencing significant growth in our operations, which we expect to continue and accelerate over the next year and a half as we complete construction and anticipate the commencement of production in 2007. This growth has created and will continue to create new positions and responsibilities for management personnel and will substantially increase demands on our operating and financial systems. There can be no assurance that we will successfully meet these demands and manage our anticipated growth.

  Our profitability will be affected by changes in the prices of metals.

        Our profitability and long-term viability depend, in large part, on the market price of silver, zinc, lead and other metals. The market prices for these metals are volatile and are affected by numerous factors beyond our control, including:

  •
  global or regional consumption patterns;

  •
  supply of, and demand for, silver, zinc, lead and other metals;

  •
  speculative activities;

  •
  expectations for inflation; and

  •
  political and economic conditions.

        The aggregate effect of these factors on metals prices is impossible for us to predict. Decreases in metals prices in the past have delayed the development of the San Cristobal project and could in the future adversely affect our ability to finance the exploration and development of our other properties, which would have a material adverse effect on our financial condition, results of operations and cash flows. There can be no assurance that metals prices will not decline.

        The following table sets forth for the periods indicated (1) the Comex nearby active silver futures contract's high and low price of silver in U.S. dollars per troy ounce and (2) the London Metals Exchange's high and low settlement prices of zinc and lead in U.S. dollars per pound.

	Silver		Zinc		Lead
	High	Low	High	Low	High	Low
Year
2001	$4.83	$4.03	$0.48	$0.33	$0.24	$0.20
2002	5.13	4.22	0.42	0.33	0.24	0.18
2003	5.99	4.35	0.46	0.34	0.34	0.19
2004	8.29	5.49	0.56	0.42	0.45	0.29
2005	9.01	6.41	0.87	0.54	0.51	0.37
2006*	11.74	8.74	1.26	0.87	0.64	0.49

    *
    Through April 5, 2006

        The closing prices of silver, zinc and lead on April 5, 2006 were $11.72 per troy ounce, $1.26 per pound and $0.53 per pound, respectively.

  We may not be successful in hedging against metals price, currency and interest rate fluctuations; we expect to incur mark-to-market losses on our metals price hedges and could lose money through our hedging programs.

        We have entered into metals trading transactions to hedge against commodity and base metals price risks, using puts, calls and forward sales. The terms of our debt financing for the San Cristobal project require that we utilize various price hedging techniques to hedge a portion of the metals we plan to produce at San Cristobal. If we fail to maintain the minimum level of hedge transactions required by the terms of our debt financing for the San Cristobal project, our ability to draw additional amounts from the lenders may be adversely affected. These derivative positions represent 3.5%, 12.6% and 14.7% of planned life-of-mine payable production of silver, zinc and lead. For the year ended December 31, 2005, we recorded $56.4 million in non-cash mark-to-market losses related to our metals derivative open positions, resulting from recent increases in the spot and forward prices for silver, zinc and lead. During the periods that the metal derivative positions are outstanding, gains and losses may fluctuate substantially from period to period based on spot prices, forward prices and quoted option volatilities.

        We expect to settle these hedges over time after the San Cristobal project is in production. If the completion of the project is delayed or if we are unable for any reason to deliver the quantity of metals required by the terms of the applicable forward sale, we may be required to settle the sales by purchasing silver, zinc or lead at spot prices. Depending on the price of the applicable metal at that time, the financial settlement of the forward sales could have a material adverse effect on our financial condition, results of operations and cash flows.

        We may also enter into transactions to hedge the risk of exposure to currency and interest rate fluctuations related to the development of the San Cristobal project in Bolivia or to exploration or development in other countries in which we incur substantial expenditures.

        Further, there can be no assurance that the use of hedging techniques will ultimately be to our benefit. Hedging instruments that protect against metals market price volatility may prevent us from realizing the benefit from subsequent increases in market prices with respect to covered production, which would cause us to record a mark-to-market loss, decreasing our revenues and profits. In addition, our ability to hedge against zinc and lead price risk in a timely manner may be adversely affected by the smaller volume of transactions in both the zinc and lead markets. Hedging contracts also are subject to the risk that the other party may be unable or unwilling to perform its obligations under these contracts. Any significant nonperformance could have a material adverse effect on our financial condition, results of operations and cash flows.

  The exploration of mineral properties is highly speculative in nature, involves substantial expenditures and is frequently non-productive.

        Our future growth and profitability will depend, in part, on our ability to identify and acquire additional mineral rights, and on the costs and results of our continued exploration and development programs. Competition for attractive mineral exploration properties is intense. Our strategy is to expand our reserves through a broad program of exploration. Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

  •
  establish ore reserves through drilling and metallurgical and other testing techniques;

  •
  determine metal content and metallurgical recovery processes to extract metal from the ore; and

  •
  construct, renovate or expand mining and processing facilities.

        If we discover ore, it usually takes several years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production may change. As a result of these uncertainties, there can be no assurance that we will successfully acquire additional mineral rights, or that our exploration programs will result in new proven and probable reserves in sufficient quantities to justify commercial operations at any of our properties, other than the San Cristobal project.

        We consider from time to time the acquisition of operating or formerly operating mines. Our decisions to acquire these properties are based on a variety of factors including historical operating results, estimates of and assumptions about future reserves, cash and other operating costs, metals prices and projected economic returns, and evaluations of existing or potential liabilities associated with the property and its operation. Our estimates and assumptions may turn out to be erroneous or incorrect. In addition, there is intense competition for attractive properties. Accordingly, there is no assurance that our acquisition efforts will result in profitable mining operations.

  Our profitability depends, in part, on actual economic returns and actual costs of developing mines, which may differ significantly from our estimates and involve unexpected problems and delays.

        None of our mineral properties, including the San Cristobal project, has an operating history upon which we can base estimates of future cash operating costs. Our decision to develop the San Cristobal project is based on feasibility studies. Decisions about the development of other projects in the future may also be based on feasibility studies. Feasibility studies derive estimates of reserves and operating costs and project economic returns. Estimates of economic returns are based, in part, on assumptions about future metals prices. Our profitability will be affected by changes in the price of metals. Feasibility studies derive estimates of average cash operating costs based upon, among other things:

  •
  anticipated tonnage, grades and metallurgical characteristics of ore to be mined and processed;

  •
  anticipated recovery rates of silver and other metals from the ore;

  •
  cash operating costs of comparable facilities and equipment; and

  •
  anticipated climatic conditions.

        Actual cash operating costs, production and economic returns may differ significantly from those anticipated by our studies and estimates.

        There are a number of uncertainties inherent in the development and construction of any new mine, including the San Cristobal project. These uncertainties include:

  •
  the timing and cost, which can be considerable, of the construction of mining and processing facilities;

  •
  the availability and cost of skilled labor, power, water and transportation;

  •
  the availability and cost of appropriate smelting and refining arrangements;

  •
  the need to obtain necessary environmental and other governmental permits, and the timing of those permits; and

  •
  the availability of funds to finance construction and development activities.

        The costs, timing and complexities of mine construction and development are increased by the remote location of many mining properties, like the San Cristobal project. It is common in new mining operations to experience unexpected problems and delays during development, construction and mine start-up. In addition, delays in the commencement of mineral production often occur. Accordingly, there is no assurance that our future development activities will result in profitable mining operations.

  Title to our mineral properties may be challenged.

        Our policy is to seek to confirm the validity of our rights to title to, or contract rights with respect to, each mineral property in which we have a material interest. However, we cannot guarantee that title to our properties will not be challenged. Title insurance generally is not available, and our ability to ensure that we have obtained secure claim to individual mineral properties or mining concessions may be severely constrained. We have not conducted surveys of all of the claims in which we hold direct or indirect interests and, therefore, the precise area and location of these claims may be in doubt. Accordingly, our mineral properties may be subject to prior unregistered agreements, transfers or claims, and title may be affected by, among other things, undetected defects. In addition, we may be unable to operate our properties as permitted or to enforce our rights with respect to our properties.

  We may lose rights to properties if we fail to meet payment requirements or development or production schedules.

        We derive the rights to some of our mineral properties from leaseholds or purchase option agreements which require the payment of rent or other installment fees. In addition, we must make annual mining patent payments to the Bolivian government totaling approximately $400,000 to maintain our concessions at San Cristobal. If we fail to make these payments when they are due, our rights to the property may lapse. There can be no assurance that we will always make payments by the requisite payment dates. Some contracts with respect to our mineral properties require development or production schedules. There can be no assurance that we will be able to meet any or all of the development or production schedules. In addition, our ability to transfer or sell our rights to some of our mineral properties requires governmental approvals or third party consents, which may not be granted.

  We cannot insure against all of the risks associated with mining.

        The business of mining is subject to a number of risks and hazards, including:

  •
  adverse environmental effects;

  •
  industrial accidents;

  •
  labor disputes;

  •
  technical difficulties due to unusual or unexpected geologic formations;

  •
  failures of pit walls; and

  •
  flooding and periodic interruptions due to inclement or hazardous weather conditions.

        These risks can result in, among other things:

  •
  damage to, and destruction of, mineral properties or production facilities;

  •
  personal injury;

  •
  environmental damage;

  •
  delays in mining;

  •
  monetary losses; and

  •
  legal liability.

        Although we maintain, and intend to continue to maintain, insurance with respect to our operations and mineral properties within ranges of coverage consistent with industry practice, there can be no assurance that insurance will be available at economically feasible premiums. Insurance against environmental risks is not generally available. These environmental risks include potential liability for pollution or other disturbances resulting from mining exploration and production. In addition, not all risks associated with developing and producing silver, zinc, lead and other metals are included in coverage and some covered risks may result in liabilities which exceed policy limits. Further, we may elect to not seek coverage for all risks. The occurrence of an event that is not fully covered, or covered at all, by insurance, could have a material adverse effect on our financial condition, results of operations and cash flows.

  We may be subject to fines or other penalties in connection with an alleged violation of the Foreign Corrupt Practices Act.

        We have concluded, based on the results of an internal investigation conducted under the direction of our Audit Committee, that several senior employees of one of our South American subsidiaries were involved in making impermissible payments of approximately $125,000 to government officials in 2003 and 2004 in connection with an inactive, early stage exploration property that is not related to any of our active exploration or development properties. We contacted the Department of Justice ("DOJ") and SEC and reported the results of our internal investigation. We have been informed that the SEC has commenced an investigation with respect to these matters, including possible violations of the

Foreign Corrupt Practices Act ("FCPA"). We are cooperating fully with the SEC investigation, and will cooperate with any investigation by the DOJ. There can be no assurance that governmental investigation of these matters will not conclude that violations of applicable laws have occurred. If we are found to have violated the FCPA or other applicable law, we may be subject to civil or criminal fines. We cannot predict the outcome of any investigations that may take place, including any fines or penalties that may be imposed.

  Our San Cristobal project and our exploration activities are in countries with developing economies and are subject to the risks of political and economic instability associated with these countries.

        We currently conduct exploration activities in countries with developing economies including Bolivia, Mexico and Peru in Latin America. These countries and other emerging markets in which we may conduct operations have from time to time experienced economic or political instability. We may be materially adversely affected by risks associated with conducting operations in countries with developing economies, including:

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  political instability and violence;

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  war and civil disturbance;

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  expropriation or nationalization;

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  changing fiscal regimes;

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  fluctuations in currency exchange rates;

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  high rates of inflation;

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  underdeveloped industrial and economic infrastructure; and

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  unenforceability of contractual rights.

        Bolivia has experienced slow economic growth and political instability in the last several years. In late 2003, there were violent demonstrations in La Paz and elsewhere in Bolivia, protesting, among other things, the proposed export of natural gas to the U.S. through Chile. These demonstrations resulted in the resignation of President Sanchez de Lozada, in October 2003, and his constitutional replacement by President Carlos Mesa. Demonstrations continued in 2004 and early 2005, resulting in the resignation of President Mesa in June, 2005. He was replaced by President Eduardo Rodriguez, who called for early general elections which were held in December 2005.

        On December 18, 2005, Evo Morales, leader of the Movement to Socialism party, was elected president. He took office in January 2006. President Morales has publicly discussed the possibility of nationalizing Bolivia's hydrocarbon industry or renegotiating existing contracts with foreign hydrocarbon companies. He has not yet proposed outright nationalization of the hydrocarbon industry but has begun implementing a May 2005 law regulating hydrocarbon production which will result in, among other things, higher taxes on hydrocarbon producers in Bolivia. To date, there have been no formal proposals to nationalize, impose royalties or increase taxes on the mining industry.

        Although the political disturbances in Bolivia have not caused any material adverse impact on our San Cristobal project, political and economic uncertainties and instability may continue and may not be resolved successfully. The political and economic climate may become more unstable, and political and economic uncertainties may in the future have an adverse impact on the development or operations of San Cristobal.

        Changes in mining or investment policies or shifts in the prevailing political climate in any of the countries in which we conduct exploration and development activities could adversely affect our business. Our operations may be affected in varying degrees by government regulations with respect to, among other things:

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  production restrictions;

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  price controls;

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  export and import controls;

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  income and other taxes;

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  maintenance of claims;

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  environmental legislation;

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  foreign ownership restrictions;

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  foreign exchange and currency controls;

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  labor;

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  welfare benefit policies;

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  land use;

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  land claims of local residents;

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  water use; and

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  mine safety.

        We cannot accurately predict the effect of these factors. In addition, legislation in the United States regulating foreign trade, investment and taxation could have a material adverse effect on our financial condition, results of operations and cash flows.

  Our activities are subject to foreign environmental laws and regulations which may materially adversely affect our future operations.

        We conduct mineral exploration and development activities primarily in South America and Central America, and are most active in Bolivia, where the San Cristobal project is located, and Peru, Argentina and Mexico. With the development of San Cristobal, we also expect to conduct mining operations in Bolivia. These countries have laws and regulations which control the exploration and mining of mineral properties and their effects on the environment, including air and water quality, mine reclamation, waste handling and disposal, the protection of different species of flora and fauna and the preservation of lands. These laws and regulations will require us to acquire permits and other authorizations for certain activities. In many countries, including Bolivia, there is relatively new comprehensive environmental legislation, and the permitting and authorization processes may not be established or predictable. There can be no assurance that we will be able to acquire necessary permits or authorizations on a timely basis, if at all. Delays in acquiring any permit or authorization could increase the development cost of our projects and could delay the commencement of production.

        Environmental legislation in many countries is evolving in a manner which will likely require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. In Bolivia, where there is relatively new environmental legislation, enforcement activities and strategies may be under development, and thus may not be predictable. We cannot predict what environmental legislation or regulations will be enacted or adopted in the future or how future laws and regulations will be administered or interpreted. Compliance with more stringent laws and regulations, as well as potentially more vigorous enforcement policies or regulatory agencies or stricter interpretation of existing laws, may (1) necessitate significant capital outlays, (2) cause us to delay, terminate or otherwise change our intended activities with respect to one or more projects and (3) materially adversely affect our future operations.

        Many of our exploration and development properties are located in historic mining districts where prior owners may have caused environmental damage which may not be known to us or to the regulators. In most cases, we have not sought complete environmental analyses of our mineral properties and have not conducted comprehensive reviews of the environmental laws and regulations in every jurisdiction in which we own or control mineral properties. To the extent we are subject to environmental requirements or liabilities, the cost of compliance with these requirements and satisfaction of these liabilities would reduce our net cash flow and could have a material adverse effect on our financial condition and results of operations. If we are unable to fund fully the cost of remediation of any environmental condition, we may be required to suspend operations or enter into interim compliance measures pending completion of the required remediation.

  We compete against larger and more experienced companies.

        The mining industry is intensely competitive. Many of the largest mining companies are primarily producers of base metals, and may become interested in the types of silver deposits on which we are focused because these deposits typically are polymetallic, containing significant quantities of base metals including zinc, lead and copper. Many of these companies have greater financial resources, operational experience and technical capabilities than we have. We may encounter increasing competition from other mining companies in our efforts to acquire mineral properties and hire experienced mining professionals. Increased competition in our business could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

  Our ability to obtain dividends or other distributions from our subsidiaries may be subject to restrictions imposed by law, foreign currency exchange regulations and our financing arrangements.

        We conduct, and will continue to conduct, all of our operations through subsidiaries. Our ability to obtain dividends or other distributions from our subsidiaries may be subject to restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdictions in which the subsidiaries operate. Further, our debt financing for the San Cristobal project includes requirements that we satisfy certain debt service reserve or operating reserve requirements or meet debt payment obligations prior to payment to us of any dividends by our subsidiaries. Our subsidiaries' ability to pay dividends or make other distributions to us is also subject to their having sufficient funds to do so. If our subsidiaries are unable to pay dividends or make other distributions, our growth may be inhibited unless we are able to obtain additional debt or equity financing on acceptable terms. In the event of a subsidiary's liquidation, we may lose all or a portion of our investment in that subsidiary.

  We may not be able to raise the funds necessary to explore and develop our mineral properties.

        Although we believe that we have raised sufficient amounts to fund the expected cost of developing and constructing the San Cristobal project, we will need additional external financing to fund the exploration and development of our other mineral properties. Sources of external financing may include bank borrowings and future debt and equity offerings. There can be no assurance that such future financing will be available on acceptable terms, or at all. The failure to obtain financing would have a material adverse effect on our growth strategy and our results of operations and financial condition. The mineral properties that we are likely to develop are expected to require significant capital expenditures. There can be no assurance that we will be able to secure the financing necessary to retain our rights to, or to begin or sustain production at, our mineral properties.

  We may be unable to comply with the terms and covenants of the debt financing for our San Cristobal project.

        In December 2005, in order to finance construction and startup costs for the San Cristobal project, we entered into a $225 million project loan facility with several large financial institutions. At March 22, 2006, we had borrowed $40 million pursuant to the facility and expect to draw the remaining amounts as part of our funding for the construction of the project. Our obligations under the facility are secured by substantially all of the assets of certain of our subsidiaries, including our Bolivian subsidiary that holds the San Cristobal project. The terms of the loan facility obligate Apex Silver as well as certain of our subsidiaries, including our Bolivian subsidiary, to meet numerous ongoing conditions and covenants. These covenants include obligations related to the construction and operation of the project as well as certain financial covenants pertaining to Apex Silver and our subsidiaries. We already have been unable to meet certain conditions and covenants and have obtained temporary or permanent waivers from our lenders, and we may be unable to meet one or more conditions and covenants in the future. Failure to meet one or more of these conditions and covenants, or our inability to obtain waivers from our lenders in a timely fashion, could prevent us from future borrowing under the loan facility and could cause the lenders to declare us in default on our existing obligations. If such a default were declared and remained uncured, all borrowed amounts could become due and payable immediately. Since we currently have no operations or source of funds, there can be no assurance that we would be able to repay such amounts. If we are unable to repay the borrowed amounts or otherwise perform our obligations under the loan facility, the lenders may be entitled, in certain circumstances, to enforce their lien and take possession of the secured assets, including the assets that comprise the San Cristobal project.

  We depend on the services of key executives.

        We are dependent on the services of key executives including our chief executive officer and a small number of highly skilled and experienced executives and personnel focused on the development of the San Cristobal project. Due to the relatively small size of Apex Silver, the loss of these persons or our inability to attract and retain additional highly skilled employees required for the development of the San Cristobal project may delay or otherwise adversely affect the development of the San Cristobal project, which could have a material adverse effect on our business or future operations.

  The substantial control of Apex Silver by our directors, officers and 5% shareholders could have a significant effect in delaying, deferring or preventing a change in control of Apex Silver or other events which could be of benefit to our other shareholders.

        As of March 30, 2006, the directors and officers and 5% shareholders of Apex Silver beneficially owned approximately 22.5 million, or 44%, of our outstanding shares, assuming the conversion of currently exercisable options and warrants. This level of ownership by these persons could have a significant effect in delaying, deferring or preventing a change in control of Apex Silver or other events which could be of benefit to our other shareholders.

  Apex Silver and certain lower-tier subsidiaries will likely be treated as passive foreign investment companies for U.S. federal income tax purposes.

        We believe that we likely were a passive foreign investment company ("PFIC") with respect to 2004 and 2005, and likely will be a PFIC in 2006 as well as potentially with respect to future years. If we are a PFIC, U.S. holders of ordinary shares will be subject to certain adverse U.S. federal income tax rules. Under the PFIC rules, a U.S. holder who disposes or is deemed to dispose of ordinary shares at a gain, or who receives or is deemed to receive certain distributions with respect to ordinary shares, generally will be required to treat such gain or distributions as ordinary income and pay an interest charge on the tax imposed with respect thereto. Certain elections may sometimes be used to reduce the adverse impact of the PFIC rules for holders of ordinary shares (so-called "QEF elections" and

"mark-to-market" elections), but these elections may accelerate the recognition of taxable income and may result in the recognition of ordinary income. The PFIC rules are extremely complex, and prospective investors are urged to consult their own tax advisers regarding the potential consequences to them of Apex Silver being classified as a PFIC.

        In addition, special adverse rules apply to U.S. holders of our shares for any year in which we are a PFIC and have a non-U.S. subsidiary that is also a PFIC (a "lower-tier PFIC"). As discussed below, we likely had a lower-tier PFIC for 2004 and 2005 and likely will have a lower-tier PFIC for 2006 and possibly later years. U.S. holders of ordinary shares generally will be deemed to own, and will be subject to the PFIC rules with respect to, their indirect ownership in any lower-tier PFIC. If we are a PFIC and a U.S. holder of ordinary shares does not make a so-called "QEF" election in respect of any lower-tier PFIC, the U.S. holder could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or if the U.S. holder disposes of all or part of its ordinary shares. Moreover, a QEF election that is made for Apex Silver will not apply to a lower-tier subsidiary. While a separate QEF election may be made for a lower-tier PFIC in order to reduce the adverse impact of the PFIC rules for holders of ordinary shares with respect to that lower-tier PFIC, this election may accelerate the recognition of taxable income and may result in the recognition of ordinary income. In addition, any U.S. holder of ordinary shares who has made a mark-to-market election for Apex Silver could be subject to the PFIC rules with respect to income of the lower-tier PFIC, even though the value of the lower-tier PFIC already was subject to tax via mark-to-market adjustments.

        We previously disclosed that, for 2005 and all subsequent taxable years, the potential for our lower-tier subsidiaries to be classified as PFICs with respect to new investors could be substantially eliminated without adverse tax consequences. In connection with the completion of the debt financing for the San Cristobal project, however, we were required at the end of 2005 to contribute certain amounts to the Bolivian subsidiary that holds the principal assets associated with the project. Following the contribution of those amounts, that Bolivian subsidiary is earning significant interest income and consequently, we believe that subsidiary was a PFIC in 2005 and will likely be a PFIC in 2006. As a result, U.S. holders of ordinary shares may be subject to the adverse tax treatment described above.

        As to whether we may have owned lower-tier PFICs in prior years, in certain filings in years before 2006 we stated that we believed that (i) Apex Silver may have been a PFIC but (ii) none of our non-U.S. lower-tier subsidiaries had constituted PFICs. We now believe that certain of our non-U.S. lower-tier subsidiaries, including our Bolivian subsidiary that owns the San Cristobal project, constituted PFICs in certain prior years. As a result, there is a possibility that some shareholders may suffer adverse U.S. federal income tax consequences that arguably might not have been suffered had they been aware of the prior PFIC status of these lower-tier subsidiaries. Such shareholders may, however, be able to make retroactive elections in some cases that would mitigate any such adverse consequences. Moreover, under applicable proposed regulations, the fact that our lower-tier subsidiaries of any consequence may not have had earnings and profits for any taxable year since formation may arguably eliminate any such tax consequences in respect of prior taxable years.

        In the future, holders of our shares may claim that they have suffered adverse tax consequences for which they could have taken remedial action if they had been aware that such subsidiaries constituted PFICs. It is not possible for us to determine the number of shareholders, if any, that might make such a claim or to determine the merits or impact of such claims on us and whether such claims may be material to us.

USE OF PROCEEDS

        We expect that the proceeds from the sale of the ordinary shares offered by this prospectus supplement, net of the underwriter's fee and before expenses of the offering, will be approximately $100,725,000, based on an offering price of $24.45 per ordinary share. We plan to use the net proceeds to continue further evaluation, exploration, advancement and expansion of our portfolio of exploration properties and for other general corporate purposes.

        Pending the application of the net proceeds, we expect to invest the proceeds in short-term investment grade marketable securities or money market obligations.

CAPITALIZATION

        The following table sets forth our consolidated capitalization as of December 31, 2005 (i) on an actual basis, and (ii) as adjusted to give effect to this offering with estimated net proceeds of $100,625,000, after deducting the underwriter's fee of $3,187,500 and estimated expenses of $100,000. The following table should be read in conjunction with the audited consolidated financial statements and accompanying notes for the year ended December 31, 2005, which are incorporated by reference into this prospectus supplement.

	As at December 31, 2005
	Actual	As Adjusted for the Offering
	($ in thousands)
Cash and cash equivalents	$4,808	$105,433

Restricted cash	$135,182	$135,182

Short term investments	$132,000	$132,000

Restricted investments	$67,491	$67,491

Debt
Current debt	$2,270	$2,270
Long term debt	320,021	320,021

Total debt	$322,291	$322,291

Shareholders' equity
Ordinary Shares, $.01 par value, 75,000,000 shares authorized; 50,444,890 issued and outstanding as of December 31, 2005	$504	$547
Contributed surplus	486,519	587,101
Deficit	(164,696)	(164,696)

Total shareholders' equity	$322,327	$422,952

Total capitalization	$644,618	$745,243

THE COMPANY

        Apex Silver Mines Limited, incorporated under the laws of the Cayman Islands in 1996, is engaged in the exploration and development of silver properties in Latin America. We have a large diversified portfolio of privately owned and controlled silver and other mineral exploration properties. We have rights to or control over claims or concessions covering a total of approximately 700,000 acres, divided into approximately 60 property groups, located in or near the traditional silver producing regions of Bolivia, Peru, Argentina and Mexico.

        None of our properties is in production, and consequently we have no operating income or cash flow. Our exploration efforts have produced our first development property, our 100% owned San Cristobal project located in southern Bolivia. San Cristobal's proven and probable reserves as of December 31, 2005, based on $6.28 per ounce silver, $0.49 per pound zinc and $0.36 per pound lead, total approximately 231 million tonnes of ore grading 63.1 grams per tonne of silver, 1.59% zinc and 0.58% lead, containing approximately 468 million ounces of silver, 8.08 billion pounds of zinc and 2.95 billion pounds of lead. Construction of the San Cristobal project is approximately half completed and we expect to commence production during the second half of 2007.

San Cristobal Project

        Our 100%-owned San Cristobal project is located in the San Cristobal mining district of the Potosi Department in southwestern Bolivia, a region that historically has produced a significant portion of the world's silver supply. San Cristobal is located in the Bolivian Altiplano in the Andes mountains, approximately 500 kilometers south of the city of La Paz, which is the seat of government where executive and legislative powers reside. The project is accessible by an improved gravel road from the town of Uyuni, approximately 100 kilometers to the northeast and from the Chilean border town of Ollagüe, approximately 135 kilometers to the west. A railroad begins at the Chilean port of Antofagasta, approximately 460 kilometers southwest of San Cristobal, and continues north to La Paz, passing 50 kilometers to the north of San Cristobal. A spur is being built to connect the mine to the railroad for shipment of concentrates and receipt of imported supplies.

        Silver was discovered in what is now the San Cristobal district in the early seventeenth century, and mining has occurred intermittently in the area ever since. Although no records from the Spanish colonial era mines have survived, and few records exist with respect to production in the district during the nineteenth and twentieth centuries, we estimate that the district has produced millions of ounces of silver.

        Other than sporadic underground mining in the area of the planned San Cristobal pit over the previous 350 years, only one portion of the San Cristobal project, the Toldos deposit, has been mined. The Toldos mine was operated by Empresa Minera Yana Mallcu S.A. as a block-caving underground operation between 1985 and 1988, and as an open-pit mine and silver heap leach between 1989 and 1995. The Toldos mine was shut down in 1995 and at present there is no significant mining or processing plant or equipment on the San Cristobal property remaining from the Toldos mine.

        Beginning in 1993, our founders established certain companies to acquire and develop silver exploration properties throughout the world. Our predecessor companies acquired the concessions comprising the San Cristobal project from Bolivian companies and individuals in a series of transactions from 1994 through 1997. In 1996, our predecessors began exploring the San Cristobal project and discovered a significant silver, zinc and lead deposit with the potential to be developed as a large-scale, open-pit mine. Apex Silver Mines Limited was formed in March 1996 and acquired the San Cristobal project and other exploration properties in a series of transactions in 1996 and 1997. We completed the initial San Cristobal feasibility study, conducted by Kvaerner Metals, Davy Nonferrous Division, in 1997. In December 1997, we completed our initial public offering.

        The San Cristobal property is comprised of certain mining concessions which are part of a large block of concessions covering approximately 500,000 acres which we own or control. This area includes concessions covering approximately 88,000 acres which are held mostly for transportation, power lines and other infrastructure. Under these mining concessions, we have the right to carry out exploration, mining, processing and marketing of all mineral substances located within the concessions, and to use the water found on the concessions. In order to maintain our rights to these concessions, we must make annual mining patent payments to the Bolivian government totaling approximately $400,000. We are not required to pay any royalties in respect of production from the San Cristobal property, although we are required to pay the complementary mining tax imposed by Bolivian tax authorities.

        In July 1999, we completed a detailed feasibility study on San Cristobal. The feasibility study was prepared by Kvaerner, E&C Metals Division, an independent engineering firm. We subsequently selected Aker Kvaerner as the primary contractor at the project and they commenced detailed engineering. In September 2000, we completed a metallurgical update to the feasibility study which noted an improvement in the economics of the San Cristobal project as a result of certain positive metallurgical and operational factors.

        In April 2001, due primarily to weak silver prices, we suspended detailed engineering for San Cristobal and significantly curtailed expenditures on the project. This interruption continued for a period of nearly three years. During this period, we advanced the project primarily by continuing the evaluation and negotiation of infrastructure arrangements, including the selection of a port from which to ship the concentrates to smelters, arrangements for the transportation of concentrates from San Cristobal to the port and the provision of power to San Cristobal.

        In 2004, based on improving silver and zinc prices, we retained Aker Kvaerner to complete an updated estimate of San Cristobal capital and operating costs and an estimated project schedule. They completed this update during the third quarter of 2004 and in November 2004, we entered into an Engineering, Procurement and Construction Management ("EPCM") Agreement with Aker Kvaerner. Under the EPCM Agreement, Aker Kvaerner is responsible for completing detailed engineering, procuring the necessary equipment and managing and overseeing the construction and installation of the facilities at the San Cristobal project.

        The 2004 updated cost estimate prepared by Aker Kvaerner provided the basis for an updated Development Plan. We completed the Development Plan, a detailed plan for the development and construction of the San Cristobal project, in November 2004. The Development Plan contemplates that we will mine the deposit from an open pit mine at the rate of approximately 40,000 tonnes of ore per day and process the ore by conventional flotation methods. Under the assumptions contained in the Development Plan, the mine is expected to have an average life-of-mine strip ratio, or ratio of waste material which must be removed for each tonne of ore recovered, of 1.56:1. We will transport mined ore to the primary crusher by truck and then convey the crushed ore to a mill and flotation plant with a design capacity of 40,000 tonnes per day. The ore will be ground in a semi-autogenous (SAG) and ball mill circuit, and then processed by selective flotation to produce separate zinc-silver and lead-silver concentrates and lesser amounts of bulk lead-silver concentrates. Filtered concentrates will be transported by rail to the port in Mejillones, Chile, and then by ocean vessel to smelters and refineries in Asia, the Americas and Europe. The updated Development Plan projects a 16-year mine life. Our board of directors voted unanimously in December 2004 to approve development of the San Cristobal project.

        Our estimate for the total amount of project funding required for the San Cristobal project from January 1, 2004 through the beginning of production in 2007 is approximately $600 million. This amount includes all estimated costs required to commence production at San Cristobal, including all engineering, procurement and construction costs, as well as estimates for constant-dollar escalation and contingencies. The estimate excludes $22 million to be advanced to the company constructing the power line, $6 million to be advanced to the company constructing the port facilities and $27 million of working capital. Approximately $22 million was advanced to the power line company by issuing Apex Silver ordinary shares during 2005 and the beginning of 2006. We have also paid $2 million of the $6 million to be advanced to the port company and have placed the remaining $4 million in escrow for the benefit of the port company. Advances to the power line and port facility providers are expected to be recouped through credits applied against payments for the contracted services. Including the power line and port advances, we spent approximately $27 million on the project during 2004 and approximately $179 million in 2005. In addition to the amounts above, we expect to incur direct financing costs of approximately $30 million. In years prior to 2004, we spent approximately $98 million in project capital at San Cristobal, which is not included in the $600 million estimate described above.

        San Cristobal is expected to produce an average of approximately 500,000 tonnes of concentrate per year over the life of the mine. Using Development Plan prices of $5.75 per ounce silver, $1,100 per tonne zinc and $660 per tonne lead, San Cristobal is expected to have average annual payable production of approximately 17 million ounces of silver at an average cash operating cost over the 16-year mine life of $1.43 per ounce. This figure includes by-product credits related to the corresponding average annual production of approximately 64,000 tonnes of payable lead. The project is also expected to have average annual payable production of approximately 165,000 tonnes of zinc at an average cash operating cost of approximately $0.41 per pound. The term "average cash operating cost" is a non-GAAP financial measure. The term is used on a per-ounce of payable silver and per-pound of payable zinc basis. Our estimated cash operating costs include estimated mining, milling and other mine related overhead costs. The per-ounce of silver cost also includes off-site costs related to projected silver refining charges. The per-pound of zinc cost also includes charges related to transportation of zinc concentrates and their projected treatment and smelting charges. All cash operating costs exclude taxes, depreciation, amortization and provisions for reclamation. The average cash operating cost per ounce of silver is equal to the pro-rata share of estimated average operating costs for the period reduced by the estimated value of lead by-product credits for the period and divided by the number of "payable ounces". The lead by-product credits are net of charges related to transportation of lead concentrates and their projected treatment and smelting charges. The "payable ounces" are the estimated number of ounces of silver to be produced during the period reduced by the ounces required to cover estimated refining, treatment and transportation charges for the period. Average cash operating cost per pound of zinc is equal to the pro-rata share of estimated average operating costs for the period divided by the number of "payable pounds". The "payable pounds" are the estimated number of pounds of zinc to be produced during the period reduced by the number of pounds required to cover estimated refining, treatment and transportation charges for the period. We have included estimated average cash operating cost information to provide investors with information about the cash generating capabilities of the San Cristobal project. This information will differ from measures of performance determined in accordance with generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance that will be prepared in accordance with GAAP. These measures are not necessarily indicative of operating profit or cash flow from operations to be determined under GAAP and may not be comparable to similarly titled measures of other companies.

        We began construction on the San Cristobal project during the first quarter of 2005 and spent approximately $179 million on equipment procurement, plant construction, infrastructure development, engineering and other costs related to the project during 2005. At the end of 2005, approximately 90% of the engineering on the project had been completed and we expect the remaining engineering to be completed during the first half of 2006. Procurement of major equipment commenced during 2005 and some of the major equipment components, including the SAG and ball mills and flotation cells, have been delivered to the project site. We expect substantially all of the concrete will be poured and most of the major equipment will be installed in 2006. We estimate that the project was approximately 40%

complete at the end of 2005 and anticipate the commencement of production at the project in the second half of 2007.

        Most significant infrastructure items at the project are complete. During 2005, we completed construction of roads connecting the project with the Chilean border and with the town of Uyuni. We also initiated development of a nearby well field in order to provide water for the project. In addition, construction of a large camp facility, designed to accommodate nearly 3,000 people, was begun during 2005 and is now nearly complete.

        In January 2005, we entered into an Open Pit Contract Mining Services Agreement with Washington Group Bolivia S.R.L. under which Washington Group agreed to provide contract mining services for project. These services include construction and maintenance of site access and haul roads, open-pit preproduction stripping, mining of ore and waste, construction and management of waste dumps and ore stockpiles, and various other contract mining services. During 2005, access roads to the orebodies were constructed and prestripping commenced. At December 31, approximately three million tonnes of material had been moved and we expect to remove approximately twenty million tonnes by the end of 2006. We began stockpiling ore at the beginning of 2006 and by the end of the year we expect to have approximately four million tonnes of ore stockpiled for future processing.

        Significant progress was also made in completing a stable power source for the project. We have contracted with a Bolivian company to extend a power line from the town of Punutuma to San Cristobal. Construction on the power line has commenced and we expect that the line will be completed during the third quarter of 2006. Until the power line is completed, power for construction at the San Cristobal project will continue to be obtained from on-site generators.

        Concentrates from the project will be transported via rail to the port in Mejillones, Chile. During 2005, we entered into a long-term agreement for the transportation of the concentrates by rail to the port. We have commenced construction of the 65 kilometer rail spur from the mine site to the main rail line, which we expect will be completed during the first quarter of 2007.

        Concentrates will be unloaded from the rail cars at a facility at the port in Mejillones and then loaded into ships for export. We have contracted with a Chilean company to engineer and construct the storage and loading facilities at the port. Engineering of those facilities is complete, necessary permits are in hand, and we have instructed that company to begin construction. We expect the port facilities to be completed during 2007 prior to commencement of production.

        We have secured all necessary permits for the construction of the San Cristobal project. During 2005, we obtained the final permits for major infrastructure development, including the permit for the construction of the rail spur to the site, the permit from Chile for rail transport of the concentrate and the permit for the construction of the power line from the town of Punutuma. We have obtained all necessary permits in order to begin production at the project.

        The San Cristobal project will produce zinc, silver, and lead contained in three separate sulfide flotation concentrates: zinc concentrate, lead concentrate and a bulk/low-grade lead concentrate. The concentrates will be transported by rail to Mejillones, where the concentrates will be shipped by bulk carriers to smelters around the world. We have signed long-term sales agreements with several smelters in Europe, Australia, and Asia for the purchase of approximately 80% of the planned production of zinc and lead concentrates at San Cristobal. We anticipate selling the remainder of our production on a spot basis.

Geology

        The San Cristobal project occupies the central portion of a depression associated with volcanism of Miocene age. The four-kilometer diameter depression is filled with fine to coarse grained volcaniclastic sedimentary rocks (including shale, conglomerate, sandstone, landslide debris and talus). During the late Miocene Period, after sedimentation had nearly filled the depression, a series of dacite and andesite porphyry sills and domes intruded the volcaniclastic rocks. Disseminated and stockwork silver-lead-zinc mineralization formed locally both within the volcaniclastic sediments and in the intrusions themselves. The disseminated mineralization was not mined in the past except at the nearby Toldos mine. Historic production on the San Cristobal property was from veins.

        The two largest areas of mineralization, the Jayula and Tesorera deposits, initially were drilled separately. Our additional drilling in 1998, which more than doubled proven and probable reserves, merged the Jayula and Tesorera deposits into one large deposit, now called the San Cristobal orebody.

        Mineralization at the Jayula portion of the San Cristobal orebody is dominated by stockwork consisting of iron oxides, clays, galena, barite, sphalerite, pyrite, tetrahedrite and acanthite. The veins of the stockwork are most abundant in the dacite sill, near its contact with the volcaniclastic sedimentary rocks. At the Tesorera portion of the orebody, mineralization is characterized by galena, sphalerite and acanthite, disseminated in the volcaniclastic sedimentary rocks. This mineralization is most prevalent in the coarser grained beds, usually conglomerates and coarse sandstones. To the extent that ore grade mineralization is confined to the sedimentary beds, the mineral zones are both stratiform and strata-bound, forming tabular bodies.

        Oxidation of the mineralized zone at San Cristobal has occurred to depths averaging 40 to 75 meters and affects approximately 4% of the reserves. In this oxide zone, zinc has been almost completely leached out by groundwater; silver values, however, are locally enhanced due to secondary enrichment processes. In the oxide zone, the dominant minerals are iron oxides, galena, clays, native silver and secondary acanthite.

Reserves

        We have completed 621 reverse circulation drill holes, for a total of approximately 146,500 meters, and 96 diamond drill core holes for approximately 24,000 meters, at San Cristobal. The drill holes were generally spaced at intervals of approximately 75 meters. This drilling indicates that the mineralization is present over an area of 1,500 meters by 1,500 meters. The ore deposit defined by this drilling is open at depth and laterally.

        The QA/QC program used at San Cristobal included regular insertion and analysis of blanks and standards to monitor laboratory performance. Blanks are used to check for contamination and standards are used to check for grade-dependent biases. Duplicate samples were routinely submitted to different laboratories for assay, with the results of these check assays analyzed in total and separately by deposit, drill type and grade. We conducted confirmation drilling, both our own twinning of reverse circulation holes with diamond core holes and independent confirmation drilling by an independent firm.

        Proven and probable reserves were recalculated in February 2006 using a $6.73 net smelter return per tonne cutoff value for oxides, a $5.39 net smelter return per tonne cutoff value for sulfides and market price assumptions of $6.28 per ounce silver, $0.49 per pound zinc and $0.36 per pound lead. These prices represent the three year average prices for each of the metals through December 2005 as per guidelines established by the SEC. The following table shows our proven and probable reserves of silver, zinc and lead for sulfide ore and oxide ore at the San Cristobal project. Our reserves were calculated by Mine Reserves Associates, Inc., using a fully designed pit that incorporates design slopes, practical mining shapes and access ramps.

	Proven and Probable Reserves
		Average Grade			Contained Metals(1)
	Tonnes of ore (000s)	Silver Grade (g/tonne)	Zinc Grade (%)	Lead Grade (%)	Silver Ounces (000s)	Zinc Tonnes (000s)	Lead Tonnes (000s)
Sulfide Ore	219,324	59.7	1.66	0.58	420,977	3,641	1,272
Oxide Ore	11,246	129.1	0.10	0.62	46,679	11	70

Total	230,570	63.1	1.59	0.58	467,656	3,652	1,342

(1)
Amounts are shown as contained metals in ore and therefore do not reflect losses in the recovery process. Sulfide ore reserves are expected to have an approximate average recovery of 76.5% for silver, 91.9% for zinc and 85.6% for lead. Oxide ore reserves are expected to have an average recovery of 60.0% for silver and 50.0% for lead. Based on the assumptions contained in the 2005 reserve report prepared by Mine Reserves Associates, Inc., the estimated strip ratio of the mine is 1.54:1.

Exploration

        In addition to San Cristobal, we have a portfolio of properties in Bolivia, Mexico, Peru and Argentina totaling approximately 700,000 acres which contain potential for silver, base metals and gold mineralization or other significant exploration potential. These mineral properties typically consist of:

  •
  concessions which we have acquired or applied for directly;

  •
  concessions which we have leased, typically with an option to purchase; and

  •
  concessions which we have agreed to explore and develop and, if feasible, bring into production, in concert with joint venture partners.

        We generally seek to structure our acquisitions of mineral rights so that individual properties can be optioned for exploration and subsequently acquired at reasonable cost if justified by exploration results. Properties which we determine do not warrant further exploration or development expenditures are divested, typically without further financial obligation to us. Although we believe that our exploration properties may contain significant silver and/or other mineralization, our analysis of most of these properties is at a preliminary stage and some or all of the properties may not advance to a development stage. The activities performed to date at these properties often have involved the analysis of data from previous exploration efforts by others, supplemented by our own exploration programs.

        Our exploration holdings consist primarily of ownership interests, leases, options and joint ventures, all in varying percentages. The distribution of these holdings is summarized in the table below. Acreage amounts shown below represent a 100% interest.

Location and Distribution of Exploration Properties

Country	Number of Exploration Property Groups	Acreage
Mexico	7	92,700
South America
Argentina	11	165,800
Bolivia	14	254,000
Peru	30	184,000

Total	62	696,500

        We have holdings in Mexico in the historic Zacatecas mining district as well as several other silver-gold properties in the States of Guerrero, Durango and Zacatecas. We continue to evaluate projects for acquisition and exploration. Drill testing of some of our more promising prospects, which was contemplated to begin during 2005, was deferred pending acquisition of additional property rights. Drilling is planned for 2006 as property acquisitions and geological evaluations are completed.

        We also have holdings, joint ventures and options in Bolivia, other than the San Cristobal project, and maintain exploration offices in Bolivia, Argentina and Peru that are responsible for project generation and evaluation in each of those countries. Drilling of other prospects may ensue as warranted by ongoing geological evaluations.

PRICE RANGE OF OUR ORDINARY SHARES

        Our ordinary shares are listed on the American Stock Exchange under the symbol "SIL." As of March 30, 2006, 52,030,275 ordinary shares were outstanding, and we had approximately 170 shareholders of record.

        The following table sets forth the high and the low closing sale prices per share on the American Stock Exchange of our ordinary shares for the periods indicated. The closing price of the ordinary shares on April 5, 2006 was $25.21.

	2006*		2005		2004
	High	Low	High	Low	High	Low
Period
1st Quarter	$25.48	$14.61	$19.47	$15.80	$24.22	$19.35
2nd Quarter			15.84	11.54	22.76	15.30
3rd Quarter			17.20	12.61	21.70	16.75
4th Quarter			18.01	14.65	21.64	16.68

    *
    Through April 5, 2006.

        We have never paid any dividends on our ordinary shares and expect for the foreseeable future to retain any earnings from operations for use in expanding and developing our business. Any future decision as to the payment of dividends will be at the discretion of our board of directors and will depend upon our earnings, receipt of dividends from our subsidiaries, financial position, capital requirements, plans for expansion and such other factors as our board of directors deems relevant. Further, our debt financing for the San Cristobal project includes a requirement that we satisfy certain debt service reserve or operating reserve requirements or meet debt payment obligations prior to payment to Apex Silver of any dividends by our subsidiaries.

REPUBLIC OF BOLIVIA

        Bolivia is situated in central South America and is bordered by Peru, Brazil, Paraguay, Argentina and Chile. It has an area of approximately 1.1 million square kilometers and a population of approximately 8.5 million people. Bolivia's official and most widely spoken language is Spanish, but a large sector of the population is either native Aymara or Quechua Indian.

        Bolivia has experienced slow economic growth and political instability in the last three years. In late 2003, there were violent demonstrations in La Paz and elsewhere in Bolivia, protesting, among other things, the proposed export of natural gas to the U.S. through Chile. These demonstrations resulted in the resignation of President Sanchez de Lozada, in October 2003, and his constitutional replacement by President Carlos Mesa. Demonstrations continued in 2004 and early 2005, resulting in the resignation of President Mesa in June, 2005. He was replaced by President Eduardo Rodriguez, who called for early general elections which were held in December 2005.

        On December 18, 2005, Evo Morales, leader of the Movement to Socialism party, was elected president. He took office in January 2006. President Morales has publicly discussed the possibility of nationalizing Bolivia's hydrocarbon industry or renegotiating existing contracts with foreign hydrocarbon companies. He has not yet proposed outright nationalization of the hydrocarbon industry but has begun implementing a May 2005 law regulating hydrocarbon production which will result in, among other things, higher taxes on hydrocarbon producers in Bolivia. To date, there have been no formal proposals to nationalize, impose royalties or increase taxes on the mining industry.

        Although the political disturbances in Bolivia have not caused any adverse impact on our San Cristobal project, political and economic uncertainties and instability may continue and may not be resolved successfully. The political and economic climate may become more unstable, and political and economic uncertainties may in the future have an adverse impact on the development or operations of San Cristobal.

        Bolivian law provides for unrestricted repatriation of capital, freedom to import goods and services and equality under the law between foreign and domestic companies.

        Mining companies in Bolivia are subject to a 25% income tax, with taxable income determined in accordance with Bolivian generally accepted accounting principles. Mining companies are also subject to a complementary mining tax (CMT) which is creditable against the income tax. The amount of the CMT is equal to the value of the concentrate multiplied by a tax rate, which ranges from 1% to 5% for zinc and lead concentrates. The value of the concentrate is approximately equal to the amount of contained metals in the concentrate multiplied by a commodity price that is published by the Bolivian government. Historically, these prices have been approximately equal to market prices.

        In addition, remittances abroad of Bolivian source income, including dividends and interest, is subject to a 12.5% withholding tax. We are also subject to import duties of 5% on capital goods and 10% on other imports. As an exporter, we are eligible for a refund of import duties up to an amount equal to 5% of the net value of our exports. We are also subject to a value-added tax (VAT) of 13%. We are eligible for a refund of VAT paid on imports and raw materials included in the cost of exported goods, but the amount recoverable is limited to 13% of the net value of our exports. For the purpose of determining the cap on refunds for both import duties and VAT, the net value of our exports is equal to the gross value of our exports reduced by certain statutory deductions. As provided by Bolivian law, we are importing certain plant components and equipment on a tax-free basis.

        All mineral deposits in Bolivia are the property of the State. Mining concessions awarded by the State grant the holder, subject to certain payments, the exclusive right to carry out prospecting, exploration, exploitation, concentration, smelting, refining and marketing activities with respect to all mineral substances located within a given concession. Under Bolivian law, local and foreign companies are treated equally in obtaining mineral concessions. With respect to nationalized and other concessions still held by State-owned Comibol, private investors may enter into joint venture, lease or services agreements with Comibol. Holders of mining concessions are obliged to pay an annual mining patent, the fees for which are progressive and are based on the number of years of existence of the concession. Mining concessions are liable to forfeiture when the corresponding annual patent fails to be paid. Concessions established before the enactment of the New Mining Code in 1997 which comprise an area of more than 1,000 mining claims pay the equivalent of $1.00 per claim per year for the first five years of the existence of the concession; thereafter, the patent increases to the equivalent of $2.00 per claim per year. Concessions established under the New Mining Code pay the following: for the first five years of the existence of a concession, the owner is required to pay the equivalent of $25.00 per cuadrícula (equivalent to 25 hectares) per year; thereafter the patent increases to the equivalent of $50.00 per cuadrícula per year. Most of our material Bolivian concessions were established prior to enactment of the New Mining Code.

        Bolivia has a national environmental policy to protect the environment and to promote sustainable development, the preservation of biological diversity and environmental education. Under Bolivia's environmental regulations, environmental impact assessments are required, and concession holders must maintain waterways running through their concessions in their unspoiled state, employ exploration and development techniques that minimize environmental damage and minimize damage to surface rights, to neighboring concessions and to the environment.

        Bolivia has experienced high levels of unemployment and underemployment. Bolivia has a large pool of unskilled and, in the mining sector, semi-skilled labor, but a relative shortage of skilled labor and managerial expertise overall. A large portion of the labor force that is engaged in wage employment is also unionized, although union participation is not mandatory and collective bargaining agreements are very rare, as negotiations are generally carried out between an individual company's union and management.

METALS MARKET OVERVIEW

Silver Market

        Silver has traditionally served as a medium of exchange, much like gold. Silver's strength, malleability, ductility, thermal and electrical conductivity, sensitivity to light and ability to endure extreme changes in temperature combine to make silver a widely used industrial metal. While silver continues to be used as a form of investment and a financial asset, the principal uses of silver are industrial, primarily in electrical and electronic components, photography, jewelry, silverware, batteries, computer chips, electrical contacts, and high technology printing. Silver's anti-bacterial properties also make it valuable for use in medicine and in water purification. Additionally, new uses of silver are being developed in connection with the use of superconductive wire.

        Most silver production is obtained from mining operations in which silver is not the principal or primary product. Approximately 80% of mined silver is produced as a byproduct of mining lead, zinc, gold or copper deposits. The CPM Group, a precious metals and commodities consultant, estimates that total silver supply from mine production, recycling, estimated dishoarding and government stockpile sales has been insufficient to meet industrial demand from 1990 through at least 2004.

        The following table sets forth for the periods indicated the Comex nearby active silver futures contract's high and low price of silver in U.S. dollars per troy ounce. On April 5, 2006 the closing price of silver was $11.72 per troy ounce.

	Silver
Year
	High	Low
2002	$5.13	$4.22
2003	5.99	4.35
2004	8.29	5.49
2005	9.01	6.41
2006 (through April 5, 2006)	11.74	8.74

Zinc and Lead Markets

        Due to the corrosion resisting property of zinc, zinc is used primarily as the coating in galvanized steel. Galvanized steel is widely used in construction of infrastructure, housing and office buildings. In the automotive industry, zinc is used for galvanizing and die-casting, and in the vulcanization of tires. Smaller quantities of various forms of zinc are used in the chemical and pharmaceutical industries, including fertilizers, food supplements and cosmetics, and in specialty electronic applications such as satellite receivers.

        The primary use of lead is in motor vehicle batteries, but it is also used in cable sheathing, shot for ammunition and alloying. Lead in chemical form is used in alloys, glass and plastics. Lead is widely recycled, with secondary production accounting in recent years for approximately half of total supply.

        The following table sets forth for the periods indicated the London Metals Exchange's high and low settlement prices of zinc and lead in U.S. dollars per pound. On April 5, 2006 the closing prices of zinc and lead were $1.26 and $0.53 per pound, respectively.

	Zinc		Lead
Year
	High	Low	High	Low
2002	$0.42	$0.33	$0.24	$0.18
2003	0.46	0.34	0.34	0.19
2004	0.56	0.42	0.45	0.29
2005	0.87	0.54	0.51	0.37
2006 (through April 5, 2006)	1.26	0.87	0.64	0.49

MANAGEMENT

Executive Officers and Certain Personnel

        Apex Silver has four executive officers, a President and Chief Executive Officer, an Executive Vice President and Chief Operating Officer, a Senior Vice President and Chief Financial Officer, and a Vice President and Controller. Set forth below are the executive officers and certain other personnel of Apex Silver.

Name	Age	Position
Jeffrey G. Clevenger	56	President and Chief Executive Officer
Alan R. Edwards	48	Executive Vice President and Chief Operating Officer
Jerry W. Danni	53	Senior Vice President, Corporate Affairs
Marcel F. DeGuire	56	Senior Vice President, Marketing and Projects
Mark A. Lettes	56	Senior Vice President Finance and Chief Financial Officer
Terry L. Owen	57	Senior Vice President, Project Development
Robert B. Blakestad	59	Vice President, Exploration
Igor Levental	50	Vice President, Investor Relations and Corporate Development
Robert P. Vogels	48	Vice President, Controller

        Jeffrey G. Clevenger.    Mr. Clevenger was elected to serve as a director and appointed as our President and Chief Executive Officer in October 2004. Mr. Clevenger worked as an independent consultant from 1999, when Cyprus Amax Minerals Company, his previous employer, was sold, until he joined us in 2004. Mr. Clevenger served as Senior Vice President and Executive Vice President of Cyprus Amax Minerals Company from 1993 to 1998 and 1998 to 1999, respectively, and as President of Cyprus Climax Metals Company and its predecessor, Cyprus Copper Company, a large integrated producer of copper and molybdenum with operations in North and South America, from 1993 to 1999. He was Senior Vice President of Cyprus Copper Company from August 1992 to January 1993. From 1973 to 1992, Mr. Clevenger held various technical, management and executive positions at Phelps Dodge Corporation, including President and General Manager of Phelps Dodge Morenci, Inc. Mr. Clevenger holds a B.S. in Mining Engineering with Honors from the New Mexico Institute of Mining and Technology and is a graduate of the Advanced International Senior Management Program of Harvard University. He is a Member of the American Institute of Mining, Metallurgical and Petroleum Engineers.

        Alan R. Edwards.    Mr. Edwards was appointed to the position of Executive Vice President and Chief Operating Officer in June 2004. From July 2003 until he joined us, Mr. Edwards served first as Vice President, Technical Services and Project Development and then as Vice President Operations of Kinross Gold Corporation. From March 2002 through June 2003, he pursued independent business interests. From April 2000 through February 2002, Mr. Edwards served first as Vice President, Surface Mines, and then as Senior Vice President, Operations of P.T. Freeport Indonesia. Mr. Edwards was Vice President and General Manager and then President and General Manager of the Cyprus Amax Minerals Company subsidiary which owned and operated the Cerro Verde open pit copper mine in Peru from 1998 through 2000, and served from 1996 until 1998 as Vice President and General Manager of the Cyprus subsidiary which owned and operated the Sierrita copper mine in Arizona. Prior to joining Cyprus in 1996, Mr. Edwards spent 13 years in various positions at Phelps Dodge Corporation, including General Manager Operations at Chino Mines Company and Mine Superintendent at Phelps

Dodge Morenci, Inc. He holds a B.S. in Mining Engineering and a MBA from the University of Arizona.

        Jerry W. Danni.    Mr. Danni joined Apex Silver in February 2005 as the Senior Vice President, Environment, Health and Safety and in March 2005 was appointed Senior Vice President/Corporate Affairs. Prior to joining Apex Silver, Mr. Danni served as Senior Vice President, Environment Health and Safety of Kinross Gold Corporation from January 2003 until February 2005 and as Vice President, Environmental Affairs from July 2000 until January 2003. While at Kinross he was instrumental in the design and implementation of integrated environmental, and health and safety (EHS) systems and processes for Kinross operations worldwide, and was also responsible for management of the Reclamation Operations Business Unit. From 1994 to July 2000, Mr. Danni was the Vice President of Environmental Affairs for Cyprus Climax Metals Company. Prior to working for Cyprus, Mr. Danni held senior environmental, and health and safety management positions with Lac Minerals Ltd. and Homestake Mining Company. Mr. Danni holds a B.S. in Chemistry from Western State College, and is a member of the Society of Mining Engineers and a past director of the National Mining Association.

        Marcel F. DeGuire.    Mr. DeGuire serves as Senior Vice President, Marketing and Projects, of Apex Silver. Prior to joining Apex Silver in August 1996, he served as Newmont Mining Corporation's Vice President of Project Development and Country Manager for those jurisdictions which were formerly part of the Soviet Union. He acted as Project Leader for feasibility studies and development and startup of the $225 million Muruntau large-scale open pit heap leach gold project in Uzbekistan. Mr. DeGuire was directly involved in the joint venture negotiations leading up to the project, the subsequent feasibility studies, completion of construction and the commencement of mining operations. Mr. DeGuire was also responsible for various feasibility analyses of Newmont's Yanacocha gold project in Peru. During his almost 20 years with Newmont, Mr. DeGuire worked as resident manager of a uranium mine and became a leading expert in environmental management and mine reclamation, serving as Newmont's Vice President of Environmental Affairs and Research and Development as well as in other senior executive positions. Mr. DeGuire is a member of the American Institute of Mining, Metallurgical and Petroleum Engineers, the Canadian Institute of Metallurgy and the Mining and Metallurgical Society of America and has published various articles on mineral processing and environmental matters. Mr. DeGuire holds a B.S. in metallurgical engineering from Michigan Technological University and an M.S. in metallurgical engineering from the University of Nevada, Reno.

        Mark A. Lettes.    Mr. Lettes has served as Vice President, Finance and Chief Financial Officer of Apex Corporation since June 1998, and was elected as Apex Silver's Chief Financial Officer in 2002. He was promoted to Senior Vice President in May 2004. Prior to joining Apex Corporation, Mr. Lettes served from late 1996 to 1998 as Vice President Trading for Amax Gold Inc. and Director of Treasury for Cyprus Amax Minerals Company, where he was responsible for all Amax Gold hedging activities. A financial professional with over 25 years experience, Mr. Lettes served as Vice President and Chief Financial Officer for Amax Gold from 1994 until 1996 where he was responsible for numerous financings including project financings for the Fort Knox mine in Alaska and the Refugio mine in Chile, parent-subsidiary financing arrangements with Cyprus Amax and a convertible preferred issue. Mr. Lettes started the gold hedging program at Amax Gold and was responsible for all hedging activities of Amax Gold from 1987 through June 1998, when Amax Gold merged with Kinross Gold Corporation. From 1979 through 1986, Mr. Lettes held several positions at AMAX Inc. in which he was responsible for certain planning, economic analysis, business development and acquisition activities. Transactions on which Mr. Lettes worked at AMAX included the acquisition of the remaining 50% of Alumax, AMAX's aluminum subsidiary. Prior to his service at AMAX and Amax Gold, Mr. Lettes held professional positions in the financial departments of United Technologies and Rockwell International from 1974 until 1979. Mr. Lettes holds a B.S. in marketing from the University of Connecticut and an M.B.A. from Ohio State University.

        Terry L. Owen.    In June 2005, Mr. Owen was appointed Senior Vice President, Project Development of Apex Silver. Prior to joining Apex Silver, Mr. Owen was an independent consultant from December 2003 through May 2005. From February 2001 through September 2003, he served as Vice President Capital Projects for INCO Limited. Prior to that he was employed by Cyprus Amax Minerals Company from 1995 to 2000, in various positions, including Vice President Project Development. He also held various positions with Freeport McMoran Inc. from 1980 to 1995, beginning as Assistant General Superintendent of one of Freeport's mines and rising to the position of Vice President and Assistant General Manager. Mr. Owen holds a B.Sc. in Mining Engineering from the University of Idaho and is a graduate of the Advanced Senior Management Program of Harvard University.

        Robert B. Blakestad.    In November 2004, Mr. Blakestad was appointed as Vice President, Exploration of Apex Silver. Prior to joining Apex Silver, Mr. Blakestad served as Chief Executive Officer of International Taurus Resources from May 1998 until November 2004. He was Vice President—Exploration for Amax Gold from 1996 to 1998 and Exploration Manager for Cyprus Amax Minerals Company from 1990 until 1996. He held various positions at Homestake Mining Company from 1979 until 1990, beginning as a Senior Geologist and rising to the position of Manager, U.S. Reconnaissance. Mr. Blakestad holds a B.S. in Mining Engineering from the New Mexico Institute of Mining and Technology and an M.S. in Geology from the University of Colorado. He is a member of the American Institute of Mining, Metallurgical and Petroleum Engineers and of the Society of Economic Geologists. He holds professional certifications from the State of Washington and the Province of Nova Scotia.

        Igor Levental.    Mr. Levental has served as the Vice President, Investor Relations and Corporate Development of Apex Corporation since January 2003 and was named Vice President, Investor Relations and Corporate Development of Apex Silver in September 2005. From September 2002 until joining Apex Corporation, Mr. Levental was an independent consultant. Mr. Levental served as Director of Corporate Communications for Dicon Fiberoptics, Inc. from March 2002 through September 2002, where he was responsible for marketing and promoting Dicon in advance of Dicon's initial public offering. From 1999 to 2002, Mr. Levental served as Homestake Mining Company's Vice President of Investor Relations where he was responsible for the design and implementation of Homestake's investor relations strategy. Mr. Levental served as Manager, Corporate Development for Homestake from 1994 to 1999. As a member of Homestake's Corporate Development team, Mr. Levental assisted in various corporate development transactions totaling over $1 billion. From 1992 to 1994, Mr. Levental was a Senior Consultant for Homestake. From 1989 to 1992, Mr. Levental served as Vice President, Investments and Investor Relations at International Corona Corporation, which was acquired by Homestake in 1992. In total, Mr. Levental has 23 years of experience in investor relations and corporate development. Mr. Levental earned a B.S. in chemical engineering and an M.B.A. from the University of Alberta, Canada. He is a registered professional engineer in the province of Ontario and is a member of the National Investor Relations Institute.

        Robert P. Vogels.    Mr. Vogels has served as controller of Apex Silver since January 2005 and was named Vice President in January 2006. Prior to joining Apex Silver, Mr. Vogels served as corporate controller for Meridian Gold Company from January 2004 until December 2004. He served as the controller of INCO Limited's Goro project in New Caledonia from October 2002 to January 2004. Prior to joining INCO, Mr. Vogels worked for Cyprus Minerals Company, which was acquired in 1999 by Phelps Dodge Corp., from 1985 through October 2002. During that time, he served in several capacities, including as the controller for its El Abra copper mine in Chile from 1997 until March 2002. Mr. Vogels began his career in public accounting where he earned his CPA certification. He holds a B.Sc. in accounting and an MBA degree from Colorado State University.

Directors

Jeffrey G. Clevenger, age 56, director since October 2004.

        For biographical information regarding Mr. Clevenger, see "—Executive Officers and Certain Personnel."

Harry M. Conger, age 75, director since April 1997.

        Mr. Conger's term will expire in 2007. A leading figure in the international mining community, Mr. Conger has over 40 years of industry experience, rising from shift boss to Chairman and Chief Executive Officer of Homestake Mining Company, a New York Stock Exchange listed company. He served as the Chief Executive Officer of Homestake from 1978 until 1996 and also held the position of Chairman from 1982 until 1998. Over the course of his career, Mr. Conger has been involved in gold, silver, lead, zinc, uranium, sulfur, coal, iron ore and copper mining. He has been extensively involved in numerous major project developments, with both on-site and broader supervisory responsibility, including the $170 million expansion of an iron ore mine to 25 million tons of material mined per year, the $165 million greenfield development of a large 20 million tonne surface coal mine, and the $165 million development of a new gold mine with new technology. Mr. Conger is a former Chairman of the American Mining Congress and the World Gold Council and is a member of the National Academy of Engineering. He currently serves on the board of directors of ASA Bermuda Limited, a closed-end portfolio of gold stocks listed on the New York Stock Exchange. Mr. Conger retired in 2001 from the board of directors of Pacific Gas and Electric Company, a San Francisco based utility company.

Ove Hoegh, age 69, director since April 1997.

        Mr. Hoegh's term will expire in 2008. A member of the board of directors from July 1966 until July 1997 of Leif Hoegh & Co. ASA, a family owned shipping business with more than $1 billion in assets, Mr. Hoegh has more than 30 years of experience in the international shipping industry. From 1970 to 1982, he served as Chief Operating Officer and Chief Executive Officer of Leif Hoegh & Co. ASA. Since 1982, he has served as the senior partner of Hoegh Invest A/S, a family investment company with a diversified portfolio of technology, oil and gas and real estate holdings. In addition, Mr. Hoegh served for eight years as a member of the board of directors and executive committee of Brown Boveri (Norway), and also has served on the shareholders' councils of Esso Norway, Den Norske Creditbank, and Det Norske Veritas. He also serves as a director of Egypt Growth Investment Company, Ltd. Mr. Hoegh is a former member of the board of the Energy Policy Foundation of Norway, a former member of the steering committee of the International Maritime Industry Forum, and a former Vice Chairman of the executive committee of the Independent Tanker Owners' Association. He served for five years as a member of the Harvard Business School Visiting Committee. Mr. Hoegh is a graduate of the Royal Norwegian Naval Academy and holds a M.B.A. from Harvard University.

Keith R. Hulley, age 66, director since April 1997.

        Mr. Hulley's term will expire in 2008. On December 31, 2005, Mr. Hulley retired from Apex Silver as our Executive Chairman, a position he held since September 2004. He now serves as a non-executive director and Chairman of the board of directors. He served as our Chief Executive Officer from October 2002 until October 2004. A mining engineer with more than 40 years' experience, Mr. Hulley has served as President of Apex Corporation since 1998 and as an executive officer, including Chief Operating Officer, of Apex Corporation since its formation in October 1996. From early 1991 until he joined us, Mr. Hulley served as a member of the board of directors and the Director of Operations at Western Mining Holdings Limited Corporation, a publicly traded international nickel, gold and copper producer. At Western Mining, Mr. Hulley's responsibilities included supervising on a global basis strategic planning, mine production, concentrating, smelting, refining and sales. During this period, Western Mining produced on an annual basis approximately 90,000 tonnes of nickel, 700,000 ounces of gold, 80,000 tonnes of refined copper and 1,500 tonnes of uranium oxide. Mr. Hulley also supervised the development and operation of Western Mining's Mount Keith open-pit nickel mine, a A$450 million mining project. Prior to joining Western Mining, Mr. Hulley was the President and Chief Executive Officer of USMX Inc., a publicly traded precious metals exploration company. Mr. Hulley has also served as the President of the minerals division and Senior Vice President for Operations of Atlas Corporation, where he was in charge of mining exploration, development and production. Previously he was Vice President of Mining and Development of the U.S. division of BP Minerals, Inc. Over the course of his career, Mr. Hulley has worked as a miner and shift supervisor in the gold mines of South Africa, as Mine Operation Superintendent of Kennecott Corporation's Bingham Canyon mine which processed 100,000 tonnes of ore per day, and as project manager of the early phase of the Ok Tedi exploration and development projects in Papua New Guinea. Mr. Hulley serves as a director for Gabriel Resources, Ltd., a Canadian company listed on the Toronto Stock Exchange. A member of the American Institute of Mining and Metallurgical Engineers, Mr. Hulley holds a B.S. in mining engineering from the University of Witwatersrand and an M.S. in mineral economics from Stanford University.

Kevin R. Morano, age 52, director since February 2000.

        Mr. Morano's term will expire in 2006. Since August 2004, Mr. Morano has served as Senior Vice President for Marketing and Business Development of Lumenis Ltd. From March 2002 to August 2004, Mr. Morano served as Chief Financial Officer of Lumenis Ltd. He was Executive Vice President and Chief Financial Officer of Exide Technologies from May 2000 until October 2001. Mr. Morano served as President and Chief Operating Officer of ASARCO, Incorporated from April 1999 until its acquisition by Grupo de Mexico in December 1999. From January 1998 through April 1999, he served as Executive Vice President and Chief Financial Officer of ASARCO. In this capacity he was responsible for all financial functions of ASARCO and for the operations of its specialty chemical and aggregate businesses. From 1993 to January 1998, Mr. Morano served as Vice President and Chief Financial Officer of ASARCO. During this period, he was responsible for all financial functions of the company, including completing an $800 million financing program and initial public offering of ASARCO's Peruvian copper mining subsidiary. Mr. Morano held various positions at ASARCO from 1978 through 1992, including General Manager of the Ray complex, ASARCO's largest copper operation in Arizona, Treasurer and Director of Financial Planning. He was employed by Coopers & Lybrand from 1974 to 1978. Mr. Morano is also a director of Bear Creek Mining Corp. Mr. Morano is a certified public accountant and holds a B.A. in business administration from Drexel University and an M.B.A. from Rider University.

Terry M. Palmer, age 61, director since September 2004.

        Mr. Palmer's term will expire in 2006. Mr. Palmer was appointed as a director on September 30, 2004, to fill the vacancy left by the resignation on that date of David S. Hanna. Mr. Palmer spent 36 years at Ernst & Young LLP where he was a partner from 1979 until his retirement in October 2002. Since January 2003, he has been employed with the accounting firm of Marrs, Sevier & Company LLC. Mr. Palmer is a director of Energy West, Incorporated. Mr. Palmer is a Certified Public Account and holds a B.S. in Business Administration from Drake University and an MBA from the University of Denver.

Charles B. Smith, age 67, director since March 2000.

        Mr. Smith's term will expire in 2007. Mr. Smith is a mining executive with more than 35 years experience. He served as both a director and President of Manhattan Minerals Corp. from April to September 2002. Mr. Smith served as President and Chief Executive Officer of Southern Peru Copper Company, the world's seventh largest copper producer located in southern Peru, from March to December 1999. Mr. Smith left Southern Peru Copper following the acquisition of ASARCO, Incorporated, its principal shareholder, by Grupo Mexico, and was an independent consultant from April 2000 until April 2002. Mr. Smith served as Executive Vice President and Chief Operating Officer of Southern Peru Copper from March 1996 to March 1999, and as Vice President, Operations from November 1992 to March 1996. From 1974 to 1992, Mr. Smith served in various executive positions at Atlantic Richfield Company, including Vice President of U.S. Operations and Marketing of ARCO Coal Company and Vice President of Engineering and Research of Anaconda Minerals Company. Mr. Smith's other positions at Atlantic Richfield included Vice President of General Properties and various positions at Thunder Basin Coal Company, including mine manager and President. Previously, he served as Chief Engineer and General Mine Superintendent at Kaiser Steel Corporation's Eagle Mountain Mine in California and as Mine Supervisor at Inspiration Consolidated Copper's copper mine in Globe, Arizona. Mr. Smith holds a B.S. in mining engineering from the University of Arizona.

Paul Soros, age 79, director since March 1996.

        Mr. Soros' term will expire in 2008. Principally involved in private investment activities during the past five years, Mr. Soros is a director of VDM, Inc., which is a shareholder of the Company. Mr. Soros is a member of the Investment Advisory Committee of Quantum Industrial, which is a shareholder of the Company. Mr. Soros is the founder and former president of Soros Associates, an international engineering firm specializing in port development and offshore terminal and material handling projects for the mining industry and other basic industries. Soros Associates was involved in projects in more than 80 countries, acting on behalf of consortia including USX Corporation, The Broken Hill Proprietary Company Limited, Alcan Aluminum Limited and Aluminum Company of America, and was involved in projects in a majority of the largest mineral ports in the world. Mr. Soros has served on the Review Panel of the President's Office of Science and Technology and the U.S.-Japan Natural Resources Commission. He received the Outstanding Engineering Achievement Award of the National Society of Professional Engineers in 1989. Mr. Soros holds a Masters degree in mechanical engineering from the Polytechnic Institute of Brooklyn and is a licensed professional engineer in New York and numerous other states. In addition, he holds several patents in material handling and offshore technology, and is the author of over 100 technical articles.

        Our board of directors is divided into three classes serving staggered terms. One-third of the directors are elected at each annual meeting of stockholders for a term of three years to hold office until their successors are elected and qualified. The terms of office of Jeffrey G. Clevenger, Kevin R. Morano, and Terry M. Palmer expire in 2006; the terms of office of Charles B. Smith and Harry M. Conger expire in 2007 and the terms of office of Ove Hoegh, Keith R. Hulley and Paul Soros expire in 2008.

SECURITIES OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table includes information as of March 30, 2006, except as otherwise indicated, concerning the beneficial ownership of the ordinary shares by:

  •
  each person known by us to beneficially hold five percent or more of our outstanding ordinary shares,

  •
  each of our directors,

  •
  each of our executive officers, and

  •
  all of our executive officers and directors as a group.

        Except as otherwise noted, we believe that all of the persons and groups shown below have sole voting and investment power with respect to the ordinary shares indicated. As of March 30, 2006, 52,030,275 of our ordinary shares were issued and outstanding.

	Beneficial Ownership
Directors, Executive Officers and 5% Shareholders of our Company(1)
	Number	Percentage
FMR Corp.(2)	7,555,681	14.50%
Moore Macro Fund/Moore Emerging Markets Fund(3)	5,734,266	11.02%
Wells Fargo & Co.(4)	4,325,093	8.31%
Eike F. Batista(5)	3,784,400	7.27%
Jeffrey G. Clevenger(6)	96,800	*
Harry M. Conger(7)	64,661	*
Ove Hoegh(7)	65,786	*
Keith R. Hulley(6)(7)	238,229	*
Kevin R. Morano(7)	53,389	*
Terry M. Palmer(7)	12,434	*
Charles B. Smith(7)	47,145	*
Paul Soros(7)(8)	405,475	*
Alan R. Edwards(6)	60,467	*
Mark A. Lettes(6)(7)	80,350	*
Robert P. Vogels(6)(7)	6,050	*
Directors and executive officers as a group (11 persons)(9)	1,130,786	2.15%

*
The percentage of ordinary shares beneficially owned is less than 1%.

(1)
The address of these persons, unless otherwise noted, is c/o Apex Silver Mines Corporation, 1700 Lincoln Street, Suite 3050, Denver, CO 80203.

(2)
The information is based on the 13G filed by FMR Corp. on February 14, 2006. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 6,502,381 of our shares, including 69,881 ordinary shares which may be issued upon conversion of $2,000,000 principal amount of our 2.875% Convertible Senior Subordinated Notes due 2024. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 870,700 of our shares. Fidelity International Limited provides investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors, and is the beneficial owner of 182,600 ordinary shares.

(3)
The information is based on the 13D filed by Moore Macro Fund, L.P. on August 25, 2003. The address of Moore Macro Fund, L.P. and Moore Emerging Markets Fund Ltd. is c/o Moore Capital

  Management, LLC, 1251 Avenue of the Americas, 53rd Floor, New York, New York 10020. Moore Capital Management, LLC, a New York limited liability company, serves as the discretionary investment manager of Moore Macro Fund, L.P., a Bahamian limited partnership, and, in such capacity, may be deemed the beneficial owner of the portfolio assets held for the account of Moore Macro Fund, L.P. Moore Capital Advisors, L.L.C., a Delaware limited liability company, and Moore Advisors, Ltd., a Bahamian corporation, serve as the co-general partners of Moore Macro Fund, L.P. Moore Capital Management, LLC also serves as the discretionary investment manager to Moore Emerging Markets Fund Ltd., a Bahamian corporation. Mr. Louis M. Bacon serves as Chairman and Chief Executive Officer, director and majority interest holder of Moore Capital Advisors, LLC and Moore Advisors, Ltd. As a result, Mr. Bacon may be deemed to be the indirect beneficial owner of the aggregate 5,734,266 of our shares held for the accounts of Moore Macro Fund, L.P. and Moore Emerging Markets Fund Ltd.

(4)
The information is based on the Schedule 13G filed by Wells Fargo & Company on February 15, 2006. Wells Fargo's address is 420 Montgomery Street, San Francisco, California 94104. Wells Capital Management and Wells Fargo Funds Management's address is 525 Market Street, 10th Floor, San Francisco, California 94105. Wells Fargo is a parent holding company, and Wells Capital Management and Wells Fargo Funds Management are registered investment advisors. Of the shares shown, Wells Fargo has sole voting power over 4,288,275 shares and sole dispositive power over 4,325,093 shares. Of the shares shown, Wells Capital has sole voting power over 781,144 shares and sole dispositive power over 4,210,927 shares. Of the shares shown, Wells Fargo Funds Management has sole voting power over 3,507,131 shares and sole dispositive power over 114,166 shares.

(5)
The information is based on the 13G filed by Eike F. Batista on March 3, 2006. The address of the principal business office of Eike Batista is Praia do Flamendo, 154—10th Floor, Flamengo, 22210-030 Rio de Janeiro, RJ, Brazil. Centennial Asset Ltd., a company organized under the laws of the British Virgins Islands, directly owns the 3,784,400 ordinary shares. Centennial is a wholly-owned direct subsidiary of WRM2 LLC, a limited liability company organized under the laws of the State of Delaware. The sole member of WRM2 is WRM1 LLC, a limited liability company organized under the laws of the State of Delaware. Eike F. Batista is the sole member of WRM1.

(6)
Amounts shown include restricted ordinary shares issued pursuant to our 2004 Equity Incentive Plan or our previous Employees' Share Option Plan: 40,000 shares for Mr. Clevenger; 31,804 shares for Mr. Hulley; 34,800 shares for Mr. Edwards; 2,300 shares for Mr. Vogels; and 7,800 shares for Mr. Lettes.

(7)
Amounts shown include ordinary shares subject to options exercisable within 60 days: 56,800 ordinary shares for Mr. Clevenger; 62,661 ordinary shares for Mr. Conger; 65,786 ordinary shares for Mr. Hoegh; 206,425 ordinary shares for Mr. Hulley; 50,389 ordinary shares for Mr. Morano; 12,434 shares for Mr. Palmer; 47,145 ordinary shares for Mr. Smith; 65,786 ordinary shares for Mr. Soros; 25,667 ordinary shares for Mr. Edwards; 72,550 ordinary shares for Mr. Lettes; and 3,750 ordinary shares for Mr. Vogels.

(8)
Mr. Soros is the registered owner of 239,119 ordinary shares. Mr. Soros owns 100 percent of VDM, Inc., which is the registered owner of 100,570 ordinary shares.

(9)
Includes options to purchase 669,393 shares exercisable within 60 days.

DESCRIPTION OF ORDINARY SHARES

        The following summarizes certain provisions of our Memorandum of Association (the "Memorandum") and the Articles of Association, as amended (the "Articles"). Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Memorandum and the Articles, including the definitions thereof to certain terms. Copies of the Memorandum and Articles will be provided upon request.

General

        The authorized share capital of the company consists of 175,000,000 ordinary shares, par value $0.01 per share, of which 52,030,275 shares were outstanding as of March 30, 2006 and 25,000,000 preference shares, par value $0.01 per share, of which none are outstanding.

Shares

        There are no provisions of Cayman Islands law or Apex Silver's Articles of Association which impose any limitation on the rights of shareholders to hold or vote ordinary shares by reason of their not being resident of the Cayman Islands.

  Dividend Rights

        Holders of ordinary shares are entitled to receive dividends ratably when and as declared by the board of directors out of funds legally available therefor.

  Liquidation

        In the event of any dissolution, liquidation or winding up of Apex Silver, whether voluntary or involuntary, after there shall have been paid or set aside for payment to the holders of any outstanding shares ranking senior to the shares as to distribution on liquidation, distribution or winding up, the full amount to which they shall be entitled, the holders of the then outstanding ordinary shares shall be entitled to receive, pro rata according to the number of ordinary shares registered in the names of such shareholders, any of our remaining assets available for distribution to our shareholders; provided, if, at such time, the holder of ordinary shares has any outstanding debts, liabilities or engagements to or with us (whether presently payable or not, either alone or jointly with any other person, whether a shareholder or not (including, without limitation, any liability associated with the unpaid purchase price of such ordinary shares)), the liquidator appointed to oversee our liquidation shall deduct from the amount payable in respect of such ordinary shares the aggregate amount of such debts, liabilities and engagements and apply such amount to any of such holder's debts, liabilities or engagements to or with us (whether presently payable or not). The liquidator may distribute, in kind, to the holders of the ordinary shares remaining assets or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity and receive payment therefor in cash, shares or obligations of such other corporation, trust or entity or any combination thereof, and may sell all or any part of the consideration so received, and may distribute the consideration received or any balance or proceeds thereof to holders of the ordinary shares.

  Voting Rights

        The Articles provide that the quorum required for a general meeting of the shareholders is not less than one shareholder present in person or by proxy holding more than 50 percent of the issued and outstanding shares entitled to vote at such meeting. Subject to applicable law and any provision of the Articles requiring a greater majority, we may from time to time by special resolution alter or amend the Memorandum or Articles; voluntarily liquidate, dissolve or wind-up our affairs; reduce our share capital or any capital, redemption or reserve funds, or any share premium account; or change our name or alter our objects.

        Each shareholder is entitled to one vote per share on all matters submitted to a vote of shareholders at any such meeting. All matters, including the election of directors, voted upon at any duly held shareholders' meeting shall be carried by ordinary resolution, except (i) approval of a merger, consolidation or amalgamation which requires (in addition to any regulatory or court approvals) the approval of at least seventy-five percent of the outstanding voting shares, voting together as a single class; (ii) any matter that must be approved by special resolution, including any amendment of the Memorandum and Articles; and (iii) as otherwise provided in the Articles. A special resolution requires the approval of at least two-thirds of the votes cast by holders of the outstanding voting shares voting together as a single class represented in person or by proxy at a duly convened meeting. An ordinary resolution requires the approval of a simple majority of votes cast at a meeting of shareholders represented in person or by proxy.

        The Articles provide that, except as otherwise required by law and subject to the rights of the holders of any class or series of shares we have issued having a preference over the ordinary shares as to dividends or upon liquidation to elect directors in specified circumstances, extraordinary general meetings of the shareholders may be called only by (i) the directors or (ii) at the request in writing of shareholders owning at least 20 percent of the outstanding shares generally entitled to vote.

        The ordinary shares have noncumulative voting rights, which means that the holders of a majority of the ordinary shares may elect all of our directors and, in such event, the holders of the remaining ordinary shares will not be able to elect any directors. Our board of directors is presently divided into three classes, of three directors each. At present, each class is elected for a term of three years, with the result that shareholders will not vote for the election of a majority of directors in any single year. Pursuant to the Articles, directors may be removed by the shareholders only with the vote of 80 percent of the outstanding shares generally entitled to vote. The classified board provision and the removal of directors by shareholder provision can only be amended with the vote of 80 percent of the outstanding shares generally entitled to vote.

        This classified board provision could prevent a party who acquires control of a majority of the outstanding voting power from obtaining control of the board of directors until the second annual shareholders meeting following the date the acquirer obtains the controlling share interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could thus increase the likelihood that incumbent directors will retain their positions.

  Preemptive Rights

        No holder of our outstanding shares shall, by reason of such holding, have any preemptive rights to subscribe to any additional issue of shares of any class or series nor to any security convertible into such shares.

  Transfer of Shares

        The Articles also provide that the board of directors may suspend the registration of transfers of ordinary shares for such periods as the board of directors may determine, but shall not suspend the registration of transfers for more than 40 days.

Other Class or Series of Shares

        The Articles authorize the directors to create and issue one or more classes or series of shares and determine the rights and preferences of each such class or series, to the extent permitted by the Articles and applicable law. There are no other classes or series of shares outstanding.

Transfer Agent

        Our registrar and transfer agent for all ordinary shares is American Stock Transfer & Trust Company.

Differences in Corporate Law

        The Companies Law (2004 Revision) (the "Companies Law") of the Cayman Islands is modeled after that of England, and differs in certain respects from such laws generally applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Law (including such modifications thereto adopted pursuant to the Articles) applicable to us which differ from provisions generally applicable to United States corporations and their shareholders. These statements are a brief summary of certain significant provisions of the Companies Law and, as such, do not deal with all aspects of every law that may be relevant to corporations and their shareholders.

  Interested Directors

        Our Articles provide that any transaction we enter into in which a director has an interest is not voidable by us nor can such director be liable to us for any profit realized pursuant to such transaction. A director having an interest in a transaction is entitled to vote in respect of such transaction provided the nature of the interest is disclosed at or prior to the vote on such transaction.

  Mergers and Similar Arrangements

        We may acquire the business of another company and carry on such business when it is within the objects of the Memorandum. The approval of the holders of at least 75 percent of the outstanding shares entitled to vote, voting together as a single class, at a meeting called for such purpose is required for us to (i) merge, consolidate or amalgamate with another company, (ii) reorganize or reconstruct us pursuant to a plan sanctioned by the Cayman Islands courts or (iii) sell, lease or exchange all or substantially all of our assets, except in the case of a transaction between us and any entity which we, directly or indirectly, control. In order to merge or amalgamate with another company or to reorganize and reconstruct itself, as a general rule, the relevant plan would need to be approved in accordance with the provisions of the Companies Law by the holders of not less than 75 percent of the votes cast at a general meeting called for such purpose and thereafter sanctioned by the Cayman Islands court. In respect of such a court sanctioned reorganization, while a dissenting shareholder may have the right to express to a Cayman Islands court his view that the transaction sought to be approved would not provide the shareholders with the fair value of their shares, (i) the court ordinarily would not disapprove the transaction on that ground absent other evidence of fraud or bad faith, and (ii) if the transaction were approved and consummated, the dissenting shareholder would have no rights comparable to the appraisal rights (as here defined, rights to receive payment in cash for the judicially determined value of their shares) ordinarily available to dissenting shareholders of Untied States corporations.

  Shareholders' Suits

        There does not appear to be any history of either a class action or a derivative action ever having been brought by shareholders in the Cayman Islands courts. There has, however, until recently been no official law reporting in the Cayman Islands and actions subject to the Confidential Relationships (Preservation) Law of 1976, as amended, are held in closed court. However, in this regard, the Cayman Islands courts ordinarily would be expected to follow English precedent, which would permit a minority shareholder to commence an action against or a derivative action in the name of the corporation only (i) where the act complained of is alleged to be beyond the corporate power of the corporation or illegal, (ii) where the act complained of is alleged to constitute a fraud against the minority perpetrated by those in control of the corporation, (iii) where the act requires approval by a greater percentage of the corporation's shareholders than actually approved it, or (iv) where there is an absolute necessity to waive the general rule that a shareholder may not bring such an action in order that there not be a denial of justice or a violation of the corporation's memorandum of association.

  Indemnification; Exculpation

        Cayman Islands law does not limit the extent to which a company's Articles of Association may provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be indemnified for fraud or willful default.

        Our Articles contain provisions providing for the indemnity by us of an officer, director, consultant, employee or agent of ours for threatened, pending or contemplated actions, suits or proceedings, whether civil, criminal, administrative or investigative (including, without limitation, an action by or the right of the company), brought against such indemnified person by reason of the fact that such person was an officer, director, consultant, employee or agent of ours. In addition, the board of directors may authorize us to purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the provisions of the Articles.

        We also purchase directors and officers liability insurance from third parties for our directors and officers. Our Articles provide that our directors and officers shall have no liability (i) for the acts, receipts, neglects, defaults or omissions of any other such director or officer or agent of ours, or (ii) by reason of his having joined in any receipt for money not received by him personally, or (iii) for any loss on account of defect of title to any of our property, or (iv) on account of the insufficiency of any security in or upon which any money of ours shall be invested, or (v) for any loss incurred through any bank, broker or other agent, or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his part, or (vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

  Inspection of Books and Records

        Shareholders of a Cayman Islands company have no general rights to inspect or obtain copies of the list of shareholders or corporate records of a corporation.

Anti-Takeover Effects of Articles of Association

        The Articles contain certain provisions that make more difficult the acquisition of control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with the directors. The directors believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with the directors. The directors would negotiate based upon careful consideration of the proposed terms, such as the price to be paid to shareholders, the form of consideration to be paid and the anticipated tax effects of the transaction. However, these provisions could have the effect of discouraging a prospective acquirer from making a tender offer or otherwise attempting to obtain control of us. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the shares.

        In addition to those provisions of the Articles discussed above, set forth below is a description of other relevant provisions of the Articles. The descriptions are intended as a summary only and are qualified in their entirety by reference to the Articles.

  Shareholder Action by Written Consent

        Cayman law permits shareholders to act by unanimous written consent.

  Availability of Our Ordinary Shares for Future Issuances

        The availability for issue of shares by our directors without further action by shareholders (except as may be required by applicable stock exchange requirements) could be viewed as enabling the directors to make more difficult a change in control of us, including by issuing warrants or rights to acquire shares to discourage or defeat unsolicited share accumulation programs and acquisition proposals and by issuing shares in a private placement or public offering to dilute or deter share ownership of persons seeking to obtain control of us. We have no present plan to issue any shares other than shares to be issued in this offering, shares which may be issued upon conversion of our Convertible Senior Subordinated Notes due 2024 and shares which possibly may be issued pursuant to employee benefit plans.

  Shareholder Proposals

        The Articles provide that if a shareholder desires to submit a proposal for consideration at an annual general meeting or extraordinary general meeting, or to nominate persons for election as directors, written notice of such shareholder's intent to make such a proposal or nomination must be given and received by our secretary at our principal executive offices not later than (i) with respect to an annual general meeting, 60 days prior to the anniversary date of the immediately preceding annual general meeting and (ii) with respect to an extraordinary general meeting, the close of business on the tenth day following the date on which notice of such meeting is first sent or given to shareholders. The notice must describe the proposal or nomination in sufficient detail for a proposal or nomination to be summarized on the agenda for the meeting and must set forth (i) the name and address of the shareholder, (ii) a representation that the shareholder is a holder of record of our shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination, and (iii) the class and number of our shares which are beneficially owned by the shareholder. In addition, the notice must set forth the reasons for conducting such proposed business at the meeting and any material interest of the shareholder in such business. In the case of a nomination of any person for election as a director, the notice shall set forth: (i) the name and address of any person to be nominated; (ii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons; (iii) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act, whether or not we are then subject to such Regulation; and (iv) the consent of each nominee to serve as a director, if so elected. The presiding officer of the annual general meeting or extraordinary general meeting shall, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure.

        The advance notice requirements regulating shareholder nominations and proposals may have the effect of precluding a contest for the election of directors or the introduction of a shareholder proposal if the procedures summarized above are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal.

Registration Rights

        We have issued warrants (the "Sunrise Warrants") to purchase an aggregate of 300,000 of our ordinary shares to Sunrise Securities Corp. and Nathan A. Low, and warrants (the "Newman Warrants") to purchase 50,000 of our ordinary shares to Robert Newman, Jr. The holders owning a majority of each of the Sunrise Warrants and the Newman Warrants, or ordinary shares received upon exercise of the warrants, have the right to demand registration of the ordinary shares underlying the warrants two times in a five year period. We are required to pay the expenses of only one of the demand registrations. We are required to keep any registration statement effective for six months, or any shorter period required to permit the holders to complete the offer and sale of their ordinary shares. We may delay any requested registration for up to 30 days, twice in any 12 month period, if our board of directors determines in good faith that a registration at that time would be materially detrimental to us. The holders are also entitled to piggyback registration of their ordinary shares underlying the warrants on our next registration statement on Form S-3. We and the holders have entered into customary indemnification and contribution provisions.

UNDERWRITING

        Harris Nesbitt Corp. is acting as the sole underwriter of the offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, the underwriter has agreed to purchase, and we have agreed to sell to the underwriter, the number of ordinary shares set forth opposite the underwriter's name.

Underwriter	Number of ordinary shares
Harris Nesbitt Corp.	4,250,000

Total	4,250,000

        The underwriting agreement provides that the obligations of the underwriter to purchase the ordinary shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all of the ordinary shares if it purchases any of the ordinary shares.

        The underwriter proposes to offer some of the ordinary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the ordinary shares to dealers at the public offering price less a concession not to exceed $0.10 per ordinary share. If all of the ordinary shares are not sold at the initial offering price, the underwriter may change the public offering price and the other selling terms.

        We, our officers and directors have agreed that, for a period of 90 days from the date of this prospectus supplement, we and they will not, without the prior written consent of BMO Nesbitt Burns, dispose of or hedge any ordinary shares or any securities convertible into or exchangeable for our ordinary shares provided, however, that our officers and directors may, as a group, dispose of an aggregate of 175,000 ordinary shares. BMO Nesbitt Burns in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of ordinary shares described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the ordinary shares that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of ordinary shares may be offered to the public in that relevant member state at any time:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities, or

  •
  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, or

  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each purchaser of ordinary shares described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For purposes of this provision, the expression an "offer to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for the ordinary shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

        The sellers of the ordinary shares have not authorized and do not authorize the making of any offer of ordinary shares through any financial intermediary on their behalf, other than offers made by the underwriter with a view to the final placement of the ordinary shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the ordinary shares, other than the underwriter, is authorized to make any further offer of the ordinary shares on behalf of the sellers or the underwriter.

        This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive ("Qualified Investors") that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

        Neither this prospectus supplement nor any other offering material relating to the ordinary shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The ordinary shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the offered shares has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the offered shares to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; or

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The offered shares may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

        The underwriter has represented, warranted and agreed that:

  •
  (1) it has not offered or sold and will not offer or sell our ordinary shares in Hong Kong SAR by means of this prospectus supplement or any other document, other than to persons whose ordinary business involves buying or selling shares or debentures, whether as principal or agent or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32 of the Laws of Hong Kong SAR), and (2) unless it is a person who is permitted to do so under the securities laws of Hong Kong SAR, it has not issued or held for the purpose of issue in Hong Kong and will not issue or hold for the purpose of issue in Hong Kong SAR this prospectus supplement, any other offering material or any advertisement, invitation or document relating to our ordinary shares, otherwise than with respect to ordinary shares intended to be disposed of to persons outside Hong Kong SAR or only to persons whose business involves the acquisition, disposal, or holding of securities, whether as principal or as agent;

  •
  the ordinary shares offered in this prospectus have not been registered under the Securities and Exchange Law of Japan, and it has not offered or sold and will not offer or sell, directly or indirectly, ordinary shares in Japan or to or for the account of any resident of Japan, except (1) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (2) in compliance with any other applicable requirements of Japanese law; and

  •
  this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription to purchase, of our ordinary shares, may not be circulated or distributed, nor may our ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (1) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (2) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

        Our ordinary shares are listed on the American Stock Exchange under the symbol "SIL."

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriter in connection with this offering.

Paid by Apex Silver
Per share	$0.75
Total	$3,187,500

        In connection with the offering, BMO Nesbitt Burns may purchase and sell ordinary shares in the open market. These transactions may include short sales, covering transactions and stabilizing transactions. Short sales involve sales of common stock in excess of the number of shares to be purchased by the underwriter in the offering, which creates a short position. The underwriter must close out any short position by purchasing ordinary shares in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consists of bids for or purchases of shares in the open market while the offering is in progress.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of our ordinary shares. They may also cause the price of our ordinary shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.

        We estimate that our portion of the total expenses of this offering will be approximately $3,287,500, including underwriter's fee of $3,187,500 and approximately $100,000 of other costs in connection with the offering.

        We expect to deliver the ordinary shares against payment for the shares on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fourth business day following the date of the pricing of the ordinary shares. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade ordinary shares on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the ordinary shares initially will settle in T+4, to specify alternative settlement arrangements to prevent a failed settlement.

        The underwriter has performed investment banking and advisory services for us from time to time for which it has received customary fees and expenses. The underwriter may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business.

        A prospectus in electronic format may be made available on the website maintained by the underwriter. The underwriter may allocate a number of ordinary shares for sale to its online brokerage account holders. In addition, ordinary shares may be sold by the underwriter to securities dealers who resell ordinary shares to online brokerage account holders.

        We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

United States Federal Income Taxation

        The following discussion is a summary of the material U.S. federal income tax consequences relating to the ownership and disposition of ordinary shares. This discussion does not address special situations that may apply to particular holders including, but not limited to, holders subject to the U.S. federal alternative minimum tax, U.S. expatriates, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, financial institutions, banks, insurance companies, regulated investment companies, partnerships or other pass-through entities, U.S. Holders who own (directly, indirectly or by attribution) 10 per cent or more of our ordinary shares, U.S. Holders whose "functional currency" is not the U.S. dollar and persons who hold ordinary shares in connection with a "straddle," "hedging," "conversion" or other risk reduction transaction. The following discussion also does not apply to tax-exempt entities except to the extent that certain matters are specifically addressed. This discussion does not address the tax consequences to U.S. Holders of ordinary shares under any state, local, foreign and other tax laws.

        The U.S. federal income tax consequences set forth below are based upon the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, court decisions, revenue rulings and administrative pronouncements of the Internal Revenue Service (the "IRS"), all of which are subject to change or changes in interpretation. Prospective investors should particularly note that any such change or changes in interpretation could have retroactive effect so as to result in U.S. federal income tax consequences different from those discussed below.

        As discussed in more detail below, we believe that we likely were a passive foreign investment company ("PFIC") with respect to 2004 and 2005, and likely will be a PFIC in 2006 as well as potentially with respect to future years. If we are a PFIC, U.S. Holders of ordinary shares will be subject to certain adverse tax rules (the "PFIC rules"), which are described below. The PFIC rules are extremely complex, and prospective investors are urged to consult their own tax advisers regarding the potential consequences to them of us being classified as a PFIC.

        As used herein, the term "U.S. Holder" means a beneficial owner of ordinary shares that is for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons control all of the substantial decisions of the trust.

        If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of ordinary shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of ordinary shares that is a partnership and partners in such partnership should consult their own tax advisers regarding the U.S. federal income tax consequences of holding and disposing of ordinary shares.

        This discussion is limited to holders of the ordinary shares who will hold the ordinary shares as capital assets.

        Prospective investors are urged to consult their own tax advisers with respect to the particular tax consequences to them of the purchase, ownership and disposition of ordinary shares, including the tax consequences under any state, local, foreign and other tax laws.

The Passive Foreign Investment Company Rules

  Classification as a PFIC

        We believe that we likely were a PFIC with respect to 2004 and 2005, and likely will be a PFIC with respect to 2006 as well as potentially with respect to future years. We will be a PFIC for any taxable year if either 75 percent or more of our gross income for the taxable year is "passive" income or the average portion of our assets during the taxable year that produce "passive" income or are held for the production of "passive" income is at least 50 percent.

        We will likely be a PFIC with respect to 2006 and potentially with respect to future years because we expect to earn significant passive income from investments prior to our commencement of substantial mining operations. In addition, we may constitute a PFIC even after we begin to generate significant income from mining and processing operations.

        If we are classified as a PFIC for any taxable year during any part of which a U.S. Holder owns ordinary shares, the U.S. Holder generally will be required to continue to treat us as a PFIC even if we cease to be a PFIC in a future year. We do not intend to make or issue to U.S. Holders of ordinary shares determinations as to our PFIC status, or the PFIC status of any lower-tier subsidiary, for any taxable year.

  Consequences of PFIC Status

        If we are treated as a PFIC for any taxable year during any part of which a U.S. Holder owns ordinary shares, the U.S. Holder generally will be subject to a special tax regime in respect of "excess distributions." Excess distributions generally will include dividends or other distributions on the ordinary shares in any taxable year to the extent the amount of such distributions exceeds 125 percent of the average distributions for the three preceding years or, if shorter, the investor's holding period. In addition, gain on a sale or other disposition of ordinary shares generally will be treated as an excess distribution. For this purpose, certain transfers of ordinary shares that otherwise would qualify as tax free will be treated as taxable dispositions.

        As discussed in more detail below under "Taxation of U.S. Holders of Ordinary Shares—Qualified Electing Fund Election" and "—Mark-to-Market Election", there are two alternative taxation regimes for PFICs that may be elected by U.S. Holders in respect of ordinary shares, subject to certain conditions.

  Tax Treatment of Excess Distributions

        Under the PFIC rules, a U.S. Holder will be required to allocate any excess distributions with respect to ordinary shares to each day during the U.S. Holder's holding period for the ordinary shares on a straight line basis. Any portion of the excess distribution that is allocable to the current year or to periods in the U.S. Holder's holding period before we became a PFIC will be included in the U.S. Holder's gross income for the current year as ordinary income. Any portion of an excess distribution that is allocable to any other year will be taxable at the highest rate of taxation applicable to ordinary income for that year, without regard to the U.S. Holder's other items of income and loss for such year; and this tax will be increased by an interest charge computed by reference to the periods to which the tax is allocable and based on the rates generally applicable to underpayments of tax. Any such interest charge generally will be non-deductible interest expense for individual taxpayers.

  Tax Exempt Holders

        Distributions with respect to ordinary shares held by, and gain from a sale of ordinary shares by, a U.S. Holder that is exempt from U.S. federal income taxation, such as a tax exempt charitable organization, pension fund or an individual retirement account, will not be taxed as an "excess distribution" unless a dividend with respect to our ordinary shares would be taxable to the tax exempt U.S. Holder.

  Lower-Tier PFICs

        If we are a PFIC and if one or more of our non-U.S. corporate subsidiaries were treated as a PFIC ("lower-tier PFICs"), U.S. Holders of ordinary shares would be considered to own, and also would be subject to the PFIC rules with respect to, their proportionate share of the lower-tier PFIC stock that we own, regardless of the percentage of their ownership in us. In such circumstances a U.S. Holder of ordinary shares could elect an alternative taxation regime in respect of its indirect ownership interest in a lower-tier PFIC, subject to certain conditions. See "Taxation of U.S. Holders of Ordinary Shares—Lower-Tier PFICs."

Taxation of U.S. Holders of Ordinary Shares

  Taxation of Dividends

        We do not expect to make distributions on the ordinary shares in the foreseeable future. However, if we were to make a distribution on the ordinary shares, and if a U.S. Holder's holding period for its ordinary shares includes any portion of a taxable year for which we were a PFIC, the portion of the distribution payable to the U.S. Holder may be taxed as an "excess distribution" under the PFIC rules, unless the U.S. Holder timely makes a QEF election or mark-to-market election (described below) in respect of its ordinary shares.

        Apart from any portion of a distribution that constitutes an "excess distribution," distributions paid by us will be taxable as ordinary foreign source dividend income upon receipt to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. If we are a PFIC, such distributions will not be eligible for the reduced rates of tax applicable to qualified dividend income. Distributions paid by us will not be eligible for the dividends-received deduction generally allowed to U.S. corporations. Dividends paid by us generally will be treated as "passive income" or, in the case of certain holders for taxable years beginning before January 1, 2007, "financial services income" for U.S. foreign tax credit purposes.

  Taxation of Gains on Sale or Other Disposition

        If a U.S. Holder's holding period for its ordinary shares includes any portion of a taxable year for which we were a PFIC, any gain realized by the U.S. Holder on a sale or other disposition of the ordinary shares will be taxed as an "excess distribution" under the PFIC rules, unless the U.S. Holder is eligible to and timely makes a QEF election or a mark-to-market election (described below) with respect to the ordinary shares.

        If we are not treated as a PFIC at any time during which a U.S. Holder owns ordinary shares, the U.S. Holder will recognize capital gain or loss on a sale or other disposition of the ordinary shares, which will constitute long-term capital gain or loss if the holding period for the ordinary shares exceeds one year at the time of disposition. Such gain or loss will generally be U.S. source gain or loss.

  Qualified Electing Fund Election

        The special PFIC rules described above for "excess distributions" will not apply to a U.S. Holder if the U.S. Holder makes a qualified electing fund or "QEF" election for the first taxable year of the

U.S. Holder's holding period for the ordinary shares during which we are a PFIC and we comply with specified reporting requirements. A QEF election for a taxable year generally must be made on or before the due date (as may be extended) for filing the taxpayer's federal income tax return for the year.

        A U.S. Holder that makes a QEF election with respect to us will be currently taxable on its pro rata share of our ordinary earnings and net capital gain for each of our taxable years in which we qualify as a PFIC and as to which the QEF election is effective, regardless of whether the U.S. Holder receives any distributions from us. The U.S. Holder's basis in its ordinary shares will be increased to reflect the U.S. Holder's taxed but undistributed income. Distributions of income that previously have been taxed will result in a corresponding reduction of basis in the ordinary shares and will not be taxed again as a distribution to the U.S. Holder.

        Upon request, we will endeavor to provide to a U.S. Holder no later than ninety days after the request the information that is required to make a QEF election. A U.S. Holder who makes a QEF election must provide to the IRS an annual information statement which, upon request from a U.S. Holder, we will furnish within ninety days after the request. A QEF election applies to all future years of an electing U.S. Holder, unless revoked with the IRS's consent.

  Mark-to-Market Election

        If we are a PFIC, a U.S. Holder of ordinary shares may elect under the PFIC rules to recognize any gain or loss on its ordinary shares on a mark-to-market basis at the end of each taxable year, so long as the ordinary shares are regularly traded on a qualifying exchange. The mark-to-market election under the PFIC rules is an alternative to the QEF election. The mark-to-market election must be made by the due date (as may be extended) for filing the taxpayer's federal income tax return for the first year in which the election is to take effect.

        If a mark-to-market election under the PFIC rules is made, the "excess distribution" rules will not apply to amounts received with respect to the ordinary shares from and after the effective time of the election, and any mark-to-market gains or gains on disposition will be treated as ordinary income for any year in which we are a PFIC. However, if a U.S. Holder of ordinary shares makes the mark-to-market election for ordinary shares to take effect after the beginning of the U.S. Holder's holding period for the ordinary shares, mark-to-market gains for the first year in which the election applies will be taxed as "excess distributions." Mark-to-market losses and losses on disposition will be treated as ordinary losses to the extent of the U.S. Holder's prior net mark-to-market gains. Losses in excess of prior net mark-to-market gains will generally not be recognized.

        A mark-to-market election under the PFIC rules applies to all future years of an electing U.S. Holder during which the stock is regularly traded on a qualifying exchange, unless revoked with the IRS's consent.

  Lower-Tier PFICs

        If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders of ordinary shares generally would be deemed to own, and also would be subject to the PFIC rules with respect to, their indirect ownership interests in that lower-tier PFIC. If we are a PFIC and a U.S. Holder of ordinary shares does not make a QEF election in respect of a lower-tier PFIC, the U.S. Holder could incur liability for the deferred tax and interest charge described above if either (1) we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or (2) the U.S. Holder disposes of all or part of its ordinary shares. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than ninety days after the request the information that may be required to make a QEF election with respect to the lower-tier PFIC. A mark-to-market election under the PFIC rules with respect to ordinary shares would not apply to a lower-tier PFIC, and a U.S. Holder would not be able to make such a mark-to-market election in respect of its indirect ownership interest in that lower-tier PFIC. Consequently, U.S. Holders of ordinary shares could be subject to the PFIC rules with respect to income of the lower-tier PFIC the value of which already had been taken into account indirectly via mark-to-market adjustments. Similarly, if a U.S. Holder made a mark-to-market election under the PFIC rules in respect of the ordinary shares and made a QEF election in respect of a lower-tier PFIC, that U.S. Holder could be subject to current taxation in respect of income from the lower-tier PFIC the value of which already had been taken into account indirectly via mark-to-market adjustments. U.S. Holders are urged to consult their own tax advisers regarding the issues raised by lower-tier PFICs.

        In connection with the completion of the debt financing for the San Cristobal project we were required to contribute certain amounts to the Bolivian subsidiary that holds the principal assets associated with the project. Following the contribution of those amounts, that Bolivian subsidiary is earning significant interest income and, as a result, we believe that subsidiary constituted a PFIC in 2005 and will likely constitute a PFIC in 2006. We can provide no assurance that one or more of our other lower-tier subsidiaries will not be classified as a PFIC in respect of any year.

  Reporting

        A U.S. Holder who owns ordinary shares during any year that we are a PFIC must file an IRS Form 8621 in respect of such ordinary shares.

Non-U.S. Holders

        An investor who is not a U.S. Holder will not be subject to U.S. federal income tax on any dividends received on ordinary shares unless (1) the investor has an office or other fixed place of business in the United States to which the dividends are attributable and the dividends are either derived in the active conduct of a banking, finance or similar business in the United States or the investor is a non-U.S. corporation the principal business of which consists of trading in stocks or securities for its own account, or (2) the investor is a foreign insurance company that conducts business in the United States and the dividends are attributable to that business.

        An investor who is not a U.S. Holder will not be subject to U.S. federal income tax on any gain realized on a sale or other disposition of ordinary shares unless (1) the investor is engaged in the conduct of a trade or business in the United States and the gain is effectively connected with that trade or business, or (2) the investor is an individual who is present in the U.S. for 183 days or more during the taxable year in which the gain is realized and other specified conditions are met.

United States Information Reporting and Backup Withholding

        Dividend payments made to a U.S. Holder of ordinary shares and proceeds of a sale or other disposition of ordinary shares may be subject to information reporting to the IRS and possible U.S. federal backup withholding. Backup withholding will not apply to a holder who furnishes a correct taxpayer identification number or certificate of foreign status and makes any other required certification, or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide IRS Form W-9 (Request for Taxpayer Identification Number and Certification).

        Non-U.S. Holders generally will not be subject to U.S. information reporting or backup withholding. However, such holders may be required to provide certification of non-U.S. status (generally, on IRS Form W-8BEN) in connection with payments received in the United States or through certain U.S.-related financial intermediaries.

        Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules may be credited against the holder's U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2005, have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, given on the authority of said firm as experts in accounting and auditing.

        Reserves for the San Cristobal project were calculated by Mine Reserves Associates, Inc. All such figures are included herein in reliance upon the authority of that firm as experts in such matters.

LEGAL MATTERS

        The valid issuance of the ordinary shares to be issued in this offering will be passed upon by Walkers, Grand Cayman, Cayman Islands. Certain legal matters in connection with this offering will be passed on for us by Davis Graham & Stubbs LLP, Denver, Colorado and for the underwriter by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

PROSPECTUS

APEX SILVER MINES LIMITED

$200,000,000

DEBT SECURITIES
PREFERENCE SHARES
DEPOSITARY SHARES
ORDINARY SHARES
WARRANTS
ORDINARY SHARE PURCHASE RIGHTS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, using a shelf registration process. Under this shelf registration process, we may sell from time to time our debt securities, preference shares, depositary shares, ordinary shares, warrants, or ordinary share purchase rights in one or more offerings up to a total dollar amount of $200,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. Any prospectus supplements also may add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information" before you invest in the securities.

        We may sell securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from these sales will be described in the prospectus supplement.

        This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        Our ordinary shares are traded on the American Stock Exchange under the symbol "SIL."

        Investing in the securities offered in this prospectus involves risk. You should carefully consider the "Risk Factors" contained in this prospectus beginning on page 8.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2004.

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES LAWS
FORWARD-LOOKING STATEMENTS
SUMMARY
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF PREFERENCE SHARES
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF ORDINARY SHARES
DESCRIPTION OF WARRANTS
DESCRIPTION OF ORDINARY SHARE PURCHASE RIGHTS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS

        As used in this prospectus, the terms "Apex Limited," "we," "our," "ours" and "us" may, depending on the context, refer to Apex Silver Mines Limited or to one or more of Apex Silver Mines Limited's consolidated subsidiaries or to all of them taken as a whole. When we refer to "ordinary shares" throughout this prospectus, we include all rights attaching to our ordinary shares under any stockholder rights plan then in effect.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process on Form S-3. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and a discussion of the material U.S. federal income tax considerations relating to such offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" before you invest. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.

        The registration statement of which this prospectus is a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC's website, located at http://www.sec.gov, or at the SEC's offices referenced under the heading "Where You Can Find More Information."

        You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on its front cover.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus.

        The following documents, which were previously filed with the SEC pursuant to the Securities Exchange Act of 1934, or the Exchange Act, are hereby incorporated by reference:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2003;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

  •
  our Current Reports on Form 8-K filed April 2, 2004; March 17, 2004; March 11, 2004; February 13, 2004; and January 28, 2004; and

  •
  the description of our capital stock contained in our registration statement on Form S-1, as amended (File No. 333-34685), and incorporated by reference into the Registration Statement on Form 8-A under the Exchange Act filed with the SEC on November 18, 1997.

        All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

        Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or the documents incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

        You may receive a copy of any of these filings (excluding exhibits to those documents unless they are specifically incorporated by reference in those documents), at no cost, by writing or calling Apex Silver Mines Corporation, 1700 Lincoln Street, Suite 3050, Denver, Colorado 80203, Attention: Vice President, Investor Relations and Corporate Development, telephone (303) 839-5060.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES LAWS

        Apex Limited is a Cayman Islands exempted company and some of our directors reside in jurisdictions outside of the United States. At any one time, all or a substantial portion of our assets and directors are or may be located in jurisdictions outside of the United States. Therefore, it could be difficult for investors to effect within the United States service of process on us or any of our directors who reside outside the United States. Further, it could be difficult to recover against us or such directors judgments of courts in the United States, including judgments based upon civil liability under U.S. federal securities laws and similar state laws. Notwithstanding the foregoing, we have irrevocably agreed that we may be served with process with respect to actions based on offers of the securities offered by this prospectus in the United States by serving Apex Silver Mines Corporation, 1700 Lincoln Street, Suite 3050, Denver, Colorado 80203, our U.S. agent appointed for that purpose.

        Walkers, our Cayman Islands counsel, has advised us that there may be circumstances where the courts of the Cayman Islands would not enforce:

  •
  judgments of U.S. courts obtained in actions against us or our directors that are not resident within the United States that are based upon the civil liability provisions of U.S. federal securities laws and similar state laws; or

  •
  original actions brought in the Cayman Islands against us or such persons based solely upon U.S. federal securities laws.

        There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement. There are grounds upon which Cayman Islands courts may not enforce judgments of U.S. courts. In addition, some remedies that are available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, may not be allowed in Cayman Islands courts as being contrary to public policy.

FORWARD-LOOKING STATEMENTS

        Some information contained or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These statements include comments regarding mine development and construction plans, costs, grade, production and recovery rates, permitting, financing needs, the availability of financing on acceptable terms, the timing of engineering studies and environmental permitting, and the markets for silver, zinc and lead.

        The use of any of the words "anticipate," "continue," "estimate," "expect," "may," "will," "project," "should," "believe" and similar expressions are intended to identify uncertainties. We believe the expectations reflected in those forward-looking statements are reasonable. However, we cannot assure you that these expectations will prove to be correct. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and other factors described in more detail in this prospectus:

  •
  worldwide economic and political events affecting the supply of and demand for silver, zinc and lead;

  •
  volatility in market prices for silver, zinc and lead;

  •
  financial market conditions, and the availability of financing on terms acceptable to Apex Limited;

  •
  uncertainties associated with developing a new mine, including potential cost overruns and the unreliability of estimates in early stages of mine development;

  •
  variations in ore grade and other characteristics affecting mining, crushing, milling and smelting operations and mineral recoveries;

  •
  geological, technical, permitting, mining and processing problems;

  •
  the availability and timing of acceptable arrangements for power, transportation, water and smelting;

  •
  the availability, terms, conditions and timing of required government approvals;

  •
  uncertainties regarding future changes in tax legislation or implementation of existing tax legislation;

  •
  variations in smelting operations and capacity;

  •
  the availability of experienced employees; and

  •
  the factors discussed under "Risk Factors."

        Many of those factors are beyond our ability to control or predict. You should not unduly rely on these forward-looking statements. These statements speak only as of the date of this prospectus. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.

SUMMARY

        This summary contains selected information and does not contain all of the information that you should consider before investing. You should read this entire prospectus and prospectus supplement carefully, as well as our financial statements and the related notes incorporated by reference in this prospectus, before making an investment decision.

Our Company

        Apex Limited, incorporated under the laws of the Cayman Islands in 1996, is engaged in the exploration and development of silver properties in South America, Mexico, and Central Asia. Our exploration efforts have produced our first development property, our 100% owned San Cristobal project located in southern Bolivia. San Cristobal's proven and probable reserves, based on $4.62 per ounce silver, $0.38 per pound zinc and $0.22 per pound lead, total approximately 211 million tonnes of ore grading 65.81 grams per tonne of silver, 1.63% zinc and 0.61% lead, containing approximately 446 million ounces of silver, 7.6 billion pounds of zinc and 2.8 billion pounds of lead. Under our current development plan, we believe San Cristobal should produce an annual average of approximately 21 million contained ounces of silver, 478 million contained pounds of zinc and 155 million contained pounds of lead over a mine life of approximately 15 years.

        With the recent increase in silver and zinc prices and our success during 2004 in raising approximately $209 million in net proceeds through the sale of ordinary shares and $193 million in net proceeds through the sale of the 2.875% Convertible Senior Subordinated Notes, we now plan to move forward with the development of San Cristobal. In 2004, we plan to update our construction capital costs, advance detailed engineering, complete arrangements for power, port and transportation, and complete work on mancamps, roads and bridges needed for construction and mine access. Assuming that metals markets remain favorable and that we are able to complete the additional financing required for the project, we expect construction at San Cristobal to commence in the first half of 2005 and start-up and production to commence in 2007.

        We also have a large diversified portfolio of privately owned and controlled silver exploration properties. We have rights to or control over 100 silver and other mineral exploration holdings, divided into 53 property groups, located in or near the traditional silver producing regions of Bolivia, Mexico, Peru, El Salvador and Kyrgyzstan. None of our properties is in production, and consequently we have no operating income or cash flow.

        We are managed by a team of seasoned mining professionals with significant experience in the construction, development and operation of large scale, open pit and underground, precious and base metals mining operations, as well as in the identification and exploration of mineral properties.

        Our principal executive office is located at 1700 Lincoln Street, Suite 3050, Denver, Colorado 80203 and our telephone number is (303) 839-5060. Our internet address is www.apexsilver.com. Information contained on the Company's website at http://www.apexsilver.com is not a part of this prospectus.

Our Strategy

        Apex Limited is one of a limited number of mining companies which focus on silver exploration, development and production. Our strategy is to capitalize on the San Cristobal project and our sizeable portfolio of silver exploration properties in order to achieve long-term profits and growth and to enhance shareholder value.

        The principal elements of our business strategy are to:

  •
  secure financing for and proceed to develop the San Cristobal project as a large scale open pit mining operation;

  •
  continue to explore and develop those properties which we believe are most likely to contain significant amounts of silver and divesting those properties that are not of continuing interest; and

  •
  identify and acquire additional mining and mineral properties that we believe contain significant amounts of silver or have exploration potential.

Certain Tax Considerations

        We believe that we likely will be a passive foreign investment company, or PFIC, with respect to 2004 as well as potentially with respect to future years. If we are a PFIC, U.S. Holders of securities that are not treated as debt for U.S. federal income tax purposes will be subject to certain adverse U.S. federal income tax rules. Under the PFIC rules, a U.S. Holder who disposes or is deemed to dispose of such securities at a gain, or who receives or is deemed to receive certain distributions with respect to such securities, generally will be required to treat such gain or distributions as ordinary income and pay an interest charge on the tax imposed with respect thereto. In addition, certain elections that may sometimes be used to reduce the adverse impact of the PFIC rules ("QEF elections" and "mark-to-market" elections) will not be available with respect to such securities. The PFIC rules are extremely complex, and prospective investors are urged to consult their own tax advisers regarding the potential consequences to them of Apex Limited being classified as a PFIC.

The Securities We May Offer

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may offer from time to time any of the following securities, either separately or in units:

  •
  debt securities;

  •
  ordinary shares;

  •
  preference shares;

  •
  depositary shares;

  •
  warrants; and

  •
  ordinary share purchase rights.

        This prospectus provides you with a general description of the securities which we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

        The securities which we may offer may involve a high degree of risk. A prospectus supplement relating to any security that we offer will describe the risks relating to each such security. In addition, a prospectus supplement may also contain additional risk factors relating to our business.

Debt Securities

        We may offer general obligations of our company, which may be senior or subordinated. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "Debt Securities." The senior debt securities will have the same ranking as all of our other unsecured, unsubordinated debt. The subordinated debt securities will be entitled to payment only after payment on our Senior Indebtedness (as described below). In addition, we are a holding company that conducts all of our operations through subsidiaries. As a result, claims of the holders of the Debt Securities will generally have a junior position to claims of creditors of our subsidiaries (except to the extent that our company is recognized as a creditor of those subsidiaries) and preferred shareholders of our subsidiaries.

        The Debt Securities will be issued under an indenture between us and a financial institution, acting on your behalf as trustee. We have summarized certain general features of the Debt Securities that will be included in the indentures. We encourage you to read the form of the indentures (which are exhibits to the Registration Statement) and our recent periodic and current reports that we file with the SEC. Directions on how you can get copies of these reports are provided under the heading "Where You Can Find More Information."

General Indenture Provisions that Apply to Senior Debt Securities and Subordinated Debt Securities

  •
  Neither form of indenture limits the amount of Debt Securities that we may issue thereunder.

  •
  The indentures allow our company under certain circumstances to merge or consolidate with another company, or to sell all or substantially all of our assets to another company. If these events occur, the other company will be required to assume our responsibilities relating to the Debt Securities, and we will be released from all liabilities and obligations. There is no restriction on other companies merging into our company.

  •
  The indentures provide that holders of a majority of the total principal amount of outstanding Debt Securities of all series (voting as a class) affected by a proposed change to certain of our obligations may vote to change certain of our obligations or certain of your rights concerning the Debt Securities of those series. However, to change the amount or timing of principal, interest or other payments under a series of Debt Securities, every holder in that series must consent.

Events of Default

        Each indenture provides that each of the following is an Event of Default:

  •
  If we do not pay interest for 30 days after its due date.

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  If we do not pay principal or premium when due.

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  If we do not make any sinking fund payment for 30 days after its due date.

  •
  If we continue to breach a covenant for 90 days after notice.

  •
  If a certain bankruptcy or insolvency event occurs.

        If an Event of Default occurs with respect to any series of Debt Securities, the trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount of that series immediately payable or, in the case of a bankruptcy or insolvency event, the principal amount of all series under the indenture immediately payable. However, holders of a majority of the principal amount may rescind this action.

General Indenture Provisions that Apply Only to Senior Debt Securities

        The prospectus supplement relating to a series of senior debt securities will describe any material covenants or any special events of default in respect of such series of senior debt securities.

        If we satisfy certain conditions in the indenture relating to a series of senior debt securities, we may discharge that indenture as it relates to that series at any time by depositing with the trustee sufficient funds or government obligations to pay the senior debt securities of that series when due.

General Indenture Provisions that Apply Only to Subordinated Debt Securities

        The subordinated debt securities will be subordinated to all "Senior Indebtedness," which includes all indebtedness for money borrowed by our company, except indebtedness that is stated to be not superior to, or to have the same ranking as, the subordinated debt securities. In addition, claims of our subsidiaries' creditors and preferred shareholders, if any, generally will have priority with respect to the subsidiaries' assets and earnings over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute Senior Indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred shareholders of our subsidiaries with regard to the assets of such subsidiaries.

        The prospectus supplement relating to a series of subordinated debt securities will describe any material covenants or special events of default in respect of such series of subordinated debt securities.

Preference Shares and Depositary Shares

        We may issue our preference shares in one or more classes or series. Our Board of Directors will determine for the preference shares, the dividend, voting, redemption, sinking fund, conversion, liquidation preference, relative priority and other rights of the class or series being offered and the terms and conditions relating to its offering and sale at the time of the offer and sale. We may also issue fractional shares of preference shares that will be represented by depositary shares and depositary receipts.

Ordinary Shares

        We may issue our ordinary shares, par value $0.01 per share. Holders of ordinary shares are entitled to receive dividends when declared by the Board of Directors (subject to the rights of holders of preference shares). Each holder of ordinary shares is entitled to one vote per share. The holders of ordinary shares have no preemptive rights or cumulative voting rights.

Warrants

        We may issue warrants for the purchase of preference shares or ordinary shares. We may issue warrants independently or together with other securities. A prospectus supplement relating to the warrants will describe the terms of the warrants, including the following: the title, number and offering price of the warrants; the terms on which they may be issued; and the number, designation and description of the ordinary shares or preference shares that may be purchased upon exercise of the warrants and the price at which such shares may be purchased.

Ordinary Share Purchase Rights

        We may issue rights to purchase ordinary shares (the "Ordinary Share Purchase Rights"). We may issue Ordinary Share Purchase Rights independently or together with other securities. Our Board of Directors will determine for the Ordinary Share Purchase Rights, the number, the exercise price, the terms on which they may be issued, the extent of transferability, the date of commencement and the date of expiration.

RISK FACTORS

        You should carefully consider the risk factors set forth below as well as the other information included in this prospectus before deciding to purchase any securities. The risks described below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment in the securities.

  We have no history of production.

        We have no history of producing silver or other metals. The development of our economically feasible properties will require the construction or rehabilitation and operation of mines, processing plants and related infrastructure. As a result, we are subject to all of the risks associated with establishing new mining operations and business enterprises. There can be no assurance that we will successfully establish mining operations or profitably produce silver or other metals at any of our properties.

  We have a history of losses and we expect losses to continue for at least the next three years.

        As an exploration and development company that has no production history, we have incurred losses since our inception, and we expect to continue to incur additional losses for at least the next three years. As of March 31, 2004, we had an accumulated deficit of $83.1 million. There can be no assurance that we will achieve or sustain profitability in the future.

  The estimates of our reserves and other mineralization estimates are potentially inaccurate.

        Unless otherwise indicated, reserves and other mineralization figures presented in our filings with the SEC, press releases and other public statements that may be made from time to time are based on estimates of contained silver and other metals made by independent geologists or our own personnel. These estimates are imprecise and depend on geological interpretation and statistical inferences drawn from drilling and sampling which may prove to be unreliable. There can be no assurance that:

  •
  these estimates will be accurate;

  •
  reserves and other mineralization figures will be accurate; or

  •
  reserves or mineralization could be mined and processed profitably.

        Since we have not commenced production on any of our properties, reserves and other mineralization estimates may require adjustments or downward revisions based on actual production experience. Extended declines in market prices for silver, zinc and lead may render portions of our reserves uneconomic and result in reduced reported reserves. Any material reductions in estimates of our reserves and other mineralization, or of our ability to extract these reserves or mineralization, could have a material adverse effect on our results of operations and financial condition.

        We have not established the presence of any proven or probable reserves at any of our mineral properties other than the San Cristobal project. There can be no assurance that subsequent testing or future feasibility studies will establish additional reserves at our properties. The failure to establish additional reserves could restrict our ability to successfully implement our strategies for long term growth beyond the San Cristobal project.

  The San Cristobal project is subject to risks including delays in commencement and completion and we may be unable to achieve anticipated production volume or manage cost increases.

        Completion of the development of the San Cristobal project is subject to various factors, including the maintaining of recent price levels for silver and zinc; the availability, terms, conditions and timing of acceptable arrangements for financing, power, transportation, construction, contract mining and smelting; required government approvals, including renewal of the construction and operations permit; and the performance of our engineering and construction contractor and suppliers and consultants. The lack of availability on acceptable terms or the delay in any one or more of the other items listed above could also delay or prevent the development of San Cristobal. There can be no assurance:

  •
  when or whether the San Cristobal project will be completed;

  •
  whether the resulting operations will achieve the anticipated production volume; or

  •
  that the construction costs and ongoing operating costs associated with the development of the San Cristobal project will not be higher than anticipated.

        We have never developed or operated a mine or managed a significant mine development project. We cannot assure you that the development of San Cristobal will be completed at the cost and on the schedule predicted, or that silver, zinc and lead grades and recoveries, production rates or anticipated capital or operating costs will be achieved.

        If the actual cost to complete the development of the San Cristobal project is significantly higher than currently expected, there can be no assurance that we will have enough funds to cover these costs or that we would be able to obtain alternative sources of financing to cover these costs. Unexpected cost increases, reduced silver and zinc prices or the failure to obtain necessary project financing on acceptable terms to commence or complete the development of the San Cristobal project on a timely basis, or to achieve anticipated production capacity, could have a material adverse effect on our future results of operations and financial condition.

        The successful development of the San Cristobal project is also subject to the other risk factors described herein.

  We depend on a single mining project.

        We anticipate that the majority, if not all, of any revenues for the next few years and beyond will be derived from the sale of metals mined at the San Cristobal project. Therefore, if we are unable to complete and successfully mine the San Cristobal project, our ability to generate revenue and profits would be materially adversely affected.

  Our success will depend on our ability to manage our growth.

        We anticipate that as we develop San Cristobal and bring it into production and as we acquire additional mineral rights, we will experience significant growth in our operations. We expect this growth to create new positions and responsibilities for management personnel and to substantially increase demands on our operating and financial systems. There can be no assurance that we will successfully meet these demands and manage our anticipated growth.

  Our profitability will be affected by changes in the prices of metals.

        Our profitability and long-term viability depend, in large part, on the market price of silver, zinc, lead and other metals. The market prices for these metals are volatile and are affected by numerous factors beyond our control, including:

  •
  global or regional consumption patterns;

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  supply of, and demand for, silver, zinc, lead and other metals;

  •
  speculative activities;

  •
  expectations for inflation; and

  •
  political and economic conditions.

        The aggregate effect of these factors on metals prices is impossible for us to predict. Decreases in metals prices have delayed, and could in the future adversely affect, our ability to finance the development of the San Cristobal project and the exploration and development of our other properties, which would have a material adverse effect on our financial condition and results of operations. There can be no assurance that metals prices will not decline.

        The following table sets forth for the periods indicated (1) the Comex nearby active silver futures contract's high and low price of silver in U.S. dollars per troy ounce and (2) the London Metals Exchange's high and low settlement prices of zinc and lead in U.S. dollars per pound.

	Silver		Zinc		Lead
Year
	High	Low	High	Low	High	Low
1999	$5.77	$4.86	$0.56	$0.41	$0.25	$0.21
2000	5.57	4.62	0.58	0.46	0.26	0.18
2001	4.83	4.03	0.48	0.33	0.24	0.20
2002	5.13	4.22	0.42	0.33	0.24	0.18
2003	5.99	4.35	0.46	0.34	0.34	0.19
2004 (through July 1, 2004)	8.31	5.51	0.52	0.45	0.44	0.32

        The closing prices of silver, zinc and lead on July 1, 2004 were $5.96 per troy ounce, $.44 per pound and $.40 per pound, respectively.

  We may not be successful in hedging against price, currency and interest rate fluctuations and may incur mark to market losses and lose money through our hedging programs.

        We have engaged in limited metals trading activities to hedge against commodity and base metals price risks, using puts and calls. We may also engage in activities to hedge the risk of exposure to currency and interest rate fluctuations related to the development of the San Cristobal project in Bolivia or in other countries in which we incur substantial expenditures for exploration or development. Further, terms of our financing arrangements may require us to hedge against these risks. We anticipate that as we bring our mineral properties into production and we begin to generate revenue, we may utilize various price hedging techniques to mitigate some of the risks associated with fluctuations in the prices of the metals we produce.

        There can be no assurance that we will be able to successfully hedge against price, currency and interest rate fluctuations. In addition, our ability to hedge against zinc and lead price risk in a timely manner may be adversely affected by the smaller volume of transactions in both the zinc and lead markets. Further, there can be no assurance that the use of hedging techniques will always be to our benefit. Hedging instruments which protect against market price volatility may prevent us from realizing the benefit from subsequent increases in market prices with respect to covered production. This limitation would limit our revenues and profits. Hedging contracts are also subject to the risk that the other party may be unable or unwilling to perform its obligations under these contracts. Any significant nonperformance could have a material adverse effect on our financial condition and results of operations.

  The exploration of mineral properties is highly speculative in nature, involves substantial expenditures and is frequently non-productive.

        Our future growth and profitability will depend, in part, on our ability to identify and acquire additional mineral rights, and on the costs and results of our continued exploration and development programs. Competition for attractive mineral exploration properties is intense. Our strategy is to expand our reserves through a broad program of exploration. Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

  •
  establish ore reserves through drilling and metallurgical and other testing techniques;

  •
  determine metal content and metallurgical recovery processes to extract metal from the ore; and

  •
  construct, renovate or expand mining and processing facilities.

        If we discover ore, it usually takes several years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production may change. As a result of these uncertainties, there can be no assurance that we will successfully acquire additional mineral rights, or that our exploration programs will result in new proven and probable reserves in sufficient quantities to justify commercial operations in any of our properties, other than the San Cristobal project.

        We consider from time to time the acquisition of operating or formerly operating mines. Our decisions to acquire these properties are based on a variety of factors including historical operating results, estimates of and assumptions about future reserves, cash and other operating costs, metals prices and projected economic returns, and evaluations of existing or potential liabilities associated with the property and its operation. Other than historical operating results, all of these may differ significantly from our estimates and assumptions. In addition, there is intense competition for attractive properties. Accordingly, there is no assurance that our acquisition efforts will result in profitable mining operations.

  Our profitability depends, in part, on actual economic returns and actual costs of developing mines, which may differ significantly from our estimates and involve unexpected problems and delays.

        None of our mineral properties, including the San Cristobal project, has an operating history upon which we can base estimates of future cash operating costs. Our decision to develop the San Cristobal project is based on feasibility studies. Decisions about the development of other projects in the future may also be based on feasibility studies. Feasibility studies derive estimates of reserves and operating costs and project economic returns. Estimates of economic returns are based, in part, on assumptions about future metals prices. Our profitability will be affected by changes in the price of metals. Feasibility studies derive estimates of average cash operating costs based upon, among other things:

  •
  anticipated tonnage, grades and metallurgical characteristics of ore to be mined and processed;

  •
  anticipated recovery rates of silver and other metals from the ore;

  •
  cash operating costs of comparable facilities and equipment; and

  •
  anticipated climatic conditions.

        Actual cash operating costs, production and economic returns may differ significantly from those anticipated by our studies and estimates.

        There are a number of uncertainties inherent in the development and construction of any new mine, including the San Cristobal project. These uncertainties include:

  •
  the timing and cost, which can be considerable, of the construction of mining and processing facilities;

  •
  the availability and cost of skilled labor, power, water and transportation;

  •
  the availability and cost of appropriate smelting and refining arrangements;

  •
  the need to obtain necessary environmental and other governmental permits, and the timing of those permits; and

  •
  the availability of funds to finance construction and development activities.

        The costs, timing and complexities of mine construction and development are increased by the remote location of many mining properties, like the San Cristobal project. It is common in new mining operations to experience unexpected problems and delays during development, construction and mine start-up. In addition, delays in the commencement of mineral production often occur. Accordingly, there is no assurance that our future development activities will result in profitable mining operations.

  Title to our mineral properties may be challenged.

        Our policy is to seek to confirm the validity of our rights to title to, or contract rights with respect to, each mineral property in which we have a material interest. However, we cannot guarantee that title to our properties will not be challenged. Title insurance generally is not available, and our ability to ensure that we have obtained secure claim to individual mineral properties or mining concessions may be severely constrained. We have not conducted surveys of all of the claims in which we hold direct or indirect interests and, therefore, the precise area and location of these claims may be in doubt. Accordingly, our mineral properties may be subject to prior unregistered agreements, transfers or claims, and title may be affected by, among other things, undetected defects. In addition, we may be unable to operate our properties as permitted or to enforce our rights with respect to our properties.

  We may lose rights to properties if we fail to meet payment requirements or development or production schedules.

        We derive the rights to some of our mineral properties, including some of our principal properties at the San Cristobal project, from leaseholds or purchase option agreements which require the payment of rent or other installment fees. If we fail to make these payments when they are due, our rights to the property may lapse. There can be no assurance that we will always make payments by the requisite payment dates. In addition, some contracts with respect to our mineral properties require development or production schedules. There can be no assurance that we will be able to meet any or all of the development or production schedules. In addition, our ability to transfer or sell our rights to some of our mineral properties requires governmental approvals or third party consents, which may not be granted.

  We cannot insure against all of the risks associated with mining.

        The business of mining is subject to a number of risks and hazards, including:

  •
  adverse environmental effects;

  •
  industrial accidents;

  •
  labor disputes;

  •
  technical difficulties due to unusual or unexpected geologic formations;

  •
  failures of pit walls; and

  •
  flooding and periodic interruptions due to inclement or hazardous weather conditions.

        These risks can result in, among other things:

  •
  damage to, and destruction of, mineral properties or production facilities;

  •
  personal injury;

  •
  environmental damage;

  •
  delays in mining;

  •
  monetary losses; and

  •
  legal liability.

        Although we maintain, and intend to continue to maintain, insurance with respect to our operations and mineral properties within ranges of coverage consistent with industry practice, there can be no assurance that insurance will be available at economically feasible premiums. Insurance against environmental risks is not generally available. These environmental risks include potential liability for pollution or other disturbances resulting from mining exploration and production. In addition, not all risks associated with developing and producing silver, zinc, lead and other metals are included in coverage and some covered risks may result in liabilities which exceed policy limits. Further, we may elect to not seek coverage for all risks. The occurrence of an event that is not fully covered, or covered at all, by insurance, could have a material adverse effect on our financial condition and results of operations.

  Our San Cristobal project and our exploration activities are in countries with developing economies and are subject to the risks of political and economic instability associated with these countries.

        We currently conduct exploration activities in countries with developing economies including Bolivia, Mexico and Peru in Latin America. These countries and other emerging markets in which we may conduct operations have from time to time experienced economic or political instability. We may be materially adversely affected by risks associated with conducting operations in countries with developing economies, including:

  •
  political instability and violence;

  •
  war and civil disturbance;

  •
  expropriation or nationalization;

  •
  changing fiscal regimes;

  •
  fluctuations in currency exchange rates;

  •
  high rates of inflation;

  •
  underdeveloped industrial and economic infrastructure; and

  •
  unenforceability of contractual rights.

        In particular, Bolivia has experienced slow economic growth and increasing political and economic instability in the last three years. In late 2003, there were violent demonstrations in La Paz and elsewhere in Bolivia, protesting the free-trade policies of the Bolivian government and specifically the proposed export of natural gas to the U.S. through Chile and the impact of U.S. policies regarding the drug trade. These demonstrations resulted in the resignation of President Lozada, in October 2003, and his replacement by President Mesa. Although to date these conditions and events have not caused any adverse impact on our San Cristobal project, there can be no assurance regarding when or whether these political and economic uncertainties will be successfully resolved, that the political and economic climate may not become more unstable or that the political and economic uncertainties would not have an adverse impact on the development of San Cristobal.

        Changes in mining or investment policies or shifts in the prevailing political climate in any of the countries in which we conduct exploration and development activities could adversely affect our business. Our operations may be affected in varying degrees by government regulations with respect to, among other things:

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  production restrictions;

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  price controls;

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  export and import controls;

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  income and other taxes;

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  maintenance of claims;

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  environmental legislation;

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  foreign ownership restrictions;

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  foreign exchange and currency controls;

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  labor;

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  welfare benefit policies;

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  land use;

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  land claims of local residents;

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  water use; and

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  mine safety.

        We cannot accurately predict the effect of these factors. In addition, legislation in the United States regulating foreign trade, investment and taxation could have a material adverse effect on our financial condition and results of operations.

  Our activities are subject to foreign environmental laws and regulations which may materially adversely affect our future operations.

        We conduct mineral exploration and development activities primarily in Central America and South America, and are most active in Bolivia, where the San Cristobal project is located, and Mexico. With the development of San Cristobal, we also expect to conduct mining operations in Bolivia. These countries have laws and regulations which control the exploration and mining of mineral properties and their effects on the environment, including air and water quality, mine reclamation, waste handling and disposal, the protection of different species of flora and fauna and the preservation of lands. These laws and regulations will require us to acquire permits and other authorizations for certain activities. In many countries, including Bolivia, there is relatively new comprehensive environmental legislation, and the permitting and authorization processes may be less established and less predictable than they are in the United States. There can be no assurance that we will be able to acquire necessary permits or authorizations on a timely basis, if at all. Delays in acquiring any permit or authorization could increase the development cost of San Cristobal or other projects and could delay the commencement of production.

        Environmental legislation in many countries is evolving in a manner which will likely require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. In Bolivia, where there is relatively new environmental legislation, enforcement activities and strategies may be under development, and thus may be less predictable than in the United States. We cannot predict what environmental legislation or regulations will be enacted or adopted in the future or how future laws and regulations will be administered or interpreted. Compliance with more stringent laws and regulations, as well as potentially more vigorous enforcement policies or regulatory agencies or stricter interpretation of existing laws, may (1) necessitate significant capital outlays, (2) cause us to delay, terminate or otherwise change our intended activities with respect to one or more projects and (3) materially adversely affect our future operations.

        Many of our exploration and development properties are located in historic mining districts where prior owners may have caused environmental damage which may not be known to us or to the regulators. In most cases, we have not sought complete environmental analyses of our mineral properties and have not conducted comprehensive reviews of the environmental laws and regulations in every jurisdiction in which we own or control mineral properties. To the extent we are subject to environmental requirements or liabilities, the cost of compliance with these requirements and satisfaction of these liabilities would reduce our net cash flow and could have a material adverse effect on our financial condition and results of operations. If we are unable to fund fully the cost of remediation of any environmental condition, we may be required to suspend operations or enter into interim compliance measures pending completion of the required remediation.

  We compete against larger and more experienced companies.

        The mining industry is intensely competitive. Many of the largest mining companies are primarily producers of base metals, and may become interested in the types of silver deposits on which we are focused because these deposits typically are polymetallic, containing significant quantities of base metals including zinc, lead and copper. Many of these companies have greater financial resources, operational experience and technical capabilities than we have. We may encounter increasing competition from other mining companies in our efforts to acquire mineral properties and hire experienced mining professionals. Increased competition in our business could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

  Our ability to obtain dividends or other distributions from our subsidiaries may be subject to restrictions imposed by law and foreign currency exchange regulations.

        We conduct, and will continue to conduct, all of our operations through subsidiaries. Our ability to obtain dividends or other distributions from our subsidiaries may be subject to restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdictions in which the subsidiaries operate. Our subsidiaries' ability to pay dividends or make other distributions to us is also subject to their having sufficient funds to do so. If our subsidiaries are unable to pay dividends or make other distributions, our growth may be inhibited unless we are able to obtain additional debt or equity financing on acceptable terms. In the event of a subsidiary's liquidation, we may lose all or a portion of our investment in that subsidiary.

  We may not be able to raise the funds necessary to explore and develop our mineral properties.

        Although we have raised approximately $209 million through equity sales in early 2004 and additional net proceeds of $193 million from an offering of convertible notes in March and April of 2004, we will need additional external financing to develop and construct the San Cristobal project and to fund the exploration and development of our other mineral properties. Sources of external financing may include bank borrowings and future debt and equity offerings. There can be no assurance that financing will be available on acceptable terms, or at all. The failure to obtain financing would have a material adverse effect on our growth strategy and our results of operations and financial condition. The mineral properties that we are likely to develop are expected to require significant capital expenditures. There can be no assurance that we will be able to secure the financing necessary to retain our rights to, or to begin or sustain production at, our mineral properties.

  We depend on the services of key executives.

        We are dependent on the services of key executives including our chairman and our chief executive officer and a small number of highly skilled and experienced executives and personnel focused on the development of the San Cristobal project. Due to the relatively small size of Apex Limited, the loss of these persons or our inability to attract and retain additional highly skilled employees required for the development of the San Cristobal project may delay or otherwise adversely affect the development of the San Cristobal project, which could have a material adverse effect on our business or future operations.

  The substantial control of Apex Limited by our directors, officers and 5% shareholders may have a significant effect in delaying, deferring or preventing a change in control of Apex Limited or other events which could be of benefit to our other shareholders.

        As of July 21, 2004, Thomas S. Kaplan and the other directors of Apex Limited and officers of Apex Silver Mines Corporation, together with members of their families and entities that may be deemed to be affiliates of or related to these persons or entities, and 5% shareholders beneficially owned approximately 25 million shares, or 53%, of our outstanding shares, assuming the conversion of currently exercisable options and warrants. This level of ownership by these persons may have a significant effect in delaying, deferring or preventing a change in control of Apex Limited or other events which could be of benefit to our other shareholders.

  Apex Limited and certain lower tier subsidiaries may be treated as passive foreign investment companies for U.S. federal income tax purposes.

        We believe that we likely will be a passive foreign investment company, or PFIC, with respect to 2004 as well as potentially with respect to future years. If we are a PFIC, U.S. holders of securities that are not treated as debt for U.S. federal income tax purposes will be subject to certain adverse U.Ss. federal income tax rules. Under the PFIC rules, a U.S. holder who disposes or is deemed to dispose of such securities at a gain, or who receives or is deemed to receive certain distributions with respect to such securities, generally will be required to treat such gain or distributions as ordinary income and pay an interest charge on the tax imposed with respect thereto. In addition, certain elections that may sometimes be used to reduce the adverse impact of the PFIC rules ("QEF elections" and "mark-to-market" elections) will not be available with respect to such securities. The PFIC rules are extremely complex, and prospective investors are urged to consult their own tax advisers regarding the potential consequences to them of Apex Limited being classified as a PFIC.

        We have in certain prior filings stated that we believed that (i) Apex Limited may be considered a PFIC but (ii) none of our non-U.S. lower tier subsidiaries was a corporation for U.S. tax purposes that would itself be considered to be a PFIC. We now believe that certain of our non-U.S. lower tier subsidiaries, including the subsidiary that contains the principal assets associated with the San Cristobal project, were corporations for U.S. tax purposes that constituted PFICs in certain prior years. As a result, there is a possibility that some shareholders may suffer adverse U.S. federal income tax consequences that arguably might not have been suffered had they been aware of the PFIC status of these lower tier subsidiaries. Such shareholders may, however, be able to make retroactive elections in some cases that would mitigate any such adverse consequences. Moreover, under applicable proposed regulations, the fact that our lower tier subsidiaries of any consequence may not have had earnings and profits for any taxable year since formation may arguably eliminate any such tax consequences in respect of prior taxable years. For the current and all subsequent taxable years, we believe that the potential for our lower tier subsidiaries to be classified as PFICs with respect to new investors can be substantially eliminated without adverse tax consequences.

        In the future, holders of our shares may claim that they have suffered adverse tax consequences for which they could have taken remedial action if they had been aware that such subsidiaries constituted PFICs. It is not possible for us to determine the number of shareholders, if any, that might make such a claim or to determine the merits or impact of such claims on us and whether such claims may be material to us.

RATIO OF EARNINGS TO FIXED CHARGES

        We are a mining exploration and development company that holds a portfolio of silver exploration and development properties in South America, Mexico, and Central Asia. None of these properties are in production, and, consequently, we have no current operating income or operating cash flow. Accordingly, no ratios are shown for any of the years ended December 31, 1999, 2000, 2001, 2002 and 2003 and the three-month period ended March 31, 2004 as earnings were not sufficient to cover fixed charges. As of the date of this prospectus, we have not issued any preference shares. We have not had any material amount of indebtedness for which interest payments were required during the years ended December 31, 1999, 2000, 2001, 2002 and 2003 and the three-month period ended March 31, 2004. Therefore, the amount by which earnings were inadequate to cover fixed charges is not material.

USE OF PROCEEDS

        Unless a prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used to finance a portion of the construction and development of the San Cristobal project, advance evaluation of certain exploration properties or for other general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities from time to time in one or more series. The following description summarizes the general terms of the debt securities that we may offer pursuant to this prospectus that are common to all series. The particular terms of any series of our debt securities will be described in the prospectus supplement relating to those debt securities. We urge you to read the applicable prospectus supplement for the terms of the series of debt securities offered because the terms of specific series of debt securities may differ from the general information that we have provided below.

        We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that our company may be recognized as a creditor of those subsidiaries. Claims of creditors of our subsidiaries other than our company may include substantial amounts of long-term debt, commercial paper and other short-term borrowings.

        As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an "indenture." An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us. The debt securities will be issued pursuant to an indenture that we will enter into with a trustee, which we will select. When we refer to the "indenture" in this prospectus, we are referring to the indenture under which your debt securities are issued, as may be supplemented by any supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the indenture. Second, the trustee performs certain administrative duties for us with respect to the debt securities.

        A prospectus supplement will describe the specific terms of any particular series of debt securities, including any of the terms in this section that will not apply to that series, and any special considerations, including tax considerations, applicable to those debt securities. The prospectus supplement relating to each series of debt securities that we offer using this prospectus will be attached to the front of this prospectus. In some instances, certain of the precise terms of debt securities you are offered may be described in a further prospectus supplement, known as a "pricing supplement." If information in a prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and, where applicable, supersede the information in this prospectus.

        Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that will be included in the indenture. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. We urge you to read the indenture and any supplement thereto that are applicable to you. The form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" for information on how to obtain a copy of the indenture.

General

        The senior debt securities will have the same ranking as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.

        The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

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  the title of the debt securities;

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  any limit upon the aggregate principal amount of the debt securities;

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  the date or dates, or the method of determining the dates, on which the debt securities will mature;

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  the interest rate or rates of the debt securities, or the method of determining those rates, the interest payment dates and, for registered debt securities, the regular record dates;

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  if a debt security is issued with original issue discount, the yield to maturity;

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  the places where payments may be made on the debt securities;

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  any mandatory or optional redemption provisions applicable to the debt securities;

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  any sinking fund or analogous provisions applicable to the debt securities;

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  any conversion or exchange provisions applicable to the debt securities;

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  any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

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  the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;

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  any deletions of, or changes or additions to, the events of default or covenants applicable to the debt securities;

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  if other than U.S. dollars, the currency or currencies in which payments of principal, premium and/or interest on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

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  the method of determining the amount of any payments on the debt securities which are linked to an index;

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  whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons,

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  or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

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  any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants;

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  whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts; and

  •
  any other specific terms of the debt securities.

        Unless otherwise specified in the applicable prospectus supplement, (1) the debt securities will be registered debt securities and (2) debt securities denominated in U.S. dollars will be issued, in the case of registered debt securities, in denominations of $1,000 or an integral multiple of $1,000 and, in the case of bearer debt securities, in denominations of $5,000. Debt securities may bear legends required by United States federal tax law and regulations.

        If any of the debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

        Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest during all or a part of the time that these debt securities are outstanding or bear interest at below-market rates and will be sold at a discount below their stated principal amount at maturity. The prospectus supplement will also contain special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.

Exchange, Registration and Transfer

        of the security registrar or at any other office or agency maintained by our company for these purposes, without the payment of any service charge, except for any tax or governmental charges. The senior trustee initially will be the designated security registrar in the United States for the senior debt securities. The subordinated trustee initially will be the designated security registrar in the United States for the subordinated debt securities.

        If debt securities are issuable as both registered debt securities and bearer debt securities, the bearer debt securities will be exchangeable for registered debt securities. Except as provided below, bearer debt securities will have outstanding coupons. If a bearer debt security with related coupons is surrendered in exchange for a registered debt security between a record date and the date set for the payment of interest, the bearer debt security will be surrendered without the coupon relating to that interest payment and that payment will be made only to the holder of the coupon when due.

        In the event of any redemption in part of any class or series of debt securities, we will not be required to:

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  issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 days before any selection of debt securities of that series to be redeemed and the close of business on:

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  if debt securities of the series are issuable only as registered debt securities, the day of mailing of the relevant notice of redemption, and

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  if debt securities of the series are issuable as bearer debt securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as registered debt securities and there is no publication, the day of mailing of the relevant notice of redemption;

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  register the transfer of, or exchange, any registered debt security selected for redemption, in whole or in part, except the unredeemed portion of any registered debt security being redeemed in part; or

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  exchange any bearer debt security selected for redemption, except to exchange it for a registered debt security which is simultaneously surrendered for redemption.

Payment and Paying Agent

        We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent. Payment of interest on fully registered securities may be made at our option by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement.

        We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on any debt security or coupon remains unclaimed at the end of two years after that amount became due and payable, the paying agent will release any unclaimed amounts to our company, and the holder of the debt security or coupon will look only to our company for payment.

Global Securities

        A global security represents one or any other number of individual debt securities. Generally all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depositary Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that are issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Temporary Global Securities

        All or any portion of the debt securities of a series that are issuable as bearer debt securities initially may be represented by one or more temporary global debt securities, without interest coupons, to be deposited with the depositary for credit to the accounts of the beneficial owners of the debt securities or to other accounts as they may direct. On and after an exchange date provided in the applicable prospectus supplement, each temporary global debt security will be exchangeable for definitive debt securities in bearer form, registered form, definitive global bearer form or any combination of these forms, as specified in the prospectus supplement. No bearer debt security delivered in exchange for a portion of a temporary global debt security will be mailed or delivered to any location in the United States.

        Interest on a temporary global debt security will be paid to the depositary with respect to the portion held for its account only after they deliver to the trustee a certificate which states that the portion:

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  is not beneficially owned by a United States person;

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  has not been acquired by or on behalf of a United States person or for offer to resell or for resale to a United States person or any person inside the United States; or

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  if a beneficial interest has been acquired by a United States person, that the person is a financial institution, as defined in the Internal Revenue Code, purchasing for its own account or has acquired the debt security through a financial institution and that the debt securities are held by a financial institution that has agreed in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the regulations to the Internal Revenue Code and that it did not purchase for resale inside the United States.

        The certificate must be based on statements provided by the beneficial owners of interests in the temporary global debt security. The depositary will credit the interest received by it to the accounts of the beneficial owners of the debt security or to other accounts as they may direct.

        "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust with income subject to United States federal income taxation regardless of its source.

Definitive Global Securities

        Bearer Securities. The applicable prospectus supplement will describe the exchange provisions, if any, of debt securities issuable in definitive global bearer form. We will not deliver any bearer debt securities delivered in exchange for a portion of a definitive global debt security to any location in the United States.

        U.S. Book-Entry Securities. Debt securities of a series represented by a definitive global registered debt security and deposited with or on behalf of a depositary in the United States will be represented by a definitive global debt security registered in the name of the depositary or its nominee. Upon the issuance of a global debt security and the deposit of the global debt security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global debt security to the accounts of participating institutions that have accounts with the depositary or its nominee. The accounts to be credited shall be designated by the underwriters or agents for the sale of U.S. book-entry debt securities or by our company, if these debt securities are offered and sold directly by our company.

        Ownership of U.S. book-entry debt securities will be limited to participants or persons that may hold interests through participants. In addition, ownership of U.S. book-entry debt securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee for the definitive global debt security or by participants or persons that hold through participants.

        So long as the depositary or its nominee is the registered owner of a global debt security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the U.S. book-entry debt securities represented by that global debt security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on, U.S. book-entry debt securities will be made to the depositary or its nominee as the registered owner or the holder of the global debt security representing the U.S. book-entry debt securities. Owners of U.S. book-entry debt securities:

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  will not be entitled to have the debt securities registered in their names;

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  will not be entitled to receive physical delivery of the debt securities in definitive form; and

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  will not be considered the owners or holders of the debt securities under the indenture.

The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws impair the ability to purchase or transfer U.S. book-entry debt securities.

        We expect that the depositary for U.S. book-entry debt securities of a series, upon receipt of any payment of principal of, or premium or interest, if any, on, the related definitive global debt security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

Covenants of the Company

        We may, without the consent of the holders of the debt securities, merge into or consolidate with any other person, or convey or transfer all or substantially all of our company's properties and assets to another person provided that:

  •
  the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures; and

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  immediately after giving effect to the transaction, there is no default under the applicable indenture.

        The remaining or acquiring person will be substituted for our company in the indentures with the same effect as if it had been an original party to the indenture. A prospectus supplement will describe any other limitations on the ability of our company to merge into, consolidate with, or convey or transfer all or substantially all or our properties and assets to, another person.

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or U.S. government obligations or foreign government securities, as the case may be, to pay all the principal, interest and any premium due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the applicable indenture. The principal conditions that we must satisfy to discharge our obligations on any debt securities are (1) pay all other sums payable with respect to the applicable series of debt securities and (2) deliver to the trustee an officers' certificate and an opinion of counsel which state that the required conditions have been satisfied.

        Each indenture contains a provision that permits our company to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we effect a legal defeasance, some of our obligations will continue, including obligations to:

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  maintain and apply money in the defeasance trust,

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  register the transfer or exchange of the debt securities,

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  replace mutilated, destroyed, lost or stolen debt securities, and

  •
  maintain a registrar and paying agent in respect of the debt securities.

        Each indenture also permits our company to elect to be released from our obligations under specified covenants and from the consequences of an event of default resulting from a breach of those covenants. To make either of the above elections, we must deposit in trust with the trustee cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars, and/or foreign government securities if the debt securities are denominated in a foreign currency, which through the payment of principal and interest under their terms will provide sufficient amounts, without reinvestment, to repay in full those debt securities. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and times as would have been the case if the deposit and defeasance had not occurred. In the case of a legal defeasance only, the opinion of counsel must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law.

        The indentures specify the types of U.S. government obligations and foreign government securities that we may deposit.

Events of Default, Notice and Waiver

        Each indenture defines an event of default with respect to any class or series of debt securities as one or more of the following events:

  •
  failure to pay interest on any debt security of the class or series for 30 days when due;

  •
  failure to pay the principal or any premium on any debt securities of the class or series when due;

  •
  failure to make any sinking fund payment for 30 days when due;

  •
  failure to perform any other covenant in the debt securities of the series or in the applicable indenture with respect to debt securities of the series for 90 days after being given notice; and occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture.

An event of default for a particular class or series of debt securities does not necessarily constitute an event of default for any other class or series of debt securities issued under an indenture.

        In the case of an event of default arising from events of bankruptcy or insolvency set forth in the indenture, all outstanding debt securities will become due and payable immediately without further action or notice. If any other event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.

        The holders of a majority in aggregate principal amount of the debt securities then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of that series.

        Each indenture requires the trustee to, within 90 days after the occurrence of a default known to it with respect to any outstanding series of debt securities, give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term "default" for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of that series.

        Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability.

        Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

Modification of the Indentures

        We and the applicable trustee may modify an indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect.

        We and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

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  change the stated maturity of any debt security;

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  reduce the principal, premium, if any, or rate of interest on any debt security;

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  change any place of payment or the currency in which any debt security is payable;

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  impair the right to enforce any payment after the stated maturity or redemption date;

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  adversely affect the terms of any conversion right;

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  reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture;

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  change any of our obligations, with respect to outstanding debt securities of a series, to maintain an office or agency in the places and for the purposes specified in the indenture for the series; or

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  change the provisions in the indenture that relate to its modification or amendment other than to increase the percentage of outstanding debt securities of any series required to consent to any modification or waiver under the indenture.

Meetings

        The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee and also, upon request, by our company or the holders of at least 25% in principal amount of the outstanding debt securities of a series, in any case upon notice given in accordance with "Notices" below. Persons holding a majority in principal amount of the outstanding debt securities of a series will constitute a quorum at a meeting. A meeting called by our company or the trustee that does not have a quorum may be adjourned for not less than 10 days. If there is not a quorum at the adjourned meeting, the meeting may be further adjourned for not less than 10 days. Any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series, except for any consent which must be given by the holders of each debt security affected by the modifications or amendments of an indenture described above under "Modification of the Indentures." However, a resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given, or taken by the holders of a specified percentage, which is equal to or less than a majority, in principal amount of outstanding debt securities of a series may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with an indenture will be binding on all holders of debt securities of that series and the related coupons. The indentures provide that specified consents, waivers and other actions may be given by the holders of a specified percentage of outstanding debt securities of all series affected by the modification or amendment, acting as one class. For purposes of these consents, waivers and actions, only the principal amount of outstanding debt securities of any series represented at a meeting at which a quorum is present and voting in favor of the action will be counted for purposes of calculating the aggregate principal amount of outstanding debt securities of all series affected by the modification or amendment favoring the action.

Notices

        In most instances, notices to holders of bearer debt securities will be given by publication at least once in a daily newspaper in New York, New York and in London, England and in other cities as may be specified in the bearer debt securities and will be mailed to those persons whose names and addresses were previously filed with the applicable trustee, within the time prescribed for the giving of the notice. Notice to holders of registered debt securities will be given by mail to the addresses of those holders as they appear in the security register.

Title

        Title to any bearer debt securities and any related coupons will pass by delivery. We, the trustee, and any agent of ours or the trustee may treat the holder of any bearer debt security or related coupon and, prior to due presentment for registration of transfer, the registered owner of any registered debt security as the absolute owner of that debt security for the purpose of making payment and for all other purposes, regardless of whether or not that debt security or coupon shall be overdue and notwithstanding any notice to the contrary.

Replacement of Securities Coupons

        Debt securities or coupons that have been mutilated will be replaced by our company at the expense of the holder upon surrender of the mutilated debt security or coupon to the security registrar. Debt securities or coupons that become destroyed, stolen, or lost will be replaced by our company at the expense of the holder upon delivery to the security registrar of evidence of its destruction, loss, or theft satisfactory to our company and the security registrar. In the case of a destroyed, lost, or stolen debt security or coupon, the holder of the debt security or coupon may be required to provide reasonable security or indemnity to the trustee and our company before a replacement debt security will be issued.

Governing Law

        The indentures, the debt securities, and the coupons will be governed by, and construed under, the laws of the State of New York without regard to the principles of conflicts of laws.

Concerning the Trustees

        We may from time to time maintain lines of credit, and have other customary banking relationships, with any of the trustees.

Senior Debt Securities

        The senior debt securities will rank equally with all of our company's other unsecured and non-subordinated debt.

Certain Covenants in the Senior Indenture

        The prospectus supplement relating to a series of senior debt securities will describe any material covenants in respect of that series of senior debt securities.

Subordinated Debt Securities

        The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. In addition, claims of creditors and preferred shareholders of our subsidiaries generally will have priority with respect to the assets and earnings of our subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, and preferred shareholders of our subsidiaries with regard to the assets of our subsidiaries. Creditors of our subsidiaries include trade creditors, secured creditors and creditors holding guarantees issued by our subsidiaries.

        Unless otherwise specified in a prospectus supplement, senior indebtedness shall mean the principal of, premium, if any, and interest on, all indebtedness for money borrowed by our company and any deferrals, renewals, or extensions of any senior indebtedness. Indebtedness for money borrowed by our company includes all indebtedness of another person for money borrowed that we guarantee, other than the subordinated debt securities, whether outstanding on the date of execution of the subordinated indenture or created, assumed or incurred after the date of the subordinated indenture. However, senior indebtedness will not include any indebtedness that expressly states to have the same rank as the subordinated debt securities or to rank junior to the subordinated debt securities. Senior indebtedness will also not include:

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  any of our obligations to our subsidiaries; and

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  any liability for federal, state, local or other taxes owed or owing by our company.

The senior debt securities constitute senior indebtedness under the subordinated indenture. A prospectus supplement will describe the relative ranking among different series of subordinated debt securities.

        Unless otherwise specified in a prospectus supplement, we may not make any payment on the subordinated debt securities and may not purchase, redeem, or retire any subordinated debt securities if any senior indebtedness is not paid when due or the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or the senior indebtedness has been paid in full. We may, however, pay the subordinated debt securities without regard to these limitations if the subordinated trustee and our company receive written notice approving the payment from the representatives of the holders of senior indebtedness with respect to which either of the events set forth above has occurred and is continuing. Unless otherwise specified in a prospectus supplement, during the continuance of any default with respect to any designated senior indebtedness under which its maturity may be accelerated immediately without further notice or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for 90 days after the receipt by the subordinated trustee of written notice of a default from the representatives of the holders of designated senior indebtedness. If the holders of designated senior indebtedness or the representatives of those holders have not accelerated the maturity of the designated senior indebtedness at the end of the 90 day period, we may resume payments on the subordinated debt securities. Only one notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to designated senior indebtedness during that period.

        In the event that we pay or distribute our company's assets to creditors upon a total or partial liquidation, dissolution or reorganization of our company or our company's property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness as their interests may appear. However, holders of subordinated debt securities will be permitted to receive distributions of shares and debt securities subordinated to the senior indebtedness. If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, the holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

        If payment of the subordinated debt securities is accelerated because of an event of default, either we or the subordinated trustee will promptly notify the holders of senior indebtedness or the representatives of the holders of the acceleration. We may not pay the subordinated debt securities until five business days after the holders or the representatives of the senior indebtedness receive notice of the acceleration. Afterwards, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time.

        As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness.

        The prospectus supplement relating to a series of subordinated debt securities will describe any material covenants in respect of any series of subordinated debt securities.

DESCRIPTION OF PREFERENCE SHARES

        The following is a description of the material general terms and provisions of the preference shares. The particular terms of any class or series of preference shares will be described in the applicable prospectus supplement.

        The following summary of terms of our preference shares is not complete. You should refer to the provisions of our Memorandum of Association, the Articles of Association and the resolutions of the Board of Directors relating to the approval and terms of each class or series of the preference shares which will be filed with the SEC at or prior to the time of issuance of a class or series of the preference shares.

        We are authorized to issue up to 75,000,000 shares of our company, par value $.01 per share. The Board of Directors has the power to designate whether an issue of shares shall be ordinary shares or preference shares. As of July 1, 2004, 47,402,779 ordinary shares were outstanding and no preference shares were outstanding. Subject to limitations prescribed by law, the Board of Directors is authorized at any time to:

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  issue one or more classes or series of preference shares;

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  determine the designation for any class or series of preference shares; and

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  determine the number of shares in any class or series.

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  The Board of Directors in approving the issuance of a class or series of preference shares shall determine, and the applicable prospectus supplement will set forth with respect to the class or series, the following:

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  whether dividends on that class or series of preference shares will be cumulative or non-cumulative;

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  the dividend rate and rights in respect of dividends on the preference shares of that class or series;

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  the liquidation preference per share of that class or series of preference shares, if any;

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  the voting powers, if any, of the preference shares of that class or series;

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  any redemption and sinking fund provisions applicable to that class or series of preference shares;

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  any conversion provisions applicable to that class or series of preference shares;

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  the terms of any other preferences or other rights and limitations, if any, applicable to that class or series of preference shares.

Dividends

        Holders of preference shares will be entitled to receive, when, as and if declared by the Board of Directors, dividends at the rates and on the dates as set forth in the prospectus supplement. Except as set forth below, no dividends will be declared or paid on any class or series of preference shares unless full dividends for all classes or series of preference shares which have the same rank as, or rank senior to, that class or series of preference shares, including any unpaid cumulative dividends, have been or contemporaneously are declared and paid. When those dividends are not paid in full, dividends will be declared pro rata so that the amount of dividends declared per share on that class or series of preference shares and on each other class or series of preference shares having the same rank as, or ranking senior to, that class or series of preference shares will in all cases bear to each other the same ratio that accrued dividends per share on that class or series of preference shares and the other preference shares bear to each other. In addition, generally, unless all dividends on the preference shares have been paid, no dividends will be declared or paid on the ordinary shares and generally we may not redeem or purchase any ordinary shares.

Convertibility

        No class or series of preference shares will be convertible into, or exchangeable for, other securities or property except as set forth in the prospectus supplement.

Redemption and Sinking Fund

        No class or series of preference shares will be redeemable or receive the benefit of a sinking fund except as set forth in the prospectus supplement.

Liquidation

        In the event we voluntarily or involuntarily liquidate, dissolve, or wind up our affairs, the holders of each class or series of preference shares will be entitled to receive the liquidation preference per share specified in the prospectus supplement plus an amount equal to accrued and unpaid dividends, if any, before any distribution to the holders of ordinary shares. If the amounts payable with respect to preference shares are not paid in full, the holders of preference shares will share ratably in any distribution of assets based upon the aggregate liquidation preference for all outstanding shares for each class or series. After the holders of preference shares are paid in full, they will have no right or claim to any of our remaining assets.

Voting

        Except as indicated below or in the prospectus supplement, the holders of preference shares will not be entitled to vote. If the equivalent of six quarterly dividends payable on any class or series of preference shares is in default, the number of directors constituting our Board of Directors will be increased by two and the holders of that class or series of preference shares, voting together as a class with all other classes or series of preference shares entitled to vote on the election of directors, will be entitled to elect those additional directors. In the event of a default, the Board of Directors will call a special meeting for the holders of all affected classes or series within 10 business days of the default for the purpose of electing the additional directors. Alternatively, the holders of record of a majority of the outstanding shares of all affected classes or series who are entitled to participate in the election of directors may elect the additional directors by written consent. If all accumulated dividends on any class or series of preference shares have been paid in full, the holders of shares of that class or series will no longer have the right to vote on directors and the term of office of each director so elected will terminate and the number of our directors will, without further action, be reduced by two.

        The majority vote of the holders of two-thirds of the outstanding shares of each class or series of preference shares voting together as a class, is required to authorize any amendment, alteration or repeal of the Articles of Association, the Memorandum of Association or the adoption of a special resolution by the shareholders of our company which would adversely affect the powers, preferences or special rights of the preference shares, including authorizing any class or series of shares with superior dividend and liquidation preferences.

Miscellaneous

        The holders of preference shares will have no preemptive rights. The preference shares, when issued, will be fully paid and nonassessable. Preference shares that we redeem or otherwise reacquire will resume the status of authorized and unissued shares of share capital undesignated as to class or series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preference shares while there is any arrearage on sinking fund installments except as may be set forth in a prospectus supplement. Neither the par value nor the liquidation preference is indicative of the price at which the preference shares will actually trade on or after the date of issuance. Payment of dividends on any class or series of preference shares may be restricted by loan agreements, indentures and other transactions we may enter into.

No Other Rights

        The shares of a class or series of preference shares will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the prospectus supplement, the Memorandum of Association, the Articles of Association, the Board of Directors' resolution approving the issuance of preference shares or as otherwise required by law.

Transfer Agent and Registrar

        The transfer agent for each class or series of preference shares will be described in the prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer fractional shares of preference shares, rather than full shares of preference shares. If we do, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular class or series of preference shares. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preference shares overlying that depositary share, to all rights and preferences of the preference shares overlying that depositary share. Those rights may include dividend, voting, redemption and liquidation rights. The particular terms of any depositary shares will be described in the applicable prospectus supplement.

        The shares of preference shares overlying the depositary shares will be deposited with a bank or trust company selected by us under a deposit agreement between us and the depositary. A depositary receipt will evidence the depositary shares issued under the deposit agreement. The depositary will be the transfer agent, registrar, and dividend disbursing agent for the depositary shares.

        Holders of depositary receipts will agree to be bound by the deposit agreement. Any actions required to be taken by holders of depositary receipts, including filing proof of residence and paying applicable charges, will be set forth in the deposit agreement.

        The following summary of the material provisions of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, and the Board of Directors' resolutions approving the issuance of the depositary shares for the applicable class or series of preference shares that are, or will be, filed with the SEC.

Dividends

        The depositary will distribute all cash dividends or other cash distributions received in respect of the class or series of preference shares overlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date for the preference shares.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable class or series of preference shares, as set forth in the prospectus supplement.

Redemption

        If a class or series of preference shares overlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preference shares held by the depositary. Whenever we redeem any preference shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preference shares so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from our company and not less than 35 nor more than 60 days prior to the date fixed for redemption of the preference shares and the depositary shares.

Voting

        Upon receipt of notice of any meeting at which the holders of preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preference shares. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preference shares overlying that holder's depositary shares. The record date for depositary receipts will be the same date as the record date for the preference shares. The depositary will try, as far as practicable, to vote the preference shares overlying the depositary shares in accordance with the provided instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preference shares to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preference Shares

        Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preference shares overlying the depositary shares. Partial shares of preference shares will not be issued. Holders of preference shares will not be entitled to deposit the shares under the deposit agreement to receive depositary receipts evidencing depositary shares for the preference shares.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between our company and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by our company or the depositary only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preference shares in connection with our dissolution and the distribution has been made to all the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preference shares and the initial issuance of the depositary shares, any redemption of the preference shares and all withdrawals of preference shares by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other applicable charges as provided in the deposit agreement to be for their accounts. The deposit agreement may list circumstances under which the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by depositary receipt if the charges are not paid.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preference shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preference shares.

        Neither we nor the depositary will be liable if either of us are prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the Deposit Agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the Deposit Agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preference shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give that information, and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering a notice to our company of its election to do so. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

Federal Income Tax Consequences

        Owners of the depositary shares will be treated for federal income tax purposes as if they were owners of the preference shares overlying the depositary shares. Accordingly, those owners will be entitled to take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of the overlying preference shares. In addition:

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  no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preference shares in exchange for depositary shares,

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  the tax basis of each share of preference shares to an exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged, and

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  the holding period for preference shares in the hands of an exchanging owner of depositary shares will include the period during which that person owned the depositary shares.

DESCRIPTION OF ORDINARY SHARES

        As of the date of this prospectus, our authorized share capital consists of one class of 75,000,000 ordinary shares, par value $.01 per share, of which 47,402,779 ordinary shares were outstanding as of July 21, 2004.

        The ordinary shares offered by this prospectus are validly issued, fully paid and nonassessable. There are no provisions of Cayman Islands law, our Memorandum of Association (the "Memorandum") or our Articles of Association (the "Articles") which impose any limitation on the rights of shareholders to hold or vote ordinary shares by reason of their not being resident in the Cayman Islands.

Dividends

        Holders of ordinary shares are entitled to receive dividends ratably when and as declared by the Board of Directors. The right to receive dividends is also subject to the rights of holders of preference shares, if any.

Liquidation

        In the event of any dissolution, liquidation or winding up of Apex Limited, whether voluntary or involuntary, after there shall have been paid or set aside for payment to the holders of any outstanding shares ranking senior to the shares as to distribution on liquidation, distribution or winding up, the full amount to which they shall be entitled, the holders of the then outstanding ordinary shares shall be entitled to receive, pro rata according to the number of ordinary shares registered in the names of such shareholders, any of our remaining assets available for distribution to our shareholders; provided, if, at such time, the holder of ordinary shares has any outstanding debts, liabilities or engagements to or with us (whether presently payable or not, either alone or jointly with any other person, whether a shareholder or not (including, without limitation, any liability associated with the unpaid purchase price of such ordinary shares)), the liquidator appointed to oversee our liquidation shall deduct from the amount payable in respect of such ordinary shares the aggregate amount of such debts, liabilities and engagements and apply such amount to any of such holder's debts, liabilities or engagements to or with us (whether presently payable or not). The liquidator may distribute, in kind, to the holders of the ordinary shares remaining assets or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity and receive payment therefor in cash, shares or obligations of such other corporation, trust or entity or any combination thereof, and may sell all or any part of the consideration so received, and may distribute the consideration received or any balance or proceeds thereof to holders of the ordinary shares.

Voting Rights

        The Articles provide that the quorum required for a general meeting of the shareholders is not less than one shareholder present in person or by proxy holding at least 50 percent of the issued and outstanding shares entitled to vote at such meeting. Subject to applicable law and any provision of the Articles requiring a greater majority, we may from time to time by special resolution alter or amend the Memorandum or Articles; voluntarily liquidate, dissolve or wind-up our affairs; reduce our share capital or any capital, redemption or reserve funds, or any share premium account; or change our name or alter our objects.

        Each shareholder is entitled to one vote per share on all matters submitted to a vote of shareholders at any such meeting. All matters, including the election of directors, voted upon at any duly held shareholders' meeting shall be carried by ordinary resolution, except (i) approval of a merger, consolidation or amalgamation which requires (in addition to any regulatory or court approvals) the approval of at least seventy-five percent of the outstanding voting shares, voting together as a single class; (ii) any matter that must be approved by special resolution, including any amendment of the Memorandum and Articles; and (iii) as otherwise provided in the Articles. A special resolution requires the approval of at least two-thirds of the votes cast by holders of the outstanding voting shares voting together as a s ingle class represented in person or by proxy at a duly convened meeting. An ordinary resolution requires the approval of a simple majority of votes cast at a meeting of shareholders represented in person or by proxy.

        The Articles provide that, except as otherwise required by law and subject to the rights of the holders of any class or series of shares we have issued having a preference over the ordinary shares as to dividends or upon liquidation to elect directors in specified circumstances, extraordinary general meetings of the shareholders may be called only by (i) the directors or (ii) at the request in writing of shareholders owning at least 25 percent of the outstanding shares generally entitled to vote.

        The ordinary shares have noncumulative voting rights, which means that the holders of a majority of the ordinary shares may elect all of our directors and, in such event, the holders of the remaining ordinary shares will not be able to elect any directors. Our board of directors is presently divided into three classes, of three directors each. At present, each class is elected for a term of three years, with the result that shareholders will not vote for the election of a majority of directors in any single year. Pursuant to the Articles, directors may be removed by the shareholders only with the vote of 80 percent of the outstanding shares generally entitled to vote. The classified board provision and the removal of directors by shareholder provision can only be amended with the vote of 80 percent of the outstanding shares generally entitled to vote.

        This classified board provision could prevent a party who acquires control of a majority of the outstanding voting power from obtaining control of the board of directors until the second annual shareholders meeting following the date the acquirer obtains the controlling share interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could thus increase the likelihood that incumbent directors will retain their positions.

Preemptive Rights

        No holder of our outstanding shares shall, by reason of such holding, have any preemptive rights to subscribe to any additional issue of shares of any class or series nor to any security convertible into such shares.

Transfer of Shares

        The Articles also provide that the board of directors may suspend the registration of transfers of ordinary shares for such periods as the board of directors may determine, but shall not suspend the registration of transfers for more than 40 days.

Other Class or Series of Shares

        The Articles authorize the directors to create and issue one or more classes or series of shares and determine the rights and preferences of each such class or series, to the extent permitted by the Articles and applicable law. There are no other classes or series of shares outstanding.

Transfer Agent

        Our registrar and transfer agent for all ordinary shares is American Stock Transfer & Trust Company.

Differences in Corporate Law

        The Companies Law (2003 Revision) (the "Companies Law") of the Cayman Islands is modeled after that of England, and differs in certain respects from such laws generally applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Law (including such modifications thereto adopted pursuant to the Articles) applicable to us which differ from provisions generally applicable to United States corporations and their shareholders. These statements are a brief summary of certain significant provisions of the Companies Law and, as such, do not deal with all aspects of every law that may be relevant to corporations and their shareholders.

  Interested Directors

        Our Articles provide that any transaction we enter into in which a director has an interest is not voidable by us nor can such director be liable to us for any profit realized pursuant to such transaction. A director having an interest in a transaction is entitled to vote in respect of such transaction provided the nature of the interest is disclosed at or prior to the vote on such transaction.

  Mergers and Similar Arrangements

        We may acquire the business of another company and carry on such business when it is within the objects of the Memorandum. The approval of the holders of at least 75 percent of the outstanding shares entitled to vote, voting together as a single class, at a meeting called for such purpose is required for us to (i) merge, consolidate or amalgamate with another company, (ii) reorganize or reconstruct us pursuant to a plan sanctioned by the Cayman Islands courts or (iii) sell, lease or exchange all or substantially all of our assets, except in the case of a transaction between us and any entity which we, directly or indirectly, control. In order to merge or amalgamate with another company or to reorganize and reconstruct itself, as a general rule, the relevant plan would need to be approved in accordance with the provisions of the Companies Law by the holders of not less than 75 percent of the votes cast at a general meeting called for such purpose and thereafter sanctioned by the Cayman Islands court. In respect of such a court sanctioned reorganization, while a dissenting shareholder may have the right to express to a Cayman Islands court his view that the transaction sought to be approved would not provide the shareholders with the fair value of their shares, (i) the court ordinarily would not disapprove the transaction on that ground absent other evidence of fraud or bad faith, and (ii) if the transaction were approved and consummated, the dissenting shareholder would have no rights comparable to the appraisal rights (as here defined, rights to receive payment in cash for the judicially determined value of their shares) ordinarily available to dissenting shareholders of Untied States corporations.

  Shareholders' Suits

        There does not appear to be any history of either a class action or a derivative action ever having been brought by shareholders in the Cayman Islands courts. There has, however, until recently been no official law reporting in the Cayman Islands and actions subject to the Confidential Relationships (Preservation) Law of 1976, as amended, are held in closed court. However, in this regard, the Cayman Islands courts ordinarily would be expected to follow English precedent, which would permit a minority shareholder to commence an action against or a derivative action in the name of the corporation only (i) where the act complained of is alleged to be beyond the corporate power of the corporation or illegal, (ii) where the act complained of is alleged to constitute a fraud against the minority perpetrated by those in control of the corporation, (iii) where the act requires approval by a greater percentage of the corporation's shareholders than actually approved it, or (iv) where there is an absolute necessity to waive the general rule that a shareholder may not bring such an action in order that there not be a denial of justice or a violation of the corporation's memorandum of association.

  Indemnification; Exculpation

        Cayman Islands law does not limit the extent to which a company's Articles of Association may provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be indemnified for fraud or willful default.

        Our Articles contain provisions providing for the indemnity by us of an officer, director, consultant, employee or agent of ours for threatened, pending or contemplated actions, suits or proceedings, whether civil, criminal, administrative or investigative (including, without limitation, an action by or the right of the company), brought against such indemnified person by reason of the fact that such person was an officer, director, consultant, employee or agent of ours. In addition, the board of directors may authorize us to purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the provisions of the Articles.

        We also purchase directors and officers liability insurance from third parties for our directors and officers. Our Articles provide that our directors and officers shall have no liability (i) for the acts, receipts, neglects, defaults or omissions of any other such director or officer or agent of ours or (ii) by reason of his having joined in any receipt for money not received by him personally or (iii) for any loss on account of defect of title to any of our property or (iv) on account of the insufficiency of any security in or upon which any money of ours shall be invested or (v) for any loss incurred through any bank, broker or other agent or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his part or (vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

  Inspection of Books and Records

        Shareholders of a Cayman Islands company have no general rights to inspect or obtain copies of the list of shareholders or corporate records of a corporation.

Anti-Takeover Effects of Articles of Association

        The Articles contain certain provisions that make more difficult the acquisition of control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with the directors. The directors believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with the directors. The directors would negotiate based upon careful consideration of the proposed terms, such as the price to be paid to shareholders, the form of consideration to be paid and the anticipated tax effects of the transaction. However, these provisions could have the effect of discouraging a prospective acquirer from making a tender offer or otherwise attempting to obtain control of us. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the shares.

        In addition to those provisions of the Articles discussed above, set forth below is a description of other relevant provisions of the Articles. The descriptions are intended as a summary only and are qualified in their entirety by reference to the Articles.

  Shareholder Action by Written Consent

        Cayman law permits shareholders to act by unanimous written consent.

  Availability of Our Ordinary Shares for Future Issuances

        The availability for issue of shares by our directors without further action by shareholders (except as may be required by applicable stock exchange requirements) could be viewed as enabling the directors to make more difficult a change in control of us, including by issuing warrants or rights to acquire shares to discourage or defeat unsolicited share accumulation programs and acquisition proposals and by issuing shares in a private placement or public offering to dilute or deter share ownership of persons seeking to obtain control of us.

  Shareholder Proposals

        The Articles provide that if a shareholder desires to submit a proposal for consideration at an annual general meeting or extraordinary general meeting, or to nominate persons for election as directors, written notice of such shareholder's intent to make such a proposal or nomination must be given and received by our secretary at our principal executive offices not later than (i) with respect to an annual general meeting, 60 days prior to the anniversary date of the immediately preceding annual general meeting and (ii) with respect to an extraordinary general meeting, the close of business on the tenth day following the date on which notice of such meeting is first sent or given to shareholders. The notice must describe the proposal or nomination in sufficient detail for a proposal or nomination to be summarized on the agenda for the meeting and must set forth (i) the name and address of the shareholder, (ii) a representation that the shareholder is a holder of record of our shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination, and (iii) the class and number of our shares which are beneficially owned by the shareholder. In addition, the notice must set forth the reasons for conducting such proposed business at the meeting and any material interest of the shareholder in such business. In the case of a nomination of any person for election as a director, the notice shall set forth: (i) the name and address of any person to be nominated; (ii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, (iii) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act, whether or not we are then subject to such Regulation; and (iv) the consent of each nominee to serve as a director, if so elected. The presiding officer of the annual general meeting or extraordinary general meeting shall, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure.

        The advance notice requirements regulating shareholder nominations and proposals may have the effect of precluding a contest for the election of directors or the introduction of a shareholder proposal if the procedures summarized above are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal.

DESCRIPTION OF WARRANTS

Presently Outstanding Warrants

        We have 450,000 warrants for the purchase of ordinary shares outstanding as of July 21, 2004. Each of our outstanding warrants are exercisable for one ordinary share at an initial exercise price ranging from $12.92 to $20.79 per share, subject to any adjustments made pursuant to the warrant agreements. Our outstanding warrants will expire on various dates ranging from April 1, 2008 to September 27, 2009. Our outstanding warrants are subject to warrant agreements that contains terms that, other than the exercise price and the expiration date, are similar to the terms of the warrant agreement by which the warrants to be issued under this prospectus will be governed.

Warrants that May be Issued

        We may issue warrants independently or together with preference shares or ordinary shares and may attach warrants to any offered securities. Each class or series of warrants will be issued under a separate warrant agreement to be entered into between our company and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of the material provisions of the warrants is not complete. You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of warrants for the complete terms of the warrant agreement.

        The prospectus supplement relating to a particular issue of warrants to issue ordinary shares or preference shares will describe the terms of the warrants, including the following:

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  the title of the warrants;

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  the offering price for the warrants, if any;

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  the aggregate number of the warrants;

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  the securities or other rights (including rights to receive payments in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices), purchasable upon exercise of such warrants;

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  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

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  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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  the dates on which the right to exercise the warrants shall commence and expire;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  the price at which and the currency or currencies, including composite currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

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  if applicable, a discussion of material U.S. federal income tax considerations;

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  the antidilution provisions of the warrants, if any;

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  the redemption or call provisions, if any, applicable to the warrants; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF ORDINARY SHARE PURCHASE RIGHTS

General

        We may issue ordinary share purchase rights. The ordinary share purchase rights may be issued independently or together with any other security and may or may not be transferable by the purchaser receiving the ordinary share purchase rights. In connection with an ordinary share purchase rights offering to our shareholders, certificates evidencing the ordinary share purchase rights and a prospectus supplement will be distributed to our shareholders on the record date set by us for receiving ordinary share purchase rights.

        The prospectus supplement relating to an ordinary share purchase rights offering will describe the following terms of the ordinary share purchase rights in respect of which this prospectus is being delivered:

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  the exercise price for the ordinary share purchase rights;

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  the number of ordinary share purchase rights issued to each shareholder;

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  the extent to which the ordinary share purchase rights are transferable;

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  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of the ordinary share purchase rights;

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  any other terms of the ordinary share purchase rights, including terms, procedures and limitations relating to the exchange and exercise of the ordinary share purchase rights; the date on which the right to exercise the ordinary share purchase rights shall commence, and the date on which the right shall expire;

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  the extent to which the ordinary share purchase rights includes an over-subscription privilege with respect to unsubscribed securities; and

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  if applicable, the material terms of any standby underwriting arrangement entered into by us in connection with the ordinary share purchase rights offering.

Exercise of the Ordinary Share Purchase Rights

        Holders of ordinary share purchase rights will be entitled to purchase for cash a principal amount of ordinary shares at an exercise price set forth in, or be determinable as set forth in, the prospectus supplement relating to the ordinary share purchase rights offering. The ordinary share purchase rights may be exercised at any time up to the close of business on the expiration date for the ordinary share purchase rights set forth in the prospectus supplement.

        After the close of business on the expiration date, all unexercised ordinary share purchase rights will become void.

        The ordinary share purchase rights may be exercised as set forth in the prospectus supplement relating to the ordinary share purchase rights offering.

        Upon receipt of payment and the ordinary share purchase rights certificate properly completed and duly executed at the corporate trust office of the agent for the ordinary share purchase rights or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares purchasable upon exercise. In the event that not all of the ordinary share purchase rights issued in any ordinary share purchase rights offering are exercised, we may decide to offer any unsubscribed ordinary shares directly to persons other than shareholders, to or through agents, underwriters or dealers or under standby underwriting arrangements or through a combination of these methods, as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We may sell the securities to or through underwriters or dealers, directly to other purchasers or through agents. A prospectus supplement will set forth the names of the underwriters, dealers or agents, if any, and any applicable commissions or discounts. In addition, we may from time to time distribute the ordinary share purchase rights and issue ordinary shares directly to purchasers or through agents in connection with the exercise of ordinary share purchase rights. In addition, in connection with any ordinary share purchase rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter will purchase any ordinary shares remaining unsubscribed for after the ordinary share purchase rights offering. We may also offer and sell securities directly to investors, through a specific bidding, auction or other process.

        From time to time, we may exchange securities for indebtedness or other securities that we may have outstanding. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, dealers acting on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, such third parties or their affiliates may issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our ordinary shares. If the applicable prospectus supplement indicates, this prospectus may be used in connection with the offering of such securities.

        The applicable prospectus supplement will set forth the terms of the offering of the securities, including the following:

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  the name or names of any underwriters;

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  the purchase price and the proceeds which we will receive from the sale;

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  any underwriting discounts and other items constituting underwriters' compensation;

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  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchanges on which the securities of a class or series may be listed.

        We will bear all costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus.

        Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by our company to any agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to the conditions precedent agreed to by the parties and the underwriters will be obligated to purchase all the securities of a class or series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Any underwriter, dealer or agent who participates in the distribution of an offering of securities may be considered by the SEC to be an "underwriter" under the Securities Act. Any discounts or commissions received by an underwriter, dealer or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We may agree to indemnify any underwriters, dealers and agents against or contribute to any payments the underwriters, dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

        In connection with an offering of securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

        We may authorize agents or underwriters to solicit offers by eligible institutions to purchase securities from our company at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable prospectus supplement. Agents and underwriters may be customers of, engage in transactions with, or perform services for, our company in the ordinary course of business.

        Each class or series of securities will be a new issue of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

LEGAL MATTERS

        Certain Cayman Islands legal matters, including the validity of the securities offered by this prospectus, will be passed upon for our company by Walkers, Grand Cayman, Cayman Islands. Certain U.S. legal matters will be passed upon for our company by Akin Gump Strauss Hauer & Feld LLP, New York, New York.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2003, have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, given on the authority of said firm as experts in accounting and auditing.

        Reserves for the San Cristobal project were calculated by Mine Reserves Associates, Inc. All such figures are included herein in reliance upon the authority of that firm as experts in such matters.

Apex Silver Mines Limited

4,250,000

Ordinary Shares

Prospectus Supplement

April 6, 2006

BMO Nesbitt Burns